As filed with the Securities and Exchange Commission on December 7, 2023.

Registration No. 333-274589

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

_____________________________________

Nevada	3590	35-2675388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street
San Francisco, CA 94104

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

_____________________________________

Registered Agents Inc.
401 Ryland St. Ste. 200-A
Reno, NV 89502
Phone: (775) 401-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	[•] [•] [•]

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2023

This is a firm commitment public offering of shares of common stock, par value $0.001 per share (the “Common Stock”) of Quality Industrial Corp. based on an assumed offering price of $___. Immediately prior to this offering, our Common Stock has been traded on the OTCPink marketplace operated by OTC Markets Group Inc (“OTC Pink”) under the symbol “QIND.” On December 5, 2023, the last reported sale price of the Common Stock on the OTC Market was $0.19 per share (the “Assumed Offering Price”), the average trading price for the 30 trading days preceding December 6, 2023, was $0.22 per share. The final public offering price of the shares of Common Stock in this offering will be determined through negotiation between us and the underwriters in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price.

We will apply to have our Common Stock listed on the NYSE American LLC (the “NYSE American”) under the symbol “QIND.” No assurance can be given that our application will be approved or that an active trading market on the NYSE American will develop. No assurance can be given that the trading prices of our Common Stock on the OTC Pink Market will be indicative of the prices of our Common Stock if our Common Stock were traded on the NYSE American. This offering will only occur if the NYSE American approves the listing of the Common Stock. If the NYSE American does not approve the listing of our Common Stock, we will not proceed with our offering.

We plan to effect a reverse stock split of our Common Stock at a ratio in the range of 1-for-2 and 1-for-20, as approved by written consent of our board of directors and the majority of our common shareholders by written consent, with the final ratio to be determined by our board of directors prior to the effective date of the registration statement of which this prospectus forms a part as well as the pricing of this offering.

We are a “controlled company” as defined by the corporate governance rules of the NYSE, our executive officers and directors and certain stockholders as a group collectively hold the majority of the voting control of the Company including 61.2% control held by Ilustrato Pictures International, Inc., an entity in which our director Mr. Nicolas Link has voting and dispositive control. For a more detailed description of risks related to being a “controlled company” see “Risk Factors.” As a result of being a “controlled company” within the meaning of the NYSE Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section titled “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves risks. See “Risk Factors” in this prospectus for a discussion of the risks that you should consider in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(1)	Total
Initial public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us	$	$

____________

(1)     After giving effect to the reverse stock split at a ratio of 1-for-[    ], as determined by our board of directors on June 22, 2023.

(2)      Underwriting discounts and commissions do not include a non-accountable expense allowance equal to [•]% of the initial public offering price payable to the underwriters. We will reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions. We may also issue warrants to the representative of the underwriters (the “representative’s warrants”) as a portion of the underwriting compensation payable to the underwriters in connection with this offering. See the section titled “Underwriting” beginning on page 75 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

We have granted to the underwriters of this offering an option for a period of [•] days from the date of this prospectus to purchase up to an additional [    ] shares of our Common Stock, an amount equal to [•]% of the number of shares offered hereby, on the same terms and conditions described herein, solely to cover over-allotments, if any. See “Underwriting” for more information.

The date of this prospectus is December [•], 2023.

i

ABOUT THIS PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide you with information different than that which is contained in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside of the United States: No action is being taken in any jurisdiction outside of the United States that would permit a public offering of the shares of our Common Stock or possession or distribution of this prospectus in any such jurisdiction. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may make reference to trademarks, service marks and trade names owned by us or other companies. All such trademarks, service marks and tradenames, if any, included in this prospectus are the property of their respective owners.

Unless otherwise indicated, market data and certain industry forecasts used throughout this prospectus were obtained from various sources, including internal surveys, market research, consultant surveys, publicly available information and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. The future performance of the industry and markets in which we operate and intend to operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

Unless the context requires otherwise, references in this prospectus to “the “Company,” “we,” “us,” and “our,” mean Quality Industrial Corp. a Nevada corporation, “Quality Industrial,” or “QIND,” and its operating subsidiary Quality International Co Ltd FZC, a company formed in the United Arab Emirates or “Quality International.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•        our Transition Report on Form 10-KT for the fiscal year ended June 30, 2023, filed with the SEC on August 21, 2023; our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 20, 2023.

•        our Current Reports on Form 8-K filed with the SEC on July 8, 2022, August 4, 2022, August 9, 2022, August 24, 2022, October 21, 2022, January 18, 2023, January 31, 2023, March 9, 2023, May 15, 2023, August 4, 2023, August 25, 2023, and October 30, 2023.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed by electronic mail to:

John-Paul Backwell
Chief Executive Officer
jp.backwell@qualityindustrialcorp.com

You may also access the documents incorporated by reference in this prospectus through our websites at https://qualityindustrialcorp.com and http://qualityinternational.ae/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that relate to future events or to our future operations or financial performance. Any forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statement.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” “scheduled” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this registration statement, we caution you that these statements are based on our estimates or projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance, experience or achievements to differ materially from those expressed or implied by any forward-looking statement. Actual results, level of activity, performance, experience, or achievements may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including our critical accounting policies and risks and uncertainties relating, to:

•        our strategies, prospects, plans, expectations, forecasts, or objectives;

•        our ability to achieve a marketable product and the costs and timing thereof;

•        our ability to raise additional financing when needed and the terms and timing thereof;

•        our ability to expand, protect and maintain our intellectual property rights;

•        our future operations, financial position, revenues, costs, expenses, uses of cash, capital requirements, our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•        the impact of COVID-19 and other adverse public health developments on our operations and our industry;

•        regulatory developments in the United States and other countries;

•        our compliance with all applicable laws, rules, and regulations, including those of the Securities and Exchange Commission, or SEC;

•        our plans to list our Common Stock on the NYSE American and whether an active trading market for our Common Stock will develop;

•        our ability to compete in the United States, the United Arab Emirates (the “UAE”) and internationally with larger and larger companies;

•        general economic, business, political and social conditions;

•        our reliance on and our ability to retain (and if necessary, timely recruit and replace) our officers, directors and key employees and their ability to timely and competently perform;

•        our ability to generate significant revenues and achieve profitability;

•        our ability to manage the growth of our business;

•        our commercialization of the platform and marketing capabilities and strategies;

•        our ability to expand, protect and maintain our intellectual property position;

•        our ability to fully remediate our identified internal control material weaknesses;

•        our ability to meet the initial or continuing listing requirement of the NYSE American Market;

•        our ability to comply with regulatory requirements relating to our business, and the costs of compliance with those requirements;

•        our ability to generate the significant amount of cash needed to service our debt obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing;

•        the specific risk factors discussed under the heading “Risk Factors” set forth in this prospectus summarized below; and

•        various other matters, many of which are beyond our control.

Summary of Risk Factors

Investing in our common stock is speculative and involves a high degree of risk. These risks are discussed more fully in the “Risk Factors” section and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 7 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Relating to Macro Conditions and Our Financial Condition

•        We have substantial goodwill on our balance sheet, which could impact our earnings or losses through future write-offs.

•        Our ability to generate sufficient cash to service debt and refinance depends on various factors, some beyond our control.

•        Our projections are subject to substantial risks, including legislative changes and regulatory shifts, which may lead to significant variances in our expected revenues, market share, expenses, and profitability.

•        Failing to identify, complete, and integrate acquisitions could harm our operational performance.

•        The Company’s failure to make timely payments under the Quality International share purchase agreement could result in the transaction being terminated by the shareholders of Quality International, which would significantly impact the company’s revenue, including a substantial or total loss of any investment in our securities.

•        Risks associated with climate change and shifting stakeholder views may have adverse effects on our business.

•        We may be adversely affected by the effects of inflation.

•        We are dependent on the availability of raw materials, parts, and components used in our products.

•        Commodity price increases may impact our product costs and earnings sustainability.

•        Performance issues, manufacturing errors, or supply shortages may lead to market share and acceptance losses.

•        The markets in which we operate are highly competitive, which could reduce our sales and operating margins.

•        Information systems interruptions or cybersecurity intrusions may disrupt our operations.

•        Our international expansion is critical to long-term success but involves international operational risks.

•        Environmental regulation uncertainty and climate change risks could impact our financial position.

•        Significant fluctuations in foreign currency exchange rates may harm our financial results.

•        We are dependent on financing for the continuation of our operations.

Risks Relating to Our Industry and Market

•        Our long-term, fixed price contracts occasionally involve risks like cost overruns, inflation, labor and supplier issues, and potential claims for damages.

•        The success of our business depends on our ability to maintain and enhance our reputation and brand.

•        In the event that we are unable to successfully compete in our industry, we may see lower profit margins.

•        If we are unable to successfully manage growth, our operations could be adversely affected.

•        Delays or inability to adapt to market changes, customer demands, or technology trends may harm our business and intellectual property.

•        Oil and natural gas price trends affect our customers’ activity and demand for our services and products, impacting our business.

•        Our business relies on customer capital spending; reductions could adversely affect us.

•        Supply constraints, raw material prices, and transportation availability can negatively impact our operations.

•        Our ability to operate and our growth potential could be materially and adversely affected if we cannot attract, employ, and retain technical personnel at a competitive cost.

•        Demand for the products we distribute could decrease if the manufacturers of those products were to sell a substantial amount of goods directly to end users in the markets we serve.

•        We may experience unexpected supply shortages.

•        Supplier price reductions could affect our inventory value and margins.

•        A substantial decrease in the price of steel could significantly lower our gross profit or cash flow.

•        If steel prices rise, we may be unable to pass along the cost increases to our customers.

•        We may not have adequate insurance for potential liabilities, including liabilities arising from litigation.

•        Our operations are subject to hazards inherent in the oil and gas industry and, as a result, we are exposed to potential liabilities that may affect our financial condition and reputation.

•        Investments in emerging markets, especially the Middle East and UAE, involve political, social, and economic uncertainties that can affect the value of our investments.

•        We are exposed to risks from potentially unpredictable legal and regulatory environments in the UAE and Middle East region.

•        We are exposed to risks arising from potential changes in the UAE’s visa legislation, which could adversely impact our business operations.

•        We are subject to risks associated with potential unlawful or arbitrary governmental actions in the UAE, which could negatively impact our operations and financial performance.

v

•        We are subject to the risk of international sanctions, which could significantly impact our business activities, results of operations and financial condition.

Risks Related to Legal, Accounting and Regulatory Matters

•        An unfavorable outcome of any pending contingencies or litigation could adversely affect us.

•        The sale of our products involves potential product liability and related risks that could expose us to significant insurance and loss expenses.

•        Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

•        If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

•        Failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or other applicable anti-bribery laws could have an adverse effect on us.

•        Changes in Tax laws or exposure to additional income tax liabilities could have a material impact on our company, the results of operations, financial conditions and cash flows.

•        Laws and regulations governing international business operations could adversely impact our company.

•        We are subject to changes in contract estimates in our subsidiary.

Risks Related to our Management and Control Persons

•        Our largest shareholder, officer and director, Nicolas Link holds substantial control over the Company through Ilustrato Pictures International, Inc., an entity controlled by Mr. Link. Therefore his vote alone is able to influence all corporate matters, which could be deemed by shareholders as not always being in their best interests.

•        We are dependent on the continued services of our director and executive chairman and officers and if we fail to keep them or fail to attract and retain qualified senior executives and key technical personnel, our business may not be able to expand.

•        Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

•        The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

•        Our officers may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is lengthy, costly, and disruptive.

•        Certain officers and directors have other business activities which might cause them to allocate less time to work on our business.

Risks Relating to our Securities

•        We may conduct offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

•        Our common stock price may be volatile and could fluctuate, which could result in substantial losses for investors.

•        Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

•        The issuance of shares of our common stock upon conversion or exercise of convertible notes will dilute ownership to existing shareholders and may cause our stock price to fall.

•        Issuing more common or preferred stock in the future could dilute existing stockholders and discourage potential beneficial transactions for them.

•        We may become involved in securities class action litigation that could divert management’s attention and harm our business.

Risk Related to COVID-19

•        Our business and future operations may be adversely affected by epidemics and pandemics, such as the COVID-19 outbreak.

General Risk Factors

•        Our success depends on our executive management and other key personnel.

•        Challenges with respect to labor availability could negatively impact our ability to operate or grow the business.

•        We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

PROSPECTUS SUMMARY

This summary highlights information about this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision. References in this prospectus to “we,” “us,” “our,” and the “Company” refer to Quality Industrial Corp. and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires.

The following summary contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Registrant’s Securities to be Registered.”

Overview

We aim to be a leader in the manufacture and assembly of heavy engineering equipment and precision engineered technology for the industrial, oil & gas, and utility sectors.

Quality International Co Ltd FZC (“Quality International”), our subsidiary and operating company, is a turnkey provider of total integrated solutions to the global energy and infrastructure market with over twenty years of operating experience. Quality International is ISO Certified with international accreditations, specializing in design, engineering, procurement, fabrication, testing, construction, manufacturing and site installation of heavy engineering equipment, process skids and modules, pipe spools and piping systems, offshore structures, and tank farms. With a wide spectrum of services, Quality International meets stringent customer demands through a broad range of competent, ultra-reliable engineering solutions and services.

Based in the United Arab Emirates (UAE), Quality International has manufacturing facilities in Sharjah with a total manufacturing area of over 220,000 square meters in Sharjah including its own waterfront facility for final assembly and loading of very large equipment/modules directly onto barges and ships.

Quality International designs projects and equipment as per customer-specific requirements in stainless steel, duplex, super duplex, carbon steel, alloy steel and clad construction. In addition to this, Quality International also manufactures equipment as per the following industry standards, American Society of Mechanical Engineers (ASME), Pressure Directive (PD) 5500, Tubular Exchange Manufacturers Association (TEMA), American Petroleum Institute (API) 650, 620 and other international standards.

Quality International’s customers are Engineering, Procurement, and Construction (“EPC”) Contractors, technology providers and multinational companies who are leaders in their respective industries. Some of Quality International’s past and present customers include EPC Contractors such as McDermott, Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products, having required infrastructure and equipment to be manufactured for end users such as ADNOC, BP, Chevron, Shell, Sasol, Sonatrach and Total.

We aim to become a global leader in the manufacture and assembly of equipment and technology for the wider energy sector as it aims to reduce carbon in its operations and transition to greener forms of energy production. Quality International currently manufactures infrastructure and equipment for the hydrogen industry and we aim to further expand its manufacturing of the vital infrastructure and equipment required for the offshore wind industry as well as for the production of low carbon energies, decarbonization solutions such as green hydrogen, and sustainable fuels.

We changed ownership on May 28, 2022, when Ilustrato Pictures International Inc. (“ILUS”) acquired 77,669,078 of the outstanding shares in our Company, which at the time and through the date of this prospectus represent a significant controlling power. Consequently, ILUS is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Also, during that year, Mr. Nicolas Link, the beneficial owner of ILUS, was appointed as our Executive Chairman of the Board, Mr. John-Paul Backwell was appointed as our Chief Executive Officer and Mr. Carsten Falk was appointed as our Chief Commercial Officer.

In line with the change in control and business direction, we changed our name to Quality Industrial Corp. and began trading on the OTC Market under the ticker QIND, with a market effective date of August 4, 2022.

Reverse Stock Split

On June 22, 2023, the board of directors approved the granting of discretionary authority to the board of directors, at any time or times for a period of up to twelve months, to adopt an amendment (the “Amendment”) to our articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) with a ratio within the range of 1-for-2 to 1-for-20 (the “Reverse Stock Split Ratio”). On June 22, 2023, we received a written consent in lieu of a meeting by the holder of 77,669,078 shares of our common stock (the “Majority Stockholder”) authorizing the Reverse Stock Split and Reverse Stock Split Ratio for a period of up to twelve months conditional upon and concurrent with uplisting to a national stock exchange.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•        requiring only two years of audited financial statements in addition to any required unaudited interim financial statements, with a correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our periodic filings made under the Securities Act of 1933, as amended (the “Securities Act”);

•        reduced disclosure about our executive compensation arrangements;

•        no non-binding shareholder advisory votes on our executive compensation, including any golden parachute arrangements; and

•        exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on the price of our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

The Offering

Common Stock Offered by Us	_____ shares of Common Stock.
Option to Purchase Additional Shares of Common Stock

We have granted the underwriters an option for a period of __ days from the date of this prospectus to purchase up to _____additional shares of our Common Stock, an amount equal to __% of the number of shares offered hereby, on the same terms and conditions as set forth herein, to cover over-allotments, if any.

Common Stock to be Outstanding Immediately Prior to this Offering	_____shares.
Common Stock to be Outstanding Immediately After this Offering	_____shares (or shares if the underwriters exercise their option to purchase additional shares in full) based on the Assumed Offering Price of $___.
Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $___million, or approximately $___ million if the representative of the underwriters exercises its option to purchase additional shares in full, in each case, after deducting underwriting discounts and our estimated offering expenses.

We currently intend to use approximately [    ]% of the net proceeds of this offering for acquisition tranche payment obligations, for working capital and general corporate purposes and for repayment in full of the Sky Holding, and the 1800 Diagonal Lending Notes. See “Use of Proceeds” in this prospectus.

Risk Factors

Investing in our Common Stock involves significant risks. Before making a decision whether to invest in our Common Stock, please read the information contained under the heading “Risk Factors” in this prospectus.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of Common Stock in the aggregate equal to [•]% of the shares of Common Stock to be issued and sold in this offering (including any shares of Common Stock sold upon exercise of the over-allotment option). The warrants are exercisable for a price per share equal to [•]% of the public offering price. The warrants are exercisable at any time and from time to time, in whole or in part, during the period commencing six (6) months from the date of commencement of sales of the offering and ending on [•].

Lock-up Agreements

We and our directors, officers and certain shareholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the closing of this offering as described in further detail in this prospectus. See “Underwriting Lock-Up Agreements.”

Transfer Agent	Pacific Stock Transfer, Inc.
Common Stock Trading Symbol; Proposed NYSE American Trading Symbol	Our shares currently trade on the OTC Market under the trading symbol “QIND” at present. We will apply to list our Common Stock on the NYSE American under the same symbol “QIND.”

The number of shares of Common Stock to be outstanding after this offering is based on ___shares outstanding as of December __, 2023, and excludes:

•        5,408,6601 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes;

•        250,000 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $1.64 per share; and

•        any securities issuable upon the exercise of the underwriters’ over-allotment option; and

•        _______ shares of Common Stock issuable upon exercise by the underwriter under its underwriter’s warrant

Except as otherwise indicated, all information in this prospectus assumes:

•        that the Assumed Offering Price is $ per share; and

•        a reverse stock split effected on _________ __, 2023 at a ratio of 1-for_.

____________

1         The notes issued to 1800 Diagonal Lending convert at 65% multiplied by the lowest trading price for the common stock during the ten trading days prior to the conversion date. Calculation is based upon a conversion price of $0.25.

Summary Financial Data

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus. The balance sheet data and summary statements of operations data at and for the fiscal year ended June 30, 2023, and 2022, respectively, have been derived from our audited consolidated financial statements and footnotes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results or of the results we expect in the future, nor are our results for part of the year necessarily indicative of the results to be expected for the full year.

Balance Sheet Data (in US thousand)	June 30, 2023	June 30, 2022
Cash and Cash Equivalents	$1,708	$1,114
Total Assets	$205,203	$186,601
Total Liabilities	$172,290	$166,232
Total Stockholders’ Equity (Deficit)	$32,913	$20,369
Statement of Operations (in US thousand)	Year Ended June 30, 2023	Year Ended June 30, 2022
Revenue	$87,147	$18,216
Net Income	$9,589	$(2,596)
Earnings Per Share	$0.08	$(0.03)

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. In assessing the risks below, you should also refer to the other information contained in this prospectus, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risks Relating to Macro Conditions and Our Financial Condition

We have a substantial amount of goodwill on our balance sheet. Future write-offs of goodwill may have the effect of decreasing our earnings or increasing our losses.

We have obtained growth through the acquisition of Quality International. Under existing accounting standards, we are required to periodically review goodwill assets for possible impairment. In the event that we are required to write down the value of any assets under these pronouncements, it may materially and adversely affect our operating results, financial condition, and the price of our common stock. See the more detailed discussion appearing as part of our Management’s Discussion and Analysis of Financial Condition and Results of Operations and in our financial footnotes. The percentage of our goodwill compared to our total assets as of June 30, 2023, was 27.5%.

Our ability to generate the significant amount of cash needed to service our debt obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors, many of which may be beyond our control.

Our ability to make scheduled payments on, or to refinance our obligations under, our debt, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business factors, many of which may be beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated business opportunities will be realized on schedule or at all, or that future borrowings will be available to us in amounts sufficient to enable us to service our indebtedness and any amounts borrowed under future credit facilities, or to fund our other liquidity needs.

We will use cash to pay the principal and interest on our debt. These payments limit funds otherwise available for working capital, capital expenditures, acquisitions, collaborations, and other purposes. As a result of these obligations, our current liabilities may exceed our current assets. We may need to take on additional debt as we expand in our industry, which could increase our ratio of debt to equity. The need to service our debt may limit funds available for other purposes and our inability to service debt in the future could lead to acceleration of our debt and foreclosure on assets.

We cannot assure that we will be able to refinance any of our indebtedness or obtain additional financing as well as prevailing market conditions. As a result, we could face liquidity problems and might be required to dispose of material assets or operations to meet our indebtedness service and other obligations.

Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations of the jurisdictions in which we operate, or seek to operate, our business. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

We operate in a rapidly evolving and highly competitive industry and our projections are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on our assessment of factors that are inherently beyond our control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different jurisdictions.

Furthermore, if we invest in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, we may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.

Additionally, our business may be affected by reductions in customer acquisition, customer persistency and customer spending as a result of numerous factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt timely measures to compensate for any unexpected shortfall in income. Our profitability projections make numerous assumptions about the expected future levels of various expense items. Historically most of these expense items have been relatively stable or predictable either in absolute terms or in relation to revenue but there is no certainty that such stability or predictability will continue into the future. These inabilities could cause our operating results in a given period to be higher or lower than expected. If actual results differ from our estimates, analysts may react negatively, and our share price could be adversely impacted.

If we are unable to successfully identify, complete and integrate acquisitions, our results of operations could be adversely affected.

Acquisitions have been and will continue to be a significant component of our growth strategy, including the recent acquisition of Quality International. We seek to identify and complete acquisitions and may continue to make strategic acquisitions. Our previous or future acquisitions may not be successful or may not generate the financial benefits that we expected to achieve at the time of acquisition. In addition, there can be no assurance that we will be able to locate suitable acquisition candidates in the future or acquire them on acceptable terms or, because of competition in the marketplace and limitations imposed by the agreements governing our indebtedness or the availability of capital, that we will be able to finance future acquisitions. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms.

Acquisitions involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies, difficulty in assimilating the operations and personnel of the acquired businesses, disruption of our existing business, dissipation of our limited management resources and impairment of relationships with employees and customers of the acquired business as a result of changes in ownership. For instance, we considered acquiring a 51% interest in Petro Line FZ-LLC (“Petro Line”), entering into a share purchase agreement on January 27, 2023, (the “Petro Line Share Purchase Agreement”). However, the acquisition never materialized after a fire at a Petro Line factory. An investigation into the fire’s impact led us to subsequently terminate the Petro Line Share Purchase Agreement on July 31, 2023, and no payments to Petro Line were made. Such incidents can significantly affect our financial and operational outlook.

While we believe that strategic acquisitions can improve our competitiveness and profitability, these activities could have a material adverse effect on our business, financial condition, and operating results. We may incur significant costs such as transaction fees, professional service fees and other costs related to future acquisitions. We may also incur integration costs following the completion of any such acquisition as we integrate the acquired business with the rest of our Company. Although we expect that the realization of efficiencies related to the integration of any acquired businesses will offset the incremental transaction and acquisition-related costs over time, this net financial benefit may not be achieved in the near term, or at all.

The Company’s failure to make timely payments under the Quality International share purchase agreement could result in the transaction being terminated by the shareholders of Quality International.

If the Company fails to make any of the payment amounts pursuant to the share purchase agreement and amendments thereto, and such failure is not timely cured by the Company through new negotiated terms or payment date extensions, the shareholders of Quality International have the right but not the obligation to terminate the transaction. If the transaction is terminated as a result of the Company’s failure to make all due payments, the Company would be liable to Quality International for an amount defined under the amended purchase agreement as the break fee, which is capped at $3.5 million. In addition to the break fee, the Company would be potentially exposed to other expenses related to any settlement and recovery of paid amounts to Quality International, including any or all debt incurred, guaranteed and paid by the Company and contemplated as future borrowings used for the continuous operation of the Company and its subsidiary. Therefore, in addition to the financial liabilities mentioned in this paragraph, our investors would be exposed to a potential loss of a portion or all of their investment in the event the transaction with Quality International is terminated.

Risks associated with climate change and other environmental impacts, and increased focus and evolving views of our customers, shareholders, and other stakeholders on climate change issues, could negatively affect our business and operations.

The effects of climate change create short and long-term financial risks to our business, both in the UAE and globally. We have significant operations located in regions that have been, and may in the future be, exposed to significant weather events and other natural disasters. Climate related changes can increase variability in or otherwise impact natural disasters, including weather patterns, with the potential for increased frequency and severity of significant weather events (e.g., flooding, hurricanes, and tropical storms), natural hazards (e.g., increased wildfire risk), rising mean temperature and sea levels, and long-term changes in precipitation patterns (e.g., drought, desertification, and/or poor water quality). We expect climate change could affect our facilities, operations, employees, and communities in the future, particularly at facilities in coastal areas and areas prone to extreme weather events and water scarcity. Our suppliers are also subject to natural disasters that could affect their ability to deliver or perform under our contracts, including as a result of disruptions to their workforce and critical infrastructure. Disruptions also impact the availability and cost of materials needed for manufacturing and could increase insurance and other operating costs.

Increased worldwide focus on climate change has led to legislative and regulatory efforts to combat both potential causes and adverse impacts of climate change, including regulation of greenhouse gas emissions. New or more stringent laws and regulations related to greenhouse gas emissions and other climate change related concerns may adversely affect us, our suppliers, and our customers. Some of our facilities are, for example, engaged in manufacturing processes that produce greenhouse gas emissions, including carbon dioxide, or rely on products from others that do so. We have worked for years to reduce our reliance on fossil-based energy sources, to decrease our greenhouse gas emissions, to reduce our consumption of water and production of waste, and to ensure our compliance with environmental regulations where we operate, enhancing our record of environmental sustainability. However, new, and evolving laws and regulations could mandate different or more restrictive standards, could require capital investments to transition to low carbon technologies, could adversely impact our ongoing operations, and could require changes on a more accelerated time frame. Our suppliers may face similar challenges and incur additional compliance costs that are passed on to us. These direct and indirect costs may adversely impact our results.

We may be adversely affected by the effects of inflation.

Inflation in wages, materials, parts, equipment, and other costs has the potential to adversely affect our results of operations, cash flows and financial position by increasing our overall cost structure, particularly if we are unable to achieve commensurate increases in the prices, we charge our customers for our products and services. In addition, the existence of inflation in the economy has the potential to result in higher interest rates, which could result in higher borrowing costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects. We have currently experienced inflationary pressures on its supply chain due to increased shipping costs, increased energy prices for manufacture of our commercial products as well as increased prices from suppliers of raw materials. We have so far been able to offset inflationary pressure to consumers, but it cannot be guaranteed that that our results of operations will not be adversely affected by inflation in the future and could reduce sales and/or operating margins, and overall financial performance.

We are dependent on the availability of raw materials, parts, and components used in our products.

While we manufacture certain parts and components used in our products, we also require substantial amounts of raw materials and purchases of certain parts and components from suppliers. The availability of and prices for raw materials, parts and components may be subject to curtailment or change due to, among other things, suppliers’ allocations to other purchasers, interruptions in production by suppliers, including due to geopolitical or civil unrest, unfavorable economic or industry conditions, labor disruptions, supply chain disruptions, catastrophic weather events, natural disasters, the occurrence of a contagious disease or illness, changes in exchange rates and prevailing price levels. Any change in the supply of, or price for, these raw materials or parts and components could materially affect us and our financial condition, results of operations and cash flow.

Increases in the price of commodities could impact the cost or price of our products, which could impact our ability to sustain and grow earnings.

Our manufacturing processes consume significant amounts of raw materials, the costs of which are subject to worldwide supply and demand factors, as well as other factors beyond our control. Raw material price fluctuations may adversely affect our results. We purchase, directly and indirectly through component purchases, significant amounts of plastic, aluminum, steel, and other raw materials. In the past raw material prices have experienced volatility which has been unforeseen and unexpected. Commodity pricing has fluctuated over the past few years and may continue to do so in the future. Such fluctuations could have a material effect on our results of operations, balance sheets and cash flows and impact the comparability of our results between financial periods.

We may be subject to loss in market share and market acceptance as a result of performance failures, manufacturing errors, delays, or shortages.

There is a risk that for unforeseen reasons we may be required to repair or replace products in use or to reimburse customers for products that fail to work or meet strict performance criteria. To date, we have experienced some product failures related to electronic and mechanical components within equipment and vehicles. These are either repaired under warranty or at cost to the customer or under a maintenance agreement.

Other disruptions in the supply chain process or product sales and fulfilment systems for any reason, including equipment malfunction, failure to follow specific protocols and procedures, supplier facility shut-downs, defective raw materials, wars and conflict, natural disasters such as hurricanes, tornadoes or wildfires, property damage from riots, and other environmental factors and the impact of epidemics or pandemics, such as Covid-19, and actions by businesses, communities and governments in response, could lead to launch delays, product shortage, unanticipated costs, lost revenues and damage to our reputation.

We have taken steps to limit remedies for product failure to the repair or replacement of malfunctioning or non-compliant products or services, and also attempt to exclude or minimize exposure to product and related liabilities by including in our standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on our aggregate liability. From time to time, in certain sales transactions, we may negotiate liability provisions that vary from such standard forms. There is a risk that our contractual provisions may not adequately minimize our product and related liabilities or that such provisions may be unenforceable. We intend to carry product liability insurance, but coverage we secure may not be adequate to cover potential claims. Moreover, to the extent we have to repair, reimburse, or expend funds to cover customer service issues, our results of operations will be negatively affected.

The markets in which we operate are highly competitive which could reduce sales and operating margins.

Most of our products are sold in competitive markets. Maintaining and improving a competitive position will require continued investment in manufacturing, engineering, quality standards, marketing, customer service and support and distribution networks. We may not be successful in maintaining our competitive position. Our competitors may develop products and methods that are more efficient or may adapt quicker to new technologies or evolving customer requirements. We may not be able to compete successfully with existing competitors or with new competitors. Pricing pressures may require us to adjust the prices of products to stay competitive. Failure to continue competing successfully could reduce sales, operating margins, and overall financial performance.

Our business operations may be adversely affected by information systems interruptions or cybersecurity intrusions.

We depend on various information technologies to administer, store, and support multiple business activities. If these systems are damaged, cease to function properly or are subject to cyber-security attacks, such as those involving unauthorized access, malicious software and/or other intrusions, we could experience production downtimes, operational delays, other detrimental impacts on operations or the ability to provide products and services to its customers, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems or networks, financial losses from remedial actions, loss of business or potential liability, penalties, fines and/or damage to our reputation. We attempt to mitigate these risks by employing a number of measures, including an IT manager employed by ILUS to assist QIND with cyber security expertise, and who reports directly to our management team overseeing the parent company and its subsidiaries regarding employee training, technical security controls and maintenance of backup and protective systems. Despite our efforts to mitigate these risks, our systems, networks, products, and services remain potentially vulnerable to known or unknown threats, any of which could have a material adverse effect on the Company and its financial condition or results of operations. Further, given the unpredictability, nature, and scope of cyber-security attacks, it is possible that potential vulnerabilities could go undetected for an extended period. We have currently not been subject to cybersecurity breaches in our supply chain, software, or services used in our products, services, or business. A severe future cybersecurity incident in our supply chain could however reduce sales, operating margins, and overall financial performance.

Our long-term success depends, in part, on our ability to operate and expand internationally, and our business is susceptible to risks associated with international operations.

Currently, we only maintain operations in the United Arab Emirates, and plan to continue our efforts to expand globally, in jurisdictions where we do not currently operate. We expect international operations and export sales to continue to constitute the majority of our sales and assets in the foreseeable future. Managing a global organization is difficult, time consuming and expensive, and any international expansion efforts that we undertake may not be profitable in the near or long term. Although we have operating experience in many foreign jurisdictions, we must still continue to make significant investments to build our international operations. Our sales from international operations and sales from export are both subject in varying degrees to risks inherent in doing business outside the United States. These risks include the following:

•        Costs, risks, and uncertainties associated with tailoring our services in international jurisdictions as needed to better address both the needs of customers, and the threats of local competitors.

•        Risks of economic instability, including due to inflation.

•        Uncertainties in forecasting revenues and expenses in markets where we have not previously operated.

•        Costs and risks associated with local and national laws and regulations governing the industries in which we operate, health and safety, climate change and sustainability, and labor and employment.

•        Operational and compliance challenges caused by distance, language, and cultural differences.

•        Costs and risks associated with compliance with international tax laws and regulations.

•        Costs and risks associated with compliance with the U.S. Foreign Corrupt Practices Act and other laws in the United States related to conducting business outside the United States, as well as the laws and regulations of non-U.S. jurisdictions governing bribery and other corrupt business activities.

•        Costs and risks associated with human trafficking, modern slavery and forced labor reporting, training and due diligence laws and regulations in various jurisdictions.

•        Being subject to other laws and regulations, including laws governing online advertising and other Internet activities, email and other messaging, collection and use of personal information, ownership of intellectual property, taxation, and other activities important to our online business practices.

•        Currency exchange rate fluctuations and restrictions on currency repatriation.

•        Competition with companies that understand the local market better than we do or that have preexisting relationships with regulators and customers in those markets.

•        Adverse effects resulting from the United Kingdom’s exit from the European Union (commonly known as “Brexit”)

•        Reduced or varied protection for intellectual property rights in some countries

•        Disruption of operations from labor and political disturbances.

•        Withdrawal from or renegotiation of international trade agreements and other restrictions on the trade between the United States and other countries

•        Changes in tariff and trade barriers; and

•        Geopolitical events, including natural disasters, climate change, public health issues, political instability (such as war between Ukraine and Russia), terrorism, insurrection, or war.

Entry into certain transactions with foreign entities now or in the future may be subject to government regulations, including review related to foreign direct investment by U.S. or foreign government entities. If a transaction with a foreign entity is subject to regulatory review, such regulatory review might limit our ability to enter into the desired strategic alliance and thus our ability to carry out our long-term business strategy.

Operating in international markets also requires significant management attention and financial resources. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs without a corresponding benefit. We cannot guarantee that our international operations or expansion efforts will be successful.

Any of these events as well as related events not aforementioned, could have a materially adverse impact on our Company and its operations.

Uncertainty related to environmental regulation and industry standards, as well as physical risks of climate change, could impact our results of operations and financial position.

Increased public awareness and concern regarding environmental risks, including global climate change, may result in more international, regional and/or federal requirements or industry standards to reduce or mitigate global warming and other environmental risks. New climate change laws and regulations could require us to change our manufacturing processes or obtain substitute materials that may cost more or be less available for its manufacturing operations. Various jurisdictions in which we do business have implemented, or in the future could implement or amend, restrictions on emissions of carbon dioxide or other greenhouse gases, limitations or restrictions on water use, the production of single use plastics, regulations on energy management and waste management and other climate change-based rules and regulations, which may increase our expenses and adversely affect its operating results. In addition, the physical risks of climate change may impact the availability and cost of materials, sources and supply of energy, product demand and manufacturing and could increase insurance and other operating costs. The expected future increased worldwide regulatory activity relating to climate change could expand the nature, scope, and complexity of matters that we are required to control, assess, and report. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements upon us, our suppliers, our customers, or our products, or our operations are disrupted due to physical impacts of climate change on us, our customers or our suppliers, our business, results of operations and financial condition could be adversely impacted.

Significant fluctuations in foreign currency exchange rates may harm our financial results.

We are exposed to fluctuations in foreign currency exchange rates, particularly with respect to the UAE which is pegged to the U.S. dollar. Any significant change in the value of the currencies of the countries in which we do business against the U.S. dollar could affect our ability to sell products competitively and control its cost structure, which could have a material adverse effect on our results of operations.

A significant or sustained decline in commodity prices including oil could negatively impact the levels of expenditures by certain company customers.

Demand for our products depends, in part, on the level of new and planned expenditures by certain of our customers. The level of expenditures by our customers is dependent on, among other factors, general economic conditions, availability of credit, economic conditions within their respective industries and expectations of future market behavior. Our profitability may be adversely affected during any periods of unexpected or rapid increases in interest rates and volatility in commodity prices, including oil, can negatively affect the level of these activities and impact our subsidiary and can result in postponement of capital spending decisions or the delay or cancellation of existing orders. The ability of our customers to finance capital investment and maintenance may also be affected by the conditions in their industries. Reduced demand for our products could result in the delay or cancellation of existing orders or lead to excess manufacturing capacity, which unfavorably impacts the absorption of fixed manufacturing costs. This reduced demand could have a material adverse effect on our financial condition and results of operations.

We are dependent on financing for the continuation of our operations.

It can at times be difficult to predict our capital needs on a monthly, quarterly, or annual basis. Our future is dependent upon our ability to obtain profitable operations or financing. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. We do not have financing in place at this time for all future planned acquisitions. We may not have access to financing or on terms that are acceptable to us. Any lack of funds from operations or fundraising for any shortage could be detrimental to our ability to continue operations and negatively impact us and our financial condition, results of operations and cash flow.

Risks Relating to Our Industry and Market

We occasionally provide integrated project management services in the form of long-term, fixed price contracts that may require us to assume additional risks associated with cost over-runs, operating cost inflation, labor availability and productivity, supplier and contractor pricing and performance, and potential claims for liquidated damages.

We occasionally provide integrated project management services outside our normal discrete business in the form of long-term, fixed price contracts. Some of these contracts are required by our customers, primarily international oil companies. These services include acting as project managers as well as service providers and may require us to assume additional risks associated with cost overruns. These customers may provide us with inaccurate information in relation to their reserves, which is a subjective process that involves location and volume estimation, that may result in cost overruns, delays, and project losses. In addition, our customers often operate in countries with unsettled political conditions, war, civil unrest, or other types of community issues. These issues may also result in cost over-runs, delays, and project losses.

Providing services on an integrated basis may also require us to assume additional risks associated with operating cost inflation, labor availability and productivity, supplier pricing and performance, and potential claims for liquidated damages. We rely on third-party subcontractors and equipment providers to assist us with the completion of these types of contracts. To the extent that we cannot engage subcontractors or acquire equipment or materials in a timely manner and on reasonable terms, our ability to complete a project in accordance with stated deadlines or at a profit may be impaired. If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding for fixed-price work, we could experience losses in the performance of these contracts. These delays and additional costs may be substantial, and we may be required to compensate our customers for these delays. This may reduce the profit to be realized or result in a loss on a project.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in our industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

In the event that we are unable to successfully compete in our industry, we may see lower profit margins.

We face substantial competition in our industry. Due to our small size, it can be assumed that some of our competitors have greater financial, technical, and other competitive resources. Accordingly, these competitors may have already begun to establish superior technologies in our industry. We will attempt to compete against these competitors by developing technology that exceeds what is offered by our competitors. However, we cannot assure you that our technology will outperform competing technology, or that our competitors will not develop new products or services that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in lower than projected revenues, price reductions, and lower profit margins.

Any one of these results could adversely affect our business, financial condition, and results of operations.

In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition, and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are not able to design, develop and produce commercially competitive products and implement commercially competitive services in a timely manner in response to changes in the market, customer requirements, competitive pressures, developments associated with climate change concerns and energy mix transition, and technology trends, our business and consolidated results of operations could be materially and adversely affected, and the value of our intellectual property may be reduced.

The market for our services and products is characterized by continual technological developments to provide better and more reliable performance and services. If we are not able to design, develop, and produce commercially competitive products and to implement commercially competitive services in a timely manner in response to changes in the market, customer requirements, competitive pressures, developments associated with climate change concerns and energy mix transition, and technology trends, our business and consolidated results of operations could be materially and adversely affected, and the value of our intellectual property may be reduced. Likewise, if our proprietary technologies, equipment, facilities, or work processes become obsolete, we may no longer be competitive, and our business and consolidated results of operations could be materially and adversely affected.

Trends in oil and natural gas prices affect the level of exploration, development, and production activity of our customers and the demand for our services and products, which could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

Demand for our services and products is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies. The level of exploration, development, and production activity is directly affected by trends in oil and natural gas prices, which historically have been volatile especially after the Russian invasion of Ukraine and are likely to continue to be volatile. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty, and a variety of other economic factors that are beyond our control. Given the long-term nature of many large-scale development projects, even the perception of longer-term lower oil and natural gas prices by oil and natural gas companies can cause them to reduce or defer major expenditures. Any prolonged reductions of commodity prices or expectations of such reductions could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

Factors affecting the prices of oil and natural gas include:

•        the level of supply and demand for oil and natural gas;

•        the ability or willingness of the Organization of Petroleum Exporting Countries and the expanded alliance collectively known as OPEC+ to set and maintain oil production levels;

•        the level of oil production in the U.S. and by other non-OPEC+ countries;

•        oil refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;

•        the cost of, and constraints associated with, producing, and delivering oil and natural gas;

•        governmental regulations and other actions, including economic sanctions and policies of governments regarding the exploration for and production and development of their oil and natural gas reserves;

•        weather conditions, natural disasters, and health or similar issues, such as COVID-19 and other pandemics or epidemics;

•        worldwide political and military actions, and economic conditions, including potential recessions; and

•        increased demand for alternative energy and use of electric vehicles and increased emphasis on decarbonization, including government initiatives, such as the variety of tax credits contained in the U.S. Inflation Reduction Act of 2022, to promote the use of renewable energy sources and public sentiment around alternatives to oil and gas.

Our business is dependent on capital spending by our customers, and reductions in capital spending could have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition.

Our business is directly affected by changes in capital expenditures by our customers, and reductions in their capital spending could reduce demand for our services and products and have a material adverse effect on our business, consolidated results of operations, and consolidated financial condition. Some of the items that may impact our customers capital spending include:

•        oil and natural gas prices, which are impacted by the factors described in the preceding risk factor;

•        the inability of our customers to access capital on economically advantageous terms, which may be impacted by, among other things, a decrease of investors’ interest in hydrocarbon producers because of environmental and sustainability initiatives;

•        changes in customers’ capital allocation, including an increased allocation to the production of renewable energy or other sustainability efforts, leading to less focus on oil and natural gas production growth;

•        restrictions on our customers’ ability to get their produced oil and natural gas to market due to infrastructure limitations;

•        consolidation of our customers;

•        customer personnel changes; and

•        adverse developments in the business or operations of our customers, including write-downs of oil and natural gas reserves and borrowing base reductions under customers’ credit facilities.

Constraints in the supply of, prices for, and availability of transportation of raw materials can have a material adverse effect on our business and consolidated results of operations.

Raw materials essential to our operations and manufacturing, such as proppants (primarily sand), chemicals, metals, and gels, are normally readily available. Shortage of raw materials as a result of high levels of demand or loss of suppliers during market challenges can trigger constraints in the supply chain of those raw materials, particularly where we have a relationship with a single supplier for a particular resource. Many of the raw materials essential to our business require the use of rail, storage, and trucking services to transport the materials to our job sites. These services, particularly during times of high demand, may cause delays in the arrival of or otherwise constrain our supply of raw materials. These constraints could have a material adverse effect on our business and consolidated results of operations. In addition, price increases imposed by our vendors for raw materials and transportation providers used in our business, and the inability to pass these increases through to our customers, could have a material adverse effect on our business and consolidated results of operations.

Our ability to operate and our growth potential could be materially and adversely affected if we cannot attract, employ, and retain technical personnel at a competitive cost.

Many of the services that we provide and the products that we sell are complex and highly engineered and often must perform or be performed in harsh conditions. We believe that our success depends upon our ability to attract, employ, and retain technical personnel with the ability to design, utilize, and enhance these services and products. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay, or both. If either of these events were to occur, our cost structure could increase, our margins could decrease, and any growth potential could be impaired.

Demand for the products we distribute could decrease if the manufacturers of those products were to sell a substantial amount of goods directly to end users in the markets we serve.

Our products are purchased through distributors and not directly from manufacturers. If those customers were to purchase the products that we sell directly from manufacturers, or if manufacturers sought to increase their efforts to sell directly to end users, our business, results of operations and financial condition could be materially and adversely affected. These or other developments that remove us from, or limit our role in, the distribution chain, may harm our competitive position in the marketplace and reduce our sales and earnings.

We may experience unexpected supply shortages.

We distribute products from a wide variety of manufacturers and suppliers. Nevertheless, in the future we may have difficulty obtaining the products we need from suppliers and manufacturers as a result of unexpected demand or production difficulties. Also, products may not be available to us in quantities sufficient to meet our customer demand. Our inability to obtain sufficient products from suppliers and manufacturers, in sufficient quantities, could have a material adverse effect on our business, results of operations and financial condition.

Price reductions by suppliers of products sold by us could cause the value of our inventory to decline. Also, such price reductions could cause our customers to demand lower sales prices for these products, possibly decreasing our margins and profitability on sales to the extent that our inventory of such products was purchased at the higher prices prior to supplier price reductions, and we are required to sell such products to our customers at the lower market prices.

The value of our inventory could decline as a result of price reductions by manufacturers of products sold by us. We have been selling the same types of products to our customers for many years (and therefore do not expect that our inventory will become obsolete). However, there is no assurance that a substantial decline in product prices would not result in a write-down of our inventory value. Such a write-down could have a material adverse effect on our financial condition. Also, decreases in the market prices of products sold by us could cause customers to demand lower sale prices from us. These price reductions could reduce our margins and profitability on sales with respect to such lower-priced products. Reductions in our margins and profitability on sales could have a material adverse effect on our business, results of operations, and financial condition.

A substantial decrease in the price of steel could significantly lower our gross profit or cash flow.

We distribute many products manufactured, some of which may contain steel and, as a result, our business may be significantly affected by the price and supply of steel. When steel prices are lower, the prices that we charge customers for products may decline, which affects our gross profit and cash flow. The steel industry as a whole is cyclical and at times pricing and availability of steel can be volatile due to numerous factors beyond our control, including general domestic and international economic conditions, labor costs, sales levels, competition, consolidation of steel producers, fluctuations in the costs of raw materials necessary to produce steel, import duties and tariffs and currency exchange rates. When steel prices decline, customer demands for lower prices and our competitors’ responses to those demands could result in lower sale prices and, consequently, lower gross profit or cash flow.

If steel prices rise, we may be unable to pass along the cost increases to our customers.

We maintain inventories of steel products to accommodate the lead time requirements of our customers. Accordingly, we purchase steel products in an effort to maintain our inventory at levels that we believe to be appropriate to satisfy the anticipated needs of our customers based upon historic buying practices, contracts with customers and market conditions. Our commitments to purchase steel products are generally at prevailing market prices in effect at the time we place our orders. If steel prices increase between the time we order steel products and the time of delivery of such products to us, our suppliers may impose surcharges that require us to pay for increases in steel prices during such period. Demand for the products we distribute, the actions of our competitors, and other factors will influence whether we will be able to pass such steel cost increases and surcharges on to our customers, and we may be unsuccessful in doing so.

We may not have adequate insurance for potential liabilities, including liabilities arising from litigation.

In the ordinary course of business, we have and, in the future, may become the subject of various claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, the products we distribute, employees and other matters, including potential claims by individuals alleging exposure to hazardous materials as a result of the products we distribute or our operations. Some of these claims may relate to the activities of businesses that we have acquired, even though these activities may have occurred prior to our acquisition of such businesses. The products we distribute are sold primarily for use in the energy industry, which is subject to inherent risks that could result in death, personal injury, property damage, pollution, or loss of production. In addition, defects in the products we distribute could result in death, personal injury, property damage, pollution or damage to equipment and facilities. Actual or claimed defects in the products we distribute may give rise to claims against us for losses and expose us to claims for damages.

We maintain insurance to cover certain of our potential losses, and we are subject to various self-retentions, deductibles, and caps under our insurance. It is possible, however, that judgments could be rendered against us in cases in which we would be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for such matters. Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may not be able to continue to obtain insurance on commercially reasonable terms in the future, and we may incur losses from interruption of our business that exceed our insurance coverage. Finally, even in cases where we maintain insurance coverage, our insurers may raise various objections and exceptions to coverage which could make uncertain the timing and amount of any possible insurance recovery.

Our operations are subject to hazards inherent in the oil and gas industry and, as a result, we are exposed to potential liabilities that may affect our financial condition and reputation.

Risks inherent to our industry, such as equipment malfunctions and failures, equipment misuse and defects, explosions and uncontrollable flows of oil, natural gas or well fluids and natural disasters, can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to or destruction of property, equipment, and the environment. These risks could expose us to substantial liability for personal injury, wrongful death, property damage, loss of oil and gas production, pollution, and other environmental damages. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees, and regulators. In particular, our customers may elect not to purchase our services if they view our safety record as unacceptable, which could cause us to lose customers and substantial revenues. In addition, these risks may be greater for us because we may acquire companies that have not allocated significant resources and management focus to safety and have a poor safety record requiring rehabilitative efforts during the integration process.

Our customers could seek damages for losses associated with these errors, defects, or other performance problems. Our insurance policies may not be adequate to cover all liabilities. Further, insurance may not be generally available in the future or, if available, insurance premiums may make such insurance commercially unjustifiable. Moreover, even if we are successful in defending a claim, it could be time-consuming and costly to defend.

We are subject to increased risks associated with our investments in emerging markets, particularly in the Middle East region and specifically in the United Arab Emirates. These risks encompass significant political, social, and economic uncertainties in the region. Given the volatile nature of these markets, instabilities in these regions could significantly adversely affect the value of our investments.

Almost all of our operations are conducted, and almost of our assets are, as at the date of this document, located in the UAE, which is defined as an emerging market. While most of the countries in which we conduct our business have historically not been affected by political instability, there is no assurance that any political, social, economic or market conditions affecting such countries in the Middle East region generally (as well as outside the Middle East region because of interrelationships within the global financial markets) would not have a material adverse effect on our business, results of operations and financial condition.

Specific risks in these countries and the Middle East region that may have a material impact on our business, results of operations and financial condition include:

•        ongoing macroeconomic uncertainty and disruption due to the COVID-19 pandemic;

•        an increase in inflation and the cost of living;

•        a devaluation in the currency of any country in which we have operations;

•        external acts of warfare and civil clashes or other hostilities involving nations in the region;

•        governmental actions or interventions, including tariffs, protectionism, and subsidies;

•        difficulties and delays in obtaining governmental or other approvals, new permits and consents for our operations or renewing existing ones;

•        potential lack of transparency or reliability in jurisdictions where we operate;

•        cancellation of contractual rights;

•        lack of infrastructure;

•        expropriation or nationalization of assets;

•        inability to repatriate profits and/or dividends;

•        continued regional political instability and unrest, including government or military regime change, riots or other forms of civil disturbance or violence, including through acts of terrorism;

•        military strikes or the outbreak of war or other hostilities involving nations in the region;

•        a material curtailment of the industrial and economic infrastructure development that is currently underway across the Middle East region;

•        increased government regulations, or adverse governmental activities, with respect to price, import and export controls, the environment, customs and immigration, capital transfers, foreign exchange and currency controls, labor policies, land and water use and foreign ownership;

•        changing tax regimes, including the imposition of taxes in currently tax favorable jurisdictions;

•        arbitrary, inconsistent, or unlawful government action, including capricious application of tax laws and selective tax audits;

•        limited availability of capital or debt financing; and

•        slowing regional and global economic environment.

Any unexpected changes in the political, social, economic, or other conditions in which we operate, or neighboring countries may have a material adverse effect on our business, results of operations and financial condition.

It is not possible to predict the occurrence of events or circumstances such as or like those outlined above or the impact of such occurrences and no assurance can be given that we would be able to sustain its current profit levels if such events or circumstances were to occur.

Investors should also be aware that emerging markets are subject to greater risks than more developed markets, including in some cases significant legal, economic, and political risks. Accordingly, investors should exercise particular care in evaluating the risks involved and must decide for themselves whether, considering those risks, their investment is appropriate. Generally, investment in developing markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved.

To the extent that economic growth or performance in the countries in which we operate slows or begins to decline, or political conditions become sufficiently unstable to have a material adverse effect on our operations, our business, financial condition, and results of operations may be materially adversely affected.

We are exposed to risks from potentially unpredictable legal and regulatory environments in the UAE and Middle East region.

We currently operate in the UAE, an emerging market economy, which is in various stages of developing legal and regulatory systems that are not yet as fully matured and/or established as those of Western Europe and the United States. Some emerging market countries are also in the process of transitioning to a market economy and, as a result, are experiencing changes in their economies and their government policies (including, without limitation, policies relating to foreign ownership, repatriation of profits, property and contractual rights and planning and permit granting regimes) that may affect our business in those countries. Such countries are also characterized by less comprehensive legal and regulatory environments and systems. Existing laws and regulations may be applied inconsistently with anomalies in their interpretation or implementation. Such anomalies could affect our ability to enforce our rights under our contracts or to defend our business against claims by others.

There can be no assurance that if laws or regulations were imposed on the products and services offered by us it would not increase our costs, or adversely affect the way in which we conduct our business or otherwise have a material adverse effect on our results of operations and financial condition.

Any of the above factors, alone or in combination, may have a material adverse effect on our business, results of operations and financial condition.

We are exposed to risks arising from potential changes in the UAE’s visa legislation, which could adversely impact our business operations.

A federal decision No. 281 of 2009 issued by the Minister of the Interior in May 2009 (the “Resolution”), which came into effect on 1 June 2009, standardized the terms of residency permits issued to expatriate residential property owners across the UAE. The decree allows expatriate property owners to apply for renewable multiple-entry visas with a validity of six months. The residency permit does not entitle the holder to work in the UAE and is in effect a long-term visit visa. In order to successfully apply for the new permit, expatriate property owners must satisfy certain criteria, including a minimum property valuation of at least AED 1 million, earning thresholds and the maintenance of appropriate insurance. While the Resolution was passed with the intention of standardizing the previous rules and stimulating the domestic market, it is not possible to assess whether the Resolution has had a positive or negative effect on levels of foreign investment in the UAE market. Separately, the Government, through the Dubai Land Department, has introduced a two-year residency visa for residential property owners in Dubai, and, while the criteria for obtaining this residency visa is similar to the residency permit, it provides the holder with UAE residency status, allowing the individual to obtain an Emirates ID card and a UAE driving license as well as to sponsor dependents (subject to meeting the relevant criteria for dependent sponsorship). The Government has introduced other new visa measures to make the UAE more appealing to investors, entrepreneurs, skilled personnel and outstanding students, including the 10-year “Golden” visa. As of the date of filing this prospectus, we have not experienced difficulties in attracting skilled personnel, however, any restrictive changes to the UAE’s visa policies may discourage foreign nationals from choosing to live, work, and invest in the UAE, which would have an adverse effect on our ability to attract skilled personnel, our business, results of operations and financial condition.

We are subject to risks associated with potential unlawful or arbitrary governmental actions in the UAE, which could negatively impact our operations and financial performance.

Governmental authorities in the UAE in which we operate may have a high degree of discretion and, at times, act selectively or arbitrarily, without hearing or prior notice, and sometimes in a manner that is contrary to law or influenced by political or commercial considerations. The governing law covers all areas across Dubai, including special development zones and free zones and annuls clauses of the resolution issued on January 1, 1964, regulating expropriation of private property for public use. Such governmental action could include, among other things, the withdrawal of building permits, the expropriation of property without adequate compensation or the forcing of business acquisitions, combinations, or sales. A new law, titled “Law No. (2) of 2022 Concerning Acquisition of Real Property for the Public Benefit in the Emirate of Dubai”, however, aims to ensure that the rights of owners of expropriated property are protected and that they are afforded full and fair compensation according to a clear set of rules outlined by the new law from 2022. However, any such action taken may have a material adverse effect on our business, results of operations and financial condition.

We are subject to the risk of international sanctions, which could significantly impact our business activities, results of operations and financial condition.

European, US and other international sanctions have in the past been imposed on companies engaging in certain types of transactions with specified countries or companies or individuals in those countries. Companies operating in certain countries in the Middle East region have been subject to such sanctions in the past. The UAE are not subject to such sanctions as at the date of this registration statement. The terms of legislation and other rules and regulations which establish sanctions regimes are often broad in scope and difficult to interpret.

If the UAE were in the future to violate European, US or international sanctions, penalties could include a prohibition or limitation on the UAE’s ability to conduct business in certain jurisdictions or to access the US or international capital markets. Any such sanction could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Legal, Accounting and Regulatory Matters

An unfavorable outcome of any pending contingencies or litigation could adversely affect us.

We are currently not involved in pending legal proceedings arising in the ordinary course of our business. Where it is reasonably possible to do so, we accrue estimates of the probable costs for the resolution of these matters. These estimates are based upon an analysis of potential results and settlement strategies. It is possible, however, that future operating results for any quarter or annual period could be affected by changes in assumptions. For additional details related to this risk, see “Legal Proceedings”.

The Sale of our Products involves Potential Product Liability and Related Risks that Could Expose us to Significant Insurance and Loss Expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles for our insurances and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages. Quality International has General Liability Coverage.

Compliance with Changing Regulation of Corporate Governance and Public Disclosure May Result in Additional Expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we Fail to Comply with the Rules under the Sarbanes-Oxley Act Related to Accounting Controls and Procedures, or if Material Weaknesses or Other Deficiencies are Discovered in our Internal Accounting Procedures, our Stock Price Could Decline Significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Failure To Comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or Other Applicable Anti-bribery Laws Could Have an Adverse Effect on us.

The U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business. Recent years have seen a substantial increase in anti-bribery law enforcement activity with more frequent and aggressive investigations and enforcement proceedings by both the Department of Justice and the SEC, increased enforcement activity by non-U.S. regulators and increases in criminal and civil proceedings brought against companies and individuals. Our policies mandate compliance with all anti-bribery laws. Our internal control policies and procedures may not always protect it from reckless or criminal acts committed by employees or third-party intermediaries. Violations of these anti-bribery laws may result in criminal or civil sanctions, which could have a material adverse effect on us as well as our financial condition and results of operations.

Changes in Tax laws or Exposure to Additional Income Tax Liabilities Could have a Material Impact on our Company, the Results of Operations, Financial Conditions and Cash Flows.

We are subject to income taxes, as well as non-income-based taxes in the jurisdictions in which we operate, as well as jurisdictions such as the United States, in which we intend to have operations. The tax laws in these could change on a prospective or retroactive basis, and any such changes could adversely affect us and our effective tax rate.

Taxation regulation in territories around the world can also change very quickly, which may mean that all the implications for businesses may not have been fully thought through by the regulating authorities before final guidelines and laws are issued. Furthermore, any changes made by tax authorities, together with other legislative changes, to the mandatory sharing of company information (financial and operational) with tax authorities on both a local and global basis, could lead to disagreements between jurisdictions with respect to the proper allocation of profits between such jurisdictions. We therefore continuously monitor changes to tax regulation and double tax treaties between the territories in which we operate. We also maintain a comprehensive transfer pricing policy to govern the flow of funds between various tax territories.

We are further subject to ongoing tax audits in the various jurisdictions in which we operate. We regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax provisions. However, there can be no assurance that we will accurately predict the outcomes of these audits, which could have a material impact on the business, financial condition, results of operations, and cash flows.

While we have recorded reserves for potential payments to various tax authorities related to uncertain tax positions, the calculation of such tax liabilities involves the application of complex tax regulations in many jurisdictions. Therefore, any dispute with a tax authority may result in payment that is significantly different from our estimates. If the payment proves to be less than the recorded reserves, the reversal of the liabilities would generally result in tax benefits being recognized in the period when we determine the liabilities to be no longer necessary. Conversely, if the payment proves to be more than the reserves, we could incur additional charges, and these could have a materially adverse effect on the business, financial condition, results of operations, and cash flows.

Laws and Regulations Governing International Business Operations Could Adversely Impact Our Company.

The US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and the Bureau of Industry and Security at the US Department of Commerce (“BIS”) administer certain laws and regulations that restrict US persons and, in some instances, non-US persons, in conducting activities, transacting business with, or making investments in certain countries, governments, entities and individuals subject to US economic sanctions.

Our international operations subject us to these laws and regulations, which are complex, restrict business dealings with certain countries, governments, entities, and individuals, and are constantly changing. Further restrictions may be enacted, amended, enforced, or interpreted in a manner that materially impacts our operations.

Our subsidiary sells products, and may provide related services, to distributors and other purchasing bodies in such countries. These business dealings represent an insignificant amount of our consolidated revenues and income but expose us to a heightened risk of violating applicable sanctions regulations. Violations of these regulations are punishable by civil penalties, including fines, denial of export privileges, injunctions, asset seizures, debarment from government contracts and revocations or restrictions of licenses, as well as criminal fines and imprisonment.

We have established policies and procedures designed to assist with compliance with such laws and regulations. However, there can be no assurance that these will prevent us from violating these regulations in every transaction in which we may engage. As such a violation could adversely affect our reputation, business, financial condition, results of operations and cash flows.

We are subject to changes in contract estimates in our Subsidiary.

We account for substantially long-term contracts in our subsidiary utilizing the cost-to-cost method of percentage-of-completion accounting. This accounting requires judgment relative to assessing risks, estimating revenues and costs, and making assumptions regarding the timing of receipt of delivery orders from our customer and technical issues. Due to the size and nature of these contracts, the estimation of total revenues and costs is complicated and subject to many variables. We must make assumptions regarding, for example, expected increases in material costs, wages and employee benefits, engineering hours, productivity and availability of labor and allocated fixed costs. Changes to production costs, overhead rates, learning curves and/or supplier performance can also impact these estimates. Furthermore, under the revenue recognition accounting rules, we can only include units in our estimates of overall contract profitability after we have received a firm delivery order for those units. Because new orders have the potential to significantly change the overall profitability of cumulative orders received to date, particularly early in the contract when fewer overall units are on order, the period in which we receive those orders will impact the estimated life-to-date contract profitability. Changes in underlying assumptions, circumstances or estimates could have a material adverse effect on our net sales, financial condition and/or profitability.

Risks Related to our Management and Control Persons

Our largest shareholder, officer and director, Nicolas Link holds substantial control over the Company and is able to influence all corporate matters, which could be deemed by shareholders as not always being in their best interests.

Nicolas Link, our Executive Chairman of the Board of Directors, holds substantial control of our Company with his approximately 65% of the outstanding shares of common stock through our parent company ILUS, an entity owned and controlled by Mr. Link. By virtue of his ownership of common stock, Mr. Link is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our Company.

We are dependent on the continued services of our director and executive chairman and officers and if we fail to keep them or fail to attract and retain qualified senior executives and key technical personnel, our business may not be able to expand.

We are dependent on the continued availability of Executive Chairman, Nicolas Link, CEO, John-Paul Backwell, and CCO, Carsten Kjems Falk, and the availability of new executives to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance, but we plan to obtain it concurrently with the uplist to a National Exchange. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers, and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is lengthy, costly, and disruptive.

If we lose the services of our officers and fail to replace them if they depart, we could experience a negative effect on our financial results and stock price. The loss and potential challenges in attracting, integrating, motivating, and retaining additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Certain officers and directors have other business activities which might cause them to allocate less time to work on our business.

Our key management and board also serve on the management and board of ILUS, our parent company. Our Executive Chairman Nicolas Link is also the Chairman of the Board of Directors of Dear Cashmere Holding Co. (“DRCR”) and the Chairman of the Board of Directors of CGrowth Capital, Inc. (“CGRA”). As a result, at certain points in time, these jointly represented companies may have members of key management and board concentrate their efforts on transactions that focus on one company over the other, which collectively would not amount to work for our company on a full-time basis. This and other conflicts of interest may arise between us and our officers and directors in that they have other business interests currently, with respect to QIND, and in the future to which they devote their attention, such as in the case of acquisitions, and they may be expected to continue to do so although management time must also be devoted to our business. Our officers and directors, while key in identifying and securing our funding sources, may face conflicts of interest due to their affiliations with other entities, impacting how funds are allocated between us and such affiliated entities. These competing interests could disrupt focus of our key management and board. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer or director’s understanding of his or her fiduciary duties to our company.

Currently we have only four officers and one director. We will seek to add additional officers and/or directors with industry experience prior to the planned uplisting to NYSE American.

In an effort to resolve potential conflicts of interest as between ILUS and QIND, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us would be presented by them solely to QIND, before determining whether to include the opportunities in ILUS or another subsidiary.

In general, our officers and director are required to present business opportunities to QIND, which may include ILUS, if:

•        QIND could financially undertake the opportunity through ILUS; and

•        the opportunity is aligned with the business of ILUS.

•        Potential investors should also be aware of the following potential conflicts of interest:

Previously, our officers and director were not required to commit their full-time work to our company and accordingly, may have had conflicts of interest in allocating their time among various business activities. However, our officers and the director have executed new employment agreements on November 14, 2023. These employment agreements are effective upon the Company’s uplist to a national exchange, and our officers and directors are required to devote substantially all of their business time in QIND. The employment contracts have been filed as exhibits to this registration statement.

In the course of their other business activities, our officers and director may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

Our officers and director may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to the combination. QIND is however ILUS’ Industrial & Manufacturing division and business combinations in that industry would fall under QIND.

Below is a table summarizing the entities to which our executive officers and director currently have fiduciary duties or contractual obligations:

Individual(1)	Entity(2)	Affiliation
Nicolas Link	ILUS QIND DRCR CGRA	Director & CEO Director Director Director

John-Paul Backwell	ILUS QIND	Managing Director CEO

Louise Bennett	ILUS QIND	COO COO

Krishnan Krishnamoorthy	ILUS QIND	CFO CFO

Carsten Kjems Falk	ILUS QIND	CCO CCO

____________

(1)      Each person has a fiduciary duty with respect to the listed entities next to their respective names. Each of our officers only have employment contracts in QIND and our parent company ILUS.

(2)      Each of the entities listed by trading symbol in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective. We are at risk that our officers and director will favor their other business interest over the needs of our company. These competing business interests could interfere with our ability to successfully implement our business plan.

Our management collectively owns a substantial amount of our common stock.

Collectively, our officers and directors own or exercise voting and investment control of approximately 75.1% of our outstanding common stock and after this offering will control [ ]% of the voting power of the Company. As a result, unless required by a stock exchange rule, investors may be prevented from affecting matters involving our Company, including:

•        the composition of our Board and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

•        any determination with respect to mergers or other business combinations;

•        our acquisition or disposition of assets; and

•        our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price of our common stock because investors may perceive disadvantages in owning stock in a Company that is controlled by a small number of stockholders.

Although our Company does not intend to utilize the controlled company exemptions to the NYSE American corporate governance listing standards, if we are eligible to utilize the controlled company exemptions in the future, we may choose to do so. In such instance we would be exempted from, among other things, the requirements to have a board with a majority of independent members and the requirement that we have a nominating and governance committee and compensation committee that are composed entirely of independent directors and have written charters addressing the respective committee’s purpose and responsibilities. Our Company’s reliance on such exemption would likely result in a reduction in transparency to shareholders on various governance matters which could negatively impact their investment decisions.

Risks Relating to our Securities.

We may conduct offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We may be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders but with the aim to increase overall value for all shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

Our common stock price may be volatile and could fluctuate, which could result in substantial losses for investors.

Our common stock is quoted on the OTC Markets under the symbol, “QIND”. During the 30 trading days preceding December 6, 2023, the trading price of our shares in the OTC Market ranged from a minimum of $0.13 per share to a maximum of $0.31 per share. The market price of our common has been volatile and could continue to be volatile and fluctuate in price in response to various factors, many of which are beyond our control, including:

•        government regulation of our Company and operations.

•        the establishment of partnerships.

•        intellectual property disputes.

•        additions or departures of key personnel.

•        sales of our common stock.

•        our ability to integrate operations, technology, products, and services.

•        our ability to execute our business plan.

•        operating results below expectations.

•        loss of any strategic relationship.

•        industry developments.

•        economic and other external factors; and

•        period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock. If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual and securities law restrictions on resale of such common stock lapse, or after those shares become registered for resale pursuant to an effective registration statement, the trading price of our common stock could decline. As of December 6, 2023, a total of 126,887,936 shares of our common stock were outstanding. Of those shares, 25,051,323 were without restriction in the public market. Upon the effectiveness of any registration statement, we could elect to file with respect to any outstanding shares of common stock, any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline.

The issuance of shares of our common stock upon conversion or exercise of convertible notes, will dilute ownership to existing shareholders and may cause our stock price to fall.

Any issuance of additional common stock by us in the future as a result of the conversion or exercise of convertible notes or debt settlements would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. Moreover, the perception in the public market that shareholders might sell shares of our stock or that we could make a significant issuance of additional common stock in the future could depress the market for our shares. These sales, or the perception that these sales might occur, could depress the market price of our common stock, or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have issued shares of our common stock, as well as other securities such as convertible notes, which are convertible into shares of our common stock, in financing transactions that are deemed to be “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act. From time to time, certain of our shareholders or derivative security holders may be eligible to sell all or some of their restricted shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, subject to certain limitations. The resale pursuant to Rule 144 of shares acquired from us in private transactions could cause our stock price to decline significantly.

Future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders. We have and may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficially transactions to our common stockholders.

Pursuant to our Articles of Incorporation, we currently have authorized 200,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional securities could, among other things, result in dilution of the percentage ownership of our stockholders at the time of issuance, result in dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

An issuance of shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend, and liquidation rights of common stockholders without their approval.

We have never declared or paid any cash dividends or distributions on our capital stock.

We have never declared or paid any cash dividends or distributions on our capital stock. While we may not anticipate paying a dividend in the short-term and we currently intend to retain short-term earnings for growth, we may do so in the medium to long-term future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general has experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be timely made and set at expected performance levels and could affect the price of our shares.

Risk Related to COVID-19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the world. For example, the outbreak of COVID-19, which originated in China, was declared by the World Health Organization to be a “pandemic,” and spread across the globe. A health epidemic or pandemic or other outbreak of communicable diseases, such as the COVID-19 pandemic, poses the risk that we, or our current and potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our users or other business partners. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, potential users, or other potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition. COVID-19 has not recently had any material impact on our operations, supply chain, liquidity, or capital resources. During the lockdowns we, however, saw significant shipping delays, consumer orders on hold due to budgetary restrictions as well as a slow-down in our planned acquisitions due to flight restrictions limiting on site due diligence. We have, as a mitigant to future COVID-19 outbreaks, increased our number of suppliers of raw materials to reduce the risk of production capabilities and order back-logs.

General Risk Factors

Our success depends on our executive management and other key personnel.

Our future success depends to a significant degree on the skills, experience and efforts of its executive management and other key personnel and their ability to provide us with uninterrupted leadership and direction. The loss of the services of any of the executive officers or a failure to provide adequate succession plans for key personnel could have an adverse impact on us. The availability of highly qualified talent is limited and the competition for talent is robust. However, we provide long-term equity awards and certain other benefits for our executive officers which provides incentives for them to make a commitment to us. Our future success will depend on our ability to have adequate succession plans in place and to attract, retain and develop qualified personnel. A failure to efficiently replace executive management members and other key personnel and to attract, retain and develop new qualified personnel could have an adverse effect on our operations and implementation of our strategic plan.

Challenges with respect to labor availability could negatively impact our ability to operate or grow the business.

Our success depends in part on the ability of its businesses to proactively attract, motivate, and retain a qualified and highly skilled workforce in an intensely competitive labor market. A failure to attract, motivate and retain highly skilled personnel could adversely affect our operating results or our ability to operate or grow the business. Additionally, any labor stoppages or labor disruptions, including due to geopolitical unrest, unfavorable economic or industry conditions, catastrophic weather events, natural disasters or the occurrence of a contagious disease or illness could adversely affect our operating results or its ability to operate or grow the business.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of our listing; (2) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC.

We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $

($_____ if the Underwriters’ Over-Allotment Option is fully exercised), based on an assumed public offering price of $_____ per common share, which is the last reported sale price of our Common Stock on OTC Markets on _____, 2023, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of ____, 2023, we had cash and cash equivalents of approximately $_______. We currently expect that to use the net proceeds from this offering, together with the $_____of cash and cash equivalents, primarily for the following purposes:

•        [__]% of the net proceeds from this offering for acquisition tranche payment 2.3 of $5,000,000 to Quality International;

•        [__]% of the net proceeds from this offering for working capital and general corporate purposes;

•        [__]% of the net proceeds from this offering for repayment of the Sky Holding and the 1800 Diagonal Lending Notes.

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements to uplist to the NYSE American. An additional offering once uplisted to the NYSE American is required for our acquisition tranche payments obligations. The second offering will be sufficient to fund our expenses and liabilities through at least the next 12 months. The amount and timing of our actual expenditures and actual use of the net proceeds of the offering will depend upon numerous factors, including any unforeseen delays or cash needs. The principal purposes of this offering are to raise sufficient capital during our uplist to the NYSE American and to provide the required funding for our acquisition tranche payment obligations.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain of these activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses, or technologies.

Pending their use, we plan to invest the net proceeds from this offering in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since June 30, 2011, our Common Stock has traded on OTC Markets, and is currently trading on OTC Pink under the trading symbol “QIND” on a very limited basis. We will apply to list our Common Stock on NYSE American under the symbol “QIND.”

Immediately following the offering, we expect to have one class of Common Stock, and no other classes of stock outstanding.

As of December 5, 2023, there were approximately 306 registered holders of record of our Common Stock held at our Transfer Agent, with others held in street name. The last reported sale price of our Common Stock on the OTC Markets on such date was $0.19 per share.

Any OTC Markets quotations of our Common Stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of our business.

The payment of cash dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay cash, or other, dividends on our Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plan Information

We do not currently have an equity compensation plan in place other than equity compensation described in our individual employee contracts. We intend to adopt an equity incentive plan in the near future to incentivize employees, officers, directors, and consultants.

Common and Preferred Stock

Our authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share.

As of September 30, 2023, and September 30, 2022, there were 126,887,936 and 102,883,709 shares of common stock issued and outstanding, respectively.

As of September 30, 2023, and September 30, 2022, there were 0 and 0 shares of preferred stock of our Company issued and outstanding, respectively.

On August 25, 2023, our Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment 2.2 of the amended purchase agreement filed as an exhibit with this S-1.

On September 15, 2023, our Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a fair market value of $0.27.

On September 15, 2023, our Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a fair market value of $0.27.

On September 15, 2023, our Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a fair market value of $0.27.

On September 15, 2023, our Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a fair market value of $0.27.

Options and Warrants

In accordance with ASC 470, warrants have been classified as a liability and recorded at their exercise price.

On April 19, 2023, we issued a common share purchase warrant to Exchange Listing LLC (the “Exchange Common Share Purchase Warrant”). The holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from our Company, 200,000 of our Company’s common shares (whereby such number may be adjusted from time to time pursuant to the terms and conditions of the Exchange Common Share Purchase Warrant) at the exercise price of $0.58, per share then in effect.

On May 23, 2023, we issued a common share purchase warrant to Jefferson Street Capital LLC (the “Jefferson Common Share Purchase Warrant”). The holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from our Company, 50,000 of our Company’s common shares (whereby such number may be adjusted from time to time pursuant to the terms and conditions of the Jefferson Common Share Purchase Warrant) at the exercise price of $3.50, per share then in effect.

Debt Securities

On August 3, 2022, our Company issued to RB Capital Partners Inc. a two-year convertible promissory note in the principal amount of $1,100,000 (the “August 2022 Note”). The August 2022 Note bears interest at 7% per annum. We have the right to prepay the August 2022 Note at any time. All principal on the August 2022 Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal $1.00 per share per annum.

On March 17, 2023, our Company issued to RB Capital Partners Inc. a two-year convertible promissory note in the principal amount of $200,000 (the “March 2023 Note”). The March 2023 Note bears interest at 7% per annum. We have the right to prepay the March 2023 Note at any time. All principal on the March 2023 Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal $1.00 per share.

On May 23, 2023, our Company issued to Jefferson Street Capital LLC a one-year convertible promissory note in the principal amount of $220,000 (the “Jefferson Note”). The Jefferson Note bears interest at 7% per annum. We have the right to prepay the Note at any time. All principal on the Jefferson Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal $0.35 per share. We intend to repay the Jefferson Note in full with a portion of the proceeds of this offering.

On June 16, 2023, our Company issued to Sky Holdings Ltd. a six-month convertible promissory note in the principal amount of $550,000 (the “Sky Holdings Note”). The Sky Holdings Note bears interest at 7% per annum. We have the right to prepay the Sky Holdings Note at any time. All principal on the Sky Holdings Note is convertible into shares of our common stock after three months from issuance at the election of the holder at a conversion price equal $0.35 per share. We intend to repay the Sky Holdings Note in full with a portion of the proceeds of this offering.

On July 27, 2023, the Company borrowed the principal amount of $3,000,000 from Mahavir Investments Limited (the “Mahavir Loan”). The Mahavir Loan bears interest at 20% per annum and is payable in nine tranches. We have the right to prepay the Mahavir Loan at any time. The loan matures on April 30, 2024, when the Company plans to repay.

On July 31, 2023, our Company issued to 1800 Diagonal Lending LLC a promissory note in the principal amount of $174,867 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $22,732. We will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $21,955.45. The promissory note matures on February 28, 2024, with a total payback to the Holder of $197,599. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date. We intend to repay the 1800 Diagonal Note in full with a portion of the proceeds of this offering.

On August 15, 2023, our Company issued to 1800 Diagonal Lending LLC a promissory note in the principal amount of $118,367 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $15,387.71. We will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $14,861.64. The promissory note matures on May 30, 2024, with a total payback to the Holder of $133,754.71. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date. We intend to repay the 1800 Diagonal Note in full with a portion of the proceeds of this offering.

Transfer Agent

Our transfer agent is Pacific Stock Transfer, Inc. located at 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119 with a phone number at: 1 (800) 785-7782.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

•        on an actual basis;

•        on an as adjusted basis to give effect to (1) the issuance of shares of common stock by us in this offering and the receipt of approximately $_____ million in net proceeds from the sale of such shares, assuming an initial public offering price of ______ per share, the Assumed Offering Price set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses, (2) the repayment in full of the Sky Holding and the 1800 Diagonal Notes, (3) the issuance of 6,410,971 shares of our Common Stock to Artelliq Software Trading for a total purchase price of $2,000,000, (4) the issuance of 5,600,000 shares of our Common Stock to our management team pursuant to their employment contracts; and (5) the application of the estimated net proceeds from the offering as described in “Use of Proceeds.”

You should read this table in conjunction with the information contained in “Use of proceeds,” “Selected pro forma and consolidated financial data” and “Management’s discussion and analysis of financial condition and results of operations,” as well as our consolidated financial statements and the related notes included elsewhere in this prospectus.

(US dollars)	As of June 30, 2023 (audited) Actual	As of June 30, 2023 Proforma(3)(4)(5)
Cash and cash equivalents(1)	$1,707,801	$
Long-term Liabilities(2)
Convertible Notes	2,070,000
Warrants	291,000
Bank Borrowings	10,761,062
Total long-term liabilities	13,122,062

Stockholders’ equity:
Common stock; $0.001 par value; 200,000,000 shares authorized; and 114,576,965 shares issued and outstanding as of June 30, 2023.	114,579
Preferred stock; $0.001 par value; 1,000,000 shares authorized; and 0 shares issued and outstanding as of as of June 30, 2023.	—
Additional paid-in capital	13,607,017
Accumulated deficit	(5,801,674)
Minority Interest	24,993,549
Total stockholder’s equity	$32,913,471
Total capitalization	$46,035,532	$

____________

(1)      After the closing of this offering, we intend to repay in full the Sky Holding and the 1800 Diagonal Notes. See “Use of Proceeds.”.

(2)      As presented on the face of our consolidated balance sheet as of June 30, 2023.

(3)      Does not include 250,000 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $1.64 per share.

(4)      As adjusted reflects (1) the issuance of shares of Common Stock by us in this offering and the receipt of approximately $_____ million in net proceeds from the sale of such shares, assuming an initial public offering price of ______ per share, the Assumed Offering Price set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses, (2) the repayment in full of the Sky Holding and the 1800 Diagonal Notes, (3) the issuance of 6,410,971 shares of our Common Stock to Artelliq Software Trading for a total purchase price of $2,000,000, (4) the issuance of 5,600,000 shares of our Common Stock to our management team pursuant to their employment contracts; and (5) the application of the estimated net proceeds from the offering as described in “Use of Proceeds.”

(5)      A $1.00 increase (decrease) in the Assumed Offering Price of $____ per share, the midpoint of the price range set forth on the cover of this prospectus, would increase (decrease) the as adjusted amount of each of cash and cash equivalents and total stockholders’ equity by approximately $____ million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A ____ share increase in the number of shares offered by us would increase the as-adjusted amount of each of cash and cash equivalents and total stockholders’ equity by approximately $____ million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us. Conversely a decrease in the number of shares offered by us would decrease the as-adjusted amount of each of cash and cash equivalents and total stockholders’ equity by approximately $____ million after deducting underwriting discounts and commissions and any estimated offering expenses payable by us.

The number of shares of our common stock outstanding as of June 30, 2023, excludes the following subsequent issuances:

On July 17, 2023, our Company issued to Sky Holdings Ltd. 300,000 shares of our common stock with a grant-date and fair value of the award as of June 16, 2023, at $0.42 pursuant to a share purchase agreement signed on June 16, 2023.

On August 25, 2023, our Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment 2.2 of the amended purchase agreement filed as an exhibit with this S-1.

On September 15, 2023, our Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a fair market value of $0.27.

On September 15, 2023, our Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a fair market value of $0.27.

On September 15, 2023, our Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a fair market value of $0.27.

On September 15, 2023, our Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a fair market value of $0.27.

DILUTION

If you invest in our Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value (deficit) per share of our Common Stock after this offering. Net tangible book value (deficit) per share of our Common Stock is determined at any date by subtracting our total liabilities from the amount of our total tangible assets (total assets less intangible assets) and dividing the difference by the number of shares of our Common Stock deemed to be outstanding at that date. Dilution in net tangible book value (deficit) per share represents the difference between the amount per share paid by investors in this offering and the net tangible book value (deficit) per share of our Common Stock immediately after this offering.

As of June 30, 2023, we had a net tangible book value of $(23,473,556), or $(0.20) per share of common stock, based on 114,576,965 shares of common stock outstanding on June 30, 2023.

After giving effect to the sale of shares of Common Stock in this offering at the Assumed Offering Price of $___ per share, which is the last reported sale price of our Common Stock on OTC Markets on ____, 2023, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) our net tangible book value as of June 30, 2023, would have been $_____ or $_____ per share of Common Stock. This amount represents an immediate increase in net tangible book value of $______ per share to our existing stockholders. Investors purchasing our Common Stock in this offering will have paid $_______ more than the as adjusted net tangible book value per share of Common Stock after this offering.

The following table illustrates this dilution on a per share basis:

Assumed Offering Price per share		$
Historical net tangible book value per share as of June 30, 2023	$
Increase in net tangible book value per share attributable to new investors	$
Net tangible book value per share after the offering
Dilution per share to new investors		$

Each $1.00 increase (decrease) in the assumed public offering price of $____ per share would increase (decrease) our net tangible book value after this offering by approximately $_____ per share, and increase (decrease) the dilution per share to new investors by approximately $_____ per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on 114,576,965 shares of our Common Stock outstanding as of June 30, 2023, and excludes, as of such date:

•        5,408,6601 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes;

•        250,000 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $1.64 per share;

•        300,000 shares of our common stock to Sky Holdings Ltd. pursuant to a share purchase agreement signed on June 16, 2023, issued on July 17, 2023;

•        6,410,971 shares of our Common Stock to Artelliq Software Trading for a total purchase price of $2,000,000;

•        5,600,000 shares of our Common Stock to our management team pursuant to their employment contracts;

•        any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option; and

•        _______ shares of Common Stock issuable upon exercise by the underwriter under its underwriter’s warrant.

____________

1        The notes to 1800 Diagonal Lending convert at 65% multiplied by the lowest trading price for the common stock during the ten trading days prior to the conversion date. Calculation is based upon a conversion price of $0.25.

Except as otherwise indicated, all information in this prospectus assumes:

•        that the Assumed Offering Price is $ per share; and

•        a reverse stock split effected on       , 2023 at a ratio of 1-for_.

If the shares described above that are reserved for issuance, or we otherwise issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

OUR BUSINESS

Business Overview

We aim to be a leader in the manufacture and assembly of heavy engineering equipment and precision engineered technology for the Industrial, Oil & Gas, and Utility sectors.

Quality International is a turnkey provider of total integrated solutions to the global energy and infrastructure market with over twenty years of operating experience. Quality International is ISO Certified with international accreditations, specializing in design, engineering, procurement, fabrication, testing, construction, manufacturing and site installation of heavy engineering equipment, process skids and modules, pipe spools and piping systems, offshore structures, and tank farms. With a wide spectrum of services, Quality International meets stringent customer demands through a broad range of competent, ultra-reliable engineering solutions and services.

Based in the United Arab Emirates (UAE), Quality International has manufacturing facilities in Sharjah with a total manufacturing area of over 220,000 square meters including its own waterfront facility for final assembly and loading of very large equipment/modules directly onto barges and ships.

Company Structure

Quality Industrial Corp. (QIND)
Ilustrato Pictures International Inc.(1)	Management	Other shareholders
61.2% ownership	13.9% ownership	24.9% ownership
77,669,078 votes	17,600,000 votes	31,618,858 votes

____________

(1)      An entity in which Mr. Nicolas Link holds dispositive and voting control.

Quality International Co Ltd FZC
Quality Industrial Corp. (QIND)	Gerab National Enterprises LLC	Mr. Saseendran Ramakrishnan
52% ownership	24% ownership	24% ownership
78 votes	36 votes	36 votes

Quality International designs projects and equipment as per customer-specific requirements in stainless steel, duplex, super duplex, carbon steel, alloy steel and clad construction. In addition to this, Quality International also manufactures equipment as per the ASME, PD 5500, TEMA, API 650, 620 and other international standards. Our principal materials used in fabrication are steel, stainless steel, carbon steel, non-ferrous alloys and fiber reinforced plastic. Our current principal material suppliers are Salzgitter Mannesmann, ASE Metals, German Gulf Enterprises, Emirates Gas and Young Chan Co Ltd. The Company and its operating subsidiary do not hold any patents or trademarks.

Quality International’s customers are Engineering, Procurement, and Construction (“EPC”) Contractors, technology providers and multinational companies who are leaders in their respective industries. Some of Quality International’s past and present customers include EPC Contractors such as McDermott, Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products, having required infrastructure and equipment to be manufactured for end users such as ADNOC, BP, Chevron, Shell, Sasol, Sonatrach and Total. The Company is not dependent on any single customer or group of customers.

We aim to become the global leader in the manufacture and assembly of equipment and technology for the wider Energy sector as it aims to reduce carbon in its operations and transition to greener forms of energy production. Quality International currently manufactures infrastructure and equipment for the hydrogen industry and we aim to further expand its manufacturing of the vital infrastructure and equipment required for the offshore wind industry as well as for the production of low carbon energies, decarbonization solutions such as green hydrogen, and sustainable fuels.

We changed ownership on May 28, 2022, when, Ilustrato Pictures International Inc. (“ILUS”) at the time, acquired 77.4% of the outstanding shares in our Company. Consequently, ILUS is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Also, during the year, Mr. Nicolas Link, beneficial owner of ILUS, was appointed as our Executive Chairman of the Board, Mr. John-Paul Backwell was appointed as our Chief Executive Officer and Mr. Carsten Falk was appointed as our Chief Commercial Officer.

In line with the change in control and business direction, our Company changed its name to Quality Industrial Corp. and began trading on the OTC Market under the ticker QIND, with a market effective date of August 4, 2022. As a result of these transactions, Quality Industrial Corp. is a public company focused on the industrial, oil & gas and utility sectors and a subsidiary to ILUS.

Corporate Office

Our offices are located at 315 Montgomery Street, San Francisco, CA 94104, and our telephone number is 800-706-0806. Our website addresses are www.qualityindustrialcorp.com, http://qualityinternational.ae and our email address is info@qualityindustrialcorp.com. Information contained on, or accessible through, the foregoing website is not a part of, and is not incorporated by reference into, this registration statement on Form S-1.

New Business Direction — Industrial & Manufacturing

Quality Industrial Corp. is the Industrial and Manufacturing subsidiary of ILUS and is focused on the manufacture and assembly of heavy engineering equipment and precision engineered technology for the Industrial, Oil & Gas, and Utility sectors.

Quality International Co Ltd FZC

We signed a binding letter of intent on June 28, 2022, and the definitive share purchase agreement to acquire a 52% interest in Quality International Co Ltd FZC on January 18, 2023.

Quality International specializes in the following industries and field of activities, as described below, and illustrated in the graphics:

•        Oil & Gas Industry

•        Refineries & Petrochemicals Industry

•        Chemical, Fertilizer, Metals & Mineral Processing Industry

•        Offshore Industry

•        Water & Wastewater Treatment Plant Industry

•        Power & Desalination Industry

Quality International’s operations include the complimentary business of manufacturing process equipment, process skids & modular assemblies, pipe spools & piping system installations, heavy structures (jackets, flare trestles), tank farms and turnkey projects. Quality International’s services include design, detail engineering, procurement, fabrication, testing, and site installation & commercial assistance. The graphic below further visualizes this.

Manufacture of Process Equipment
Design
Process Skids & Modular Assemblies
Detail Engineering
Pipe Spools & Piping System Installations
Procurement
Heavy Structures -Jakets, Flare Trestles
Fabrication
Tank Farms
Testing
Turnkey Projects
Site Installation & Commercial Assistance

Quality International manufactures the following types of products, which are used for different purposes, depending on the nature of the project, each project typically consists or involves the use of multiple products for the total manufacturing solution.

1.      Pressure Vessels, Reactors & Columns:

All metallurgies with shell thickness up to 135 mm.

•        Carbon Steel/LTCS

•        Stainless Steel

•        Duplex & Super Duplex

•        Low Alloy Steel

•        Non-ferrous Alloys

•        Clad Steels (SS, Inconel, Incoloy, Ti)

•        CS Rubber Lined

2.      Shell & Tube Heat Exchangers, Evaporators/Condensers & Re-boilers/Waste Heat Boilers:

Materials of Construction:

•        Carbon Steel/LTCS

•        Stainless Steel

•        Duplex & Super Duplex SS

•        Titanium

•        Non-ferrous Alloys

•        Clad Steels (SS, Inconel, Incoloy, Ti)

3.      Pipe Spools Fabrication and Piping Systems:

Materials of Construction:

•        Carbon Steel/LTCS

•        Stainless Steel

•        Duplex & Super Duplex SS

•        Non-Ferrous Alloys

•        Clad Steel

•        CS Rubber Lined

•        Fiber Reinforced Plastic

4.      Process Skids & Modular Assemblies:

•        Test Separators

•        Gas Refrigeration Modules

•        Fuel Gas Conditioning Skids

•        Gas Dehydration Modules

•        Filtration Skids

•        Desalination Plant Modules

•        Skidded Equipment

•        Process Modules

•        Pipe Rack Modules

5.      Process & Storage Tanks:

•        Warehouse Fabricated & Field Erected Metallic Tanks

•        Fixed Cone Roof/Al Dome

•        With External Floating Roof

•        With internal Floating Deck & Al Dome

6.      Heavy structures (On-shore & Off-Shore):

•        Piles

•        Jackets

•        Decks

•        Bridges & Flare Trestles

•        Top Sides

•        Offshore Process Platform

•        Auxiliary Structures

7.      Turnkey Projects & EPC Contracts:

Full scope of work including Civil, Mechanical, Electrical and Instrumentation for:

•        Tank Farms

•        Lubricant Blending Plants

•        Process Plants

•        Pipeline and BOP Packages

Quality International typically manufactures a combination of product lines per project requirement. There is no specific segmented revenue per product line as each project includes or may include several of the product lines listed above depending on the customer requirement.

Intellectual Property

Quality International does not own registered intellectual property rights. Quality International’s intellectual property resides in its specific manufacturing processes, capability, compliance, and certifications that have made it a trusted manufacturer for EPC Contractors such as McDermott, Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products, with infrastructure and equipment being manufactured for end users such as ADNOC, BP, Chevron, Shell, Sasol, Sonatrach and Total.

Quality International has the following certifications:

Category	Type	Reference
Certification	ISO 9001:2015	Hamriyah Facility
Certification	ISO 14001:2015	Hamriyah Facility
Certification	ISO 45001:2018	Hamriyah Facility
Certification	ASME U Certificate of Authorization for Pressure vessels	Hamriyah Facility
Certification	ASME U2 Authorization to Manufacture Class 1 and Class 2 pressure vessels	Hamriyah Facility
Certification	ASME S Authorization to manufacture and assembly of power boilers	Hamriyah Facility
Certification	National Board of Boiler & Pressure Vessel Inspectors — Accreditation of “R” Repair Organizations	Hamriyah Facility

Competition

Quality International operates in what is currently a high growth, high demand sector, whereby several certified manufacturers of equipment and technology for the Industrial, Oil and Gas and Utility sectors compete for contracts. Manufacturing contracts are awarded by EPC Contractors, Technology Providers and Multinational companies for the manufacture of their required infrastructure and equipment.

A list of some of Quality International’s competitors is provided below:

•        Charles Thompson Ltd (CTL), operates out of the United Kingdom and is an established process plant equipment engineering company, specializing in the mechanical design and manufacture of bespoke equipment for the hydrocarbon and process industries; namely: pressure vessels, shell and tube heat exchangers, filtration and drying equipment, pipework systems, columns, reactors, and complete pre-packaged process systems for on and offshore applications.

•        ATB Group is an Italian manufacturer of process equipment for the Petrochemical industry, ammonia, and urea production sector as well as for gas treatment plants.

•        Integrated Flow Solutions operates out of the United States and specializes in the design and manufacture of modular engineered-to-order (“ETO”) and configure-to-order (“CTO”) liquid and gas process systems.

•        HSM Offshore Energy is a large Dutch construction yard which manufactures platforms, modules and equipment for the Oil and Gas and Energy sectors.

•        Harris Pye is a global company headquartered in the United Kingdom. The company specializes in the repair, maintenance, upgrade and installation services for boilers, heat transfer and associated equipment within the marine, offshore, energy from waste, and associated onshore industrial sectors.

•        Aarya Engineering is a United Arab Emirates based steel fabrication and mechanical contracting company. The company manufactures Tanks and Pressure Vessels, Piping Systems, Furnace Packages, Turnkey Mechanical Solutions and Process Skids for the Oil and Gas, Water Treatment and Powerplant Industries.

Quality International’s advantages over competitors include but are not limited to:

•        Over 20 years of manufacturing experience with an extensive track record of delivery to global multinational customers.

•        A total manufacturing area of over 220,000 square meters with own waterfront facility, enabling direct shipping to customers globally.

•        All required ISO, ASME and National Certifications are in place and equipment is manufactured as per the ASME, PD 5500, TEMA, API 650, 620 and other international standards

•        Ability to design and manufacturer bespoke customer specific requirements in in Stainless Steel, Duplex, Super Duplex, Carbon Steel, Alloy Steel and Clad construction

•        Flexibility to offer end-to-end manufacturing capability and shipment as completed units or delivery of modules to customers with assembly on-site.

•        Quality International is prequalified with the Abu Dhabi National Oil Company (ADNOC), Takreer Oil Refining Company, GASCO, Borouge, Zakum Development Company, Fertil Ruwais, SABIC, Ma’aden, Kuwait National Petroleum Company and the Kuwait Oil Company.

•        An extensive list of past and present customers including EPC Contractors such as McDermott, Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products, having required infrastructure and equipment to be manufactured for end users such as ADNOC, BP, Chevron, Shell, Sasol, Sonatrach and Total.

Employees

We have 5 employees in QIND and Quality International employs approximately 1350 full-time employees and up to 1750 in peak periods. The employees are currently not represented by a labor union or collective bargaining agreement. We believe that our relationship with our employees is good.

Our Growth Strategies

We plan to pursue several strategies to grow our earnings, expand our market share and further diversify our revenue stream, including:

•        Increasing our margins through controllable operational initiatives: Our focus is on driving operational improvement across the business to increase our net income and drive our international expansion. We aim to centralize certain decision-making procedures and increase adherence to lean manufacturing principles with the objective of reducing manufacturing costs while improving the value proposition for our customers. We aim to develop a companywide culture focused on continuous improvement through the implementation of measurable performance targets and the sharing of best practice. We strive to identify and implement ongoing procedures and initiatives across the business to increase profitability.

•        Continue to win new customers: We believe we have a significant opportunity to expand our customer base, both in the Middle East and Internationally. We have manufactured equipment for several large global EPC Contractors such as McDermott and Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products, having required infrastructure and equipment to be manufactured for end users such as ADNOC, BP, Chevron, Shell, Sasol, Sonatrach and Total. We plan to invest in our sales and marketing organization to promote our competitive manufacturing capability and facilities more effectively and accelerate customer acquisition.

•        Expand in our existing customers: Our customers demand high quality, reliable products delivered on-time and within budget. We are striving for continuous innovation and capability improvement in design, detailed engineering, procurement, fabrication, site erection, testing, commissioning, and handover of our process equipment. We are increasing the marketing of our continuously improving capability, state-of-the-art manufacturing facilities and proven track record over two decades of manufacturing to our existing customers in order to capitalize on this growth opportunity.

•        Expansion into additional market segments: Our immediate addressable markets are the oil and gas, refinery and petrochemical, chemical and mineral processing, offshore, water and wastewater, power, and desalination industries. We are expanding our offering to the wider energy sector as it aims to increase its production of low carbon energy sources and decarbonization solutions such as green hydrogen and sustainable fuels. One such example is our current manufacturing of twenty-two Hydrogen storage tanks following a $61 million purchase order from a major European customer. This order is being delivered in several phases with the final phase to be delivered by June 20, 2024. Our goal is to increase the marketing of our manufacturing experience and facilities in order to capitalize on the energy sector’s increasing demand for heavy infrastructure manufacturing.

•        Pursue Strategic Acquisitions: We seek to pursue and execute acquisitions which accelerate our growth strategy. We believe that we have a clear acquisition strategy in place, targeting acquisitions with significant synergies to drive long-term value creation for shareholders. We will seek the acquisition of value enhancing companies which further diversify our manufacturing capability and geographic reach while simultaneously producing attractive financial returns.

Corporate History

The Company was incorporated in the state of Nevada under the name Sensor Technologies, Inc. on May 4, 1998. In March 2006 the Company changed its name to Bixby Energy Systems Inc. In September 2006, the Company changed its name to Power Play Development Corporation. In April 2007, the Company changed its name to National League of Poker, Inc. In October 2007 the Company changed its name back to Power Play Development Corporation. In October 2011 the Company changed its name to Bluestar Technologies, Inc. In March 2018, the Company then changed its name to Wikisoft Corp.

In May 2016, the Company’s Board of Directors terminated the services of all prior officers and directors and the board appointed Robert Stevens as the Board Appointed Receiver for the Company. This was a private receivership where the receiver was appointed by the board to act on behalf of the Company and no court filings were ever made in connection with the receivership. On April 16, 2019, in connection with the Merger described below, Robert Stevens resigned from all of his positions with the Company and the board appointed receivership was concluded. At that time Rasmus Refer was appointed as the Company’s CEO and Director, and he resigned from such positions in August and November 2020, respectively. On August 31, 2020, Carsten Kjems Falk was appointed as CEO, and Paul C Quintal was on December 1, 2021, appointed as the sole director of the Company.

On April 11, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WikiSoft Acquisition Corp., a Delaware corporation which was then the Company’s wholly owned subsidiary (“Merger Sub”) and WikiSoft Corp., a privately held Delaware corporation (“WikiSoft DE”). In connection with the closing of this merger transaction, Merger Sub merged with and into WikiSoft DE (the “Merger”) on April 24, 2019. Pursuant to the Merger, the Company acquired WikiSoft DE which then became its wholly owned subsidiary.

On March 19, 2020, the Company entered into an Agreement and Plan of Merger (the “Short Form Merger Agreement”) with WikiSoft DE, pursuant to which it was agreed that the Company would merge with and into WikiSoft DE, with the Company surviving. Thereafter, on March 25, 2020, WikiSoft DE merged with and into the Company, with the Company (i.e., WikiSoft Corp. - the NV corporation) surviving pursuant to a Certificate of Ownership and Merger filed in with Delaware Secretary of State, whereby the then wholly owned subsidiary (WikiSoft DE) merged with and into the Company, with the Company surviving. On March 25, 2020, the Company filed Articles of Conversion in Nevada, whereby the then subsidiary (WikiSoft DE) merged with and into the Company, with the Company surviving. Prior to the Merger, the Company did not have any business operations, and at the closing of the Merger, the Company’s business was as described in detail below.

Wikisoft Corp. had a vision to become one of the largest portals of information for businesses and business professionals. Built on open-source software, the portal wikiprofile.com, was initially launched in January 2018, and the portal was relaunched in June 2021.

We changed ownership on May 28, 2022, when ILUS at the time, acquired 77.4% of the outstanding shares in our Company. Consequently, ILUS is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Also, during the year, Mr. Nicolas Link, beneficial owner of ILUS, was appointed as our Executive Chairman of the Board, Mr. John-Paul Backwell was appointed as our Chief Executive Officer and Mr. Carsten Falk resigned as our Chief Executive Officer and was appointed as our Chief Commercial Officer.

In line with the change in control and business direction, our Company changed its name to Quality Industrial Corp. with the ticker QIND, with a market effective date of August 4, 2022. As a result of these transactions, Quality Industrial Corp. is a public company focused on the industrial, oil & gas and utility sectors and a subsidiary to ILUS. The Company filed articles of merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly owned subsidiary, Quality Industrial Corp. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Quality Industrial Corp.” and our Articles of Incorporation have been amended to reflect this name change. Our common stock trades under the symbol “QIND.”

After ILUS acquired control of QIND, on May 28, 2022, ILUS signed a binding letter of intent on June 28, 2022, for the Company to acquire control of Quality International, an international process manufacturing company, manufacturing custom solutions for the oil & gas, petrochemical & refinery, chemical & fertilizer, power & desalination, water & wastewater, and offshore industries. Quality International has several required industry certifications in place and is on several global preferred vendor lists, with global past and present customers including but not limited to McDermott and Technip Energies, Worley, Doosan, Tecnimont, UTICO and Air Products.

To fund the first tranche of the purchase price for the interest in Quality International, on August 3, 2022, we issued to RB Capital Partners, Inc. a two-year convertible promissory note in the principal amount of $1,100,000 the (“August 2022 Note”). The August 2022 Note bears interest at 7% per annum. We have the right to prepay the August 2022 Note at any time. All principal on the August 2022 Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $1.00 per share.

The Binding Letter of Intent with Quality International contemplated a period of due diligence followed by entry into a share purchase agreement. On January 18, 2023, we entered into a share purchase agreement with the shareholders of Quality International (the “QI Purchase Agreement”), which agreement provided for our purchase of 78 of the 150 (52%) outstanding shares of Quality International (the “QI Shares”), a freezone company under the regulations of Abu Dhabi General Markets and laws of United Arab Emirates. This entity is our majority owned subsidiary. All closing documents were executed for the transaction on March 6, 2023.

The purchase price for the acquisition shall be up to $137,000,000 in cash, paid in tranches, subject to achievement of financial milestones presented in a schedule of payments set forth in the QI Purchase Agreement which was filed with our Form 8-K dated January 18, 2023. On, July 31, 2023, the parties to the QI Purchase Agreement entered into an amendment to the QI Purchase Agreement (the “Amended QI Purchase Agreement”) to revise the payment schedule for the QI Shares, which had previously become effective on March 31, 2023. The purchase price for the QI Shares shall remain up to $137,000,000 in cash (the “QI Purchase Price”).

The Company will occupy two non-paid board seats of Quality International upon payment of tranche 2.3 as per the amended purchase agreement and there shall be two other non-paid board seats for existing Quality International shareholders. A final board seat will be independent and chosen by us and Quality International’s shareholders.

The existing management team of Quality International will remain in place, and operational control will stay with the current shareholders/management through the ordinary course of business. However, if there’s a violation of the shareholders agreement, persistent underperformance, if structural changes are required, or if legal adjustments recommended by the QI Purchase Agreement are necessary, any such changes will be decided upon and approved by the new Quality International Board of Directors. The Company and its auditors considered all pertinent facts pursuant to ASC 805-10-25-7 and it was determined that the acquisition date preceded the closing date, with the binding letter of intent signed on June 28, 2022, and the $1,000,000 first tranche payment.

Under section 1.04 of the QI Purchase Agreement, the QI Shares will be held in escrow once the payment of the second tranche has been completed. The QI Shares will subsequently be released to the Company following the payment of the third tranche.

Under section 2.1 of the Amended QI Purchase Agreement, the payment schedule of the QI Purchase Price has been revised (the “Amended Payment Schedule”) to extend the payment timeline with smaller amounts due at each date. Moreover, break fees were introduced if the payments are not received by their respective due dates. In the event that the Company fails to meet any of the revised payment dates and/or the revised payment amounts, pursuant to the Amended Payment Schedule, the parties acknowledge and agree that the QI Shareholders shall have the right, but not the obligation, to, in their sole discretion, terminate the Amended QI Purchase Agreement and all associated agreements with us. Consequently, if terminated, the Company would be liable for the applicable break fee pursuant to the table in the Amended Payment Schedule, the break fee is capped at $3,500,000. The parties agreement to release each other from the performance of any obligations under the Amended QI Purchase Agreement, together with all related transaction documents, is subject to the payment of the break fee. In addition to the break fee, the Company would be potentially exposed to other expenses related to any settlement and recovery of paid amounts to Quality International, including any or all debt incurred, guaranteed and paid by the Company and contemplated as future borrowings used for the continuous operation of the Company and its subsidiary. Upon the payment of the break fee and settlement of any pending transaction, the parties shall have no further rights or obligations with each other except for those which are intended to survive after such termination.

The Amended Payment Schedule outlines a series of financial milestones and payment requirements involving staggered payment tranches are as follows:

•        Tranche 2: $15,000,000 was to be paid immediately upon the agreement’s closing. This has been revised into three sub-tranches with payment to Quality International Co Ltd FZC:

a.      Tranche 2.1: $500,000 due by June 16, 2023. A break fee of $1,000,000 applies if not received by the due date.

b.      Tranche 2.2: $2,000,000 due before July 31, 2023. If the previous payment isn’t made by its deadline, a cumulative break fee of $1,250,000 applies.

c.      Tranche 2.3: $5,000,000 due before September 15, 2023. If previous payments aren’t made by their respective deadlines, cumulative break fees could sum up to $2,250,000.

•        Tranche 3: Initially, $66,000,000 was due by March 6, 2023. Under revised Tranche 3.1, the revised amount is $73,500,000, to be paid before November 30, 2023. The break fee is capped at $3,500,000. The payments are divided among Quality International Co Ltd FZC ($28,500,000), Gerab National Enterprise LLC ($39,000,000), and Saseendran Kodapully Ramakrishnan ($6,000,000).

•        Tranche 4: $14,000,000 due by January 31, 2024. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($6,000,000), Saseendran Kodapully Ramakrishnan ($5,000,000), and Quality International Co Ltd FZC ($3,000,000).

•        Tranche 5: $20,000,000, due by April 15, 2024, after Year End 2023 audited financials are completed by March 15, 2024. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($15,000,000), Saseendran Kodapully Ramakrishnan ($2,000,000), and Quality International Co Ltd FZC ($3,000,000).

•        Tranche 6: $21,000,000, due by April 15, 2025, post completion of Year End 2024 audited financials by March 15, 2025. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($15,000,000), Saseendran Kodapully Ramakrishnan ($3,000,000), and Quality International Co Ltd FZC ($3,000,000).

Currently, $2,000,000 of Tranche 2.3 and $73,500,000 of tranche 3.1 of the Amended Payment Schedule remains outstanding as of the date of this filing and tranche 2.3 will be paid with proceeds from this offering. The Company is in discussions for additional funding with respect to the remaining payment of Tranche 2.3 and 3.1 and is in negotiations with the other shareholders of Quality International to revise the current tranche payments terms. Once uplisted to NYSE American, the Company intends to file an S-1 equity line and provide Quality International with ongoing funding to ensure its debt is paid off and to provide capital for business expansion while at the same time paying down its acquisition obligations to the shareholders. Pursuant to the Amended Payment Schedule, payments for tranches 4, 5 and 6 are linked and paid in proportion to the percentage of EBITDA target achieved against forecasted EBITDA targets and capped at 100% of EBITDA target. Any shortfall or surplus (as the case may be) on the EBITDA target of a particular Tranche shall be carried over to the subsequent Tranche and to be added to or deducted from (as the case may be) the subsequent EBITDA target. Any shortfall EBITDA existing after the expiration of time allotted for tranche 6, shall be allowed to be delivered within an extended 6-month period until June 30, 2025, and be paid in proportion to the EBITDA target achieved and capped at 100% of EBITDA target. Any remaining shortfall existing after the expiration of time allotted for Tranche 6, shall be forfeit, resulting in a reduction to the QI Purchase Price.

Additionally, under section 2.2 of the Amended QI Purchase Agreement, the Company guarantees and repays Quality International’s future borrowings from any lender, capped at $10 million and a maximum of 22% annual interest. Costs, including a processing fee up to 2% of the principal and expenses during the term, will be borne by the Company. The financing cost will be covered until the Company pays off the Tranche 3 payment. Any borrowings by Quality International shall be strictly used for operational purposes.

On March 9, 2023, we changed our SIC code of the Company to SIC 3590 — Misc. Industrial & Commercial Machinery and Equipment to reflect the new business direction.

On June 22, 2023, the board of directors approved the granting of discretionary authority to the board of directors, at any time or times for a period of up to twelve months, to adopt an amendment (the “Amendment”) to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) with a ratio within the range of 1-for-2 to 1-for-20 (the “Reverse Stock Split Ratio”). On June 22, 2023, the Company received a written consent in lieu of a meeting by the holder of 77,669,078 shares of our common stock (the “Majority Stockholder”) authorizing the Reverse Stock Split and Reverse Stock Split Ratio for a period of up to twelve months conditional upon and concurrent with uplisting to a national stock exchange.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form S-1. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this Form S-1.

General

The following is a discussion by management of its view of our business, financial condition, and corporate performance for the past year. The purpose of this information is to give management’s recap of the past year, and to give an understanding of management’s current outlook for the near future. This section is meant to be read in conjunction with the Financial Statements of this Registration Statement on Form S-1.

Overview

QIND is a Nevada Corporation which is majority owned by ILUS. ILUS functions as QIND’s parent company, and as such it concentrates on providing strategic management oversight that includes financial, administration, marketing, and human resources support to its operating companies. QIND functions as the Industrial & Manufacturing subsidiary of ILUS.

QIND’s operating company, Quality International, specializes in the manufacturing and assembling of process equipment, piping, and modules for the Oil & Gas, Off-shore, Refineries & Petrochemical, Wastewater, Chemical, Fertilizer, Metals and Mineral Processing sectors.

Factors Affecting Our Performance

The primary factors affecting our results of operations include:

General Macro Economic Conditions

Our business is impacted by the global economic environment, employment levels, consumer confidence, government, and municipal spending. Global instability in securities markets and the Russian invasion of Ukraine are among other factors that can impact our financial performance. In particular, changes in the U.S. economic climate, can impact the demand of our products range. The Industrial and Manufacturing sectors are impacted by the overall economic environment as addressed in the risk factors. Tenders can be withdrawn and lead times for the manufacturing can be affected which can result in cancellation of orders if not delivered on time.

Impact of Acquisitions

A significant component of our growth is through the acquisition and consolidation of our operating companies in our targeted sectors. We typically incur upfront costs as we incorporate and integrate acquired businesses into our operating philosophy and operational excellence. This includes consolidation of supplies and raw materials, optimized logistics and production processes, and sales synergies within the operating businesses with the aim to expand globally. The benefits of these integration efforts may not positively impact our financial results instantly but is expected to do so in the medium to long-term future.

Recent Developments

On January 18, 2023, QIND signed a definitive Share Purchase Agreement acquiring 52% of Quality International Co Ltd FZC. All closing documents were executed for the transaction on March 6, 2023. The Share Purchase Agreement was later amended on July 31, 2023, and is filed as an exhibit to this registration statement. Quality International Co Ltd FZC currently has signed purchase orders exceeding $150M in various stages of the manufacturing process. The Company will allocate resources to our subsidiary with the aim to increase efficiency, drive increased sales and positively impact their financial results.

On March 9, 2023, we changed our SIC code of the Company to SIC 3590 — Misc. Industrial & Commercial Machinery and Equipment to reflect the new business direction.

On April 19, 2023, QIND engaged with Exchange Listing LLC as strategic advisors to pursue the Company’s goal of completing a successful uplisting to a major stock exchange in conjunction with a simultaneous debt financing and/or registration statement with common stock financing.

On July 31, 2023, the shareholders of Quality International and the Company entered into an amendment to the Share Purchase Agreement to revise the payment schedule for the purchase price for the shares. The agreement has been filed as an exhibit with this S-1.

On August 4, 2023, the Board of Directors of Quality Industrial Corp., approved a change in fiscal year end of the Company from December 31 to June 30. The Board’s decision to change the fiscal year end was related to the Company’s intent to uplist to NYSE American and to allow investors to accurately measure revenue and earnings year-over-year.

On August 25, 2023, the Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment 2.2 of the amended purchase agreement filed as an exhibit with this S-1.

Results of Operation for the Year Ended June 30, 2023, and 2022

Revenues

We earned $87,147,429 in revenue for the fiscal year ended June 30, 2023, compared with $18,216,000 in revenue for the fiscal year ended June 30, 2022. The significant increase in revenue is a result of revenue from our acquisition of Quality International only being consolidated from the last quarter for the fiscal year ended June 30, 2022.

Operating Expenses

Operating expenses increased to $12,735,603 for the fiscal year ended June 30, 2023, from $8,146,706 for the fiscal year ended June 30, 2022.

Our operating expenses for the fiscal year ended June 30, 2023, were mainly as a result of administrative and operating costs associated with the business activities of our subsidiary, Quality International. Our operating expenses for the fiscal year ended June 30, 2022, were mainly the result of stock-based compensation to staff and operating expenses. The increase in operating expenses arise from our acquisition of Quality International being consolidated from the last quarter for the fiscal year ended June 30, 2022. Stock-based compensation to staff for the fiscal year ended June 30, 2023, and 2022, was $721,000 and $4,313,889 respectively. This offset some of the underlying increase in general and administrative expenses due to our acquisition of Quality International only being consolidated from the last quarter for the fiscal year ended June 30, 2022. A detailed break-down of the operating expenses for the periods ended June 30, 2022, and 2023, respectively, can be found in Note 14 to the consolidated financial statements.

We anticipate that our operating expenses will increase as we undertake our expansion plan associated with our acquisition. The increase will be attributable to administrative and operating costs associated with our business activities.

Non-Operating Expenses

We had non-operating expenses of $6,210,692 for the fiscal year ended June 30, 2023, as compared to $516,580 in non-operating expenses for the for the fiscal year ended June 30, 2022. Our non-operating expenses for the fiscal year ended June 30, 2023, were mainly the result of interest expenses and stock issued for services. Our non-operating expenses for the fiscal year ended June 30, 2022, were mainly the result of Loss on license agreement and interest expenses.

Net Income/Net Loss

We incurred Net Income of $9,589,158 for the fiscal year ended June 30, 2023, compared to a net loss of $2,595,989 for the fiscal year ended June 30, 2022. The increase in Net Profit for the fiscal year ended June 30, 2023, and 2022, resulted in a Net Profit per common share (Earnings Per Share — EPS), of $0.08 and $(0.03) respectively.

Liquidity and Capital Resources

As of June 30, 2023, and 2022, we had total current assets of $116,686,881 and $96,474,500 respectively, and total current liabilities of $143,647,498 and $134,494,369 which include the payable amount of $80,500,000 as of June 30, 2023, and a contingent consideration of $55,000,000, as part of the purchase consideration for the acquisition of our operating company, Quality International. A break-down of the tranche payments and payable for the periods ended June 30, 2022, and 2023, respectively, can be found in Note 17 to the consolidated financial statements.

We had a working capital deficit of $26,960,616 as of June 30, 2023. This compares with a working capital deficit of $38,019,868 as of June 30, 2022.

Net cash used in operating activities was $9,463,832 for the fiscal year ended June 30, 2023, as compared with $261,130 for the fiscal year ended June 30, 2022. Our positive operating cash flow was mainly the result of growth in core business activities being higher operating profit.

Investing activities used $1,294,712 in cash for the fiscal year ended June 30, 2023, as compared with $0 in cash for the fiscal year ended June 30, 2022. Our negative investing cash flow for the fiscal year ended June 30, 2023, was mainly the result of investing in long term assets for the Company’s growth.

Financing activities we lost $7,575,450 in cash for the fiscal year ended June 30, 2023, as compared with $245,870 in cash provided for the same period ended 2022. Our financing cash flow for the fiscal year ended June 30, 2023, was mainly the result of Finance costs and bank borrowings in our subsidiary Quality International.

Our primary requirements for liquidity and capital are working capital, including the liquidity required to uplist to the NYSE American, expansion of existing manufacturing facilities in the UAE, renewal of certifications, existing acquisition tranche payments, new acquisitions, and general corporate operational needs. Historically, these cash requirements have been met through cash provided by financing activities. The Company plans to file an S-1 registration statement upon uplisting to the NYSE American to provide funding to satisfy our historical debt obligations from the acquisition of Quality International, for settlement of our convertible notes and to provide liquidity to satisfy our cash requirements over the next 12 months.

Over the next twelve months our tranche payment obligations for the subsidiary amount to a minimum $75.5M unless a renegotiation of the payment structure is achieved. The tranche payments to Quality international will ensure settlement of the subsidiary’s debt and acceleration of its growth through expanded manufacturing capabilities. If no further funding is obtained, we expect growth rates of the subsidiary to remain in line with current the year over year growth. This amount excludes the minimum funding required to conduct our business plan which is approximately $3M over the next 12 months for executive salaries, professional fees and interest on debt in the Company.

The Company’s ability to continue as a going concern is dependent on the Company’s ability to continue to generate sufficient revenues and raise capital within one year from the date of this filing. Management plans to use borrowings and security sales to mitigate the effects of cash flow deficits; however, no assurance can be given that debt or equity financing, if and when required, will be available.

The Company’s current Debt Obligations (including convertible and promissory notes) are as below:

Note owner	Issue date	Maturity Date	*Amount $
RB Capital Partners Inc.	08/03/2022	08/03/2024	1,100,000
RB Capital Partners Inc.	03/17/2023	03/17/2025	200,000
Jefferson Street Capital LLC	03/23/2023	03/23/2024	220,000
Sky Holdings LLC	06/23/2023	12/23/2023	550,000
Mahavir Investments Limited	07/20/2023	04/30/2024	3,000,000
1800 Diagonal Lending LTD	07/31/2023	02/28/2024	174,867
1800 Diagonal Lending LTD	08/15/2023	05/30/2024	133,755
TOTAL			5,378,622

____________

*        The convertible and promissory notes are described in financial footnotes and included in the exhibits. Amounts are principal amounts and exclude interest.

Results of Operation for Three Months Ended September 30, 2023, and 2022

Revenues

We earned $22,129,973 in revenue for the three months ended September 30, 2023, compared with $19,126,000 in revenue for the three months ended September 30, 2022, amounting to a 15.7% increase in revenue quarter over quarter.

Operating Expenses

Operating expenses increased from $3,793,888 for the three months ended September 30, 2022, to $5,008,094 for the three months ended September 30, 2023.

Stock-based compensation to management for the three months ended September 30, 2023, and 2022, was $1,1512,000 and $0, respectively. A detailed break-down of the operating expenses for the three months ended September 30, 2022, and 2023, respectively, can be found in note 14 “operating expenses”.

We anticipate that our operating expenses will increase as we undertake the expansion plan associated with our acquisition and uplist to the NYSE American. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations and new employment contracts to our management and new independent directors.

Other Expenses

We had other expenses of $1,350,242 for the three months ended September 30, 2023, as compared to $420,800 in other expenses for the three months ended September 30, 2022. The increase in other expenses in Q3 2023 were mainly the result of finance cost due to stock issued for services, interest on long term borrowings and interest on convertible notes.

Net Income/Net Loss

We incurred net income of $1,859,103 for the three months ended September 30, 2023, compared to a net income of $2,431,115 for the three months ended September 30, 2022. The decrease in net income was mainly a result of for the quarter resulted in a net income per common share (Earnings Per Share — EPS) for the three months ended September 30, 2023, of $0.01, and September 30, 2022, of $0.02.

Liquidity and Capital Resources

As of September 30, 2023, we had total current assets of $127,626,061 and total current liabilities of $150,295,503 which include the payable amount of $75,500,000 and a $55,000,000 contingent consideration as part of the purchase consideration for the acquisition of our operating company, Quality International. We had a working capital deficit of $22,669,443 as of September 30, 2023. This compares with a working capital deficit of $26,960,616 as of June 30, 2023.

Operating activities provided $2,105,790 in cash for the three months ended September 30, 2023, as compared with $793,158 provided in cash for the three months ended September 30, 2022. Our positive cashflow from operating activities was a result of the growth in the operating activities.

Investing activities used $798,725 in cash for the three months ended September 30, 2023, as compared with $255,000 used in cash for the three months ended September 30, 2022. Our investing activities were in Q3 2023, was the result of purchase of property plant and equipment for the company’s expansion and growth in the upcoming periods.

Financing activities used $1,760,268 in cash for the three months ended September 30, 2023, as compared with $487,307 used in cash provided for the same period ended 2022. Our financing cash flow for Q3 2023 was mainly the result of Finance costs for repayment of our lease obligations and proceeds from convertible notes.

Going Concern

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined. The Company’s ability to continue as a going concern is dependent on the Company’s ability to continue to generate sufficient revenues and raise capital within one year from the date of filing.

Over the next twelve months, management plans to use borrowings and security sales to mitigate the effects of cash flow deficits; however, no assurance can be given that debt or equity financing, if and when required, will be available.

Impact of Acquisitions

Historically a significant component of our growth has been through the acquisition of businesses in our targeted sectors. We typically incur upfront costs as we incorporate and integrate acquired businesses into our operating philosophy and operational excellence. This includes consolidation of supplies and raw materials, optimized logistics and production processes, and other restructuring and improvements initiatives. The benefits of these integration efforts and upcoming planned acquisitions may not positively impact our financial results in the short term but has historically been the case in the medium to long term.

Critical Accounting Estimates

A critical accounting estimate is an estimate that: (i) is made in accordance with generally accepted accounting principles, (ii) involves a significant level of estimation uncertainty and (iii) has had or is reasonably likely to have a material impact on the Company’s financial condition or results of operations.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based on the Company’s Consolidated Financial Statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect reported amounts and related disclosures. On an ongoing basis, management evaluates and updates its estimates. Management employs judgment in making its estimates but they are based on historical experience and currently available information and various other assumptions that the Company believes to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results could differ from those estimates. Management believes that its judgment is applied consistently and produces financial information that fairly depicts the results of operations for all periods presented.

Significant estimates include estimates used to review the Company’s, impairments and estimations of long-lived assets, revenue recognition of Contract based revenue, allowances for uncollectible accounts, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Further, refer to the Company’s significant accounting policies as described in Note 2 of the Notes to Consolidated Financial Statements.

We consider the following accounting estimate to be the most critical in understanding the judgments that are involved in preparing our consolidated financial statements:

Goodwill and Indefinite-Lived Intangible Assets

The Company accounts for business combinations by estimating the fair value of consideration paid for acquired businesses, including contingent consideration, and assigning that amount to the fair values of assets acquired and liabilities assumed, with the remainder assigned to goodwill. If the fair value of assets acquired and liabilities assumed exceeds the fair value of consideration paid, a gain on bargain purchase is recognized. The estimates of fair values are determined utilizing customary valuation procedures and techniques, which require us, among other things, to estimate future cash flows and discount rates. Such analyses involve significant judgments and estimations.

The Company reviews goodwill and indefinite-lived intangible assets for impairment at least annually or more often if an event occurs or circumstances change which indicates that it is carrying amount may not exceed its fair value. The annual impairment review is performed as of the first day of the fourth quarter of each fiscal year based upon information and estimates available at that time. To perform the impairment testing, the Company first assesses qualitative factors to determine whether it is more likely than not that the fair values of the Company’s reporting units or indefinite-lived intangible assets are less than their carrying amounts as a basis for determining whether or not to perform the quantitative impairment test. Qualitative testing includes the evaluation of economic conditions, financial performance, and other factors such as key events when they occur. The Company then estimates the fair value of each reporting unit and each indefinite-lived intangible asset not meeting the qualitative criteria and compares their fair values to their carrying values.

During the fiscal year ending June 30, 2023, the Company performed its annual goodwill test and did not identify any goodwill impairments.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PROPERTIES

Quality Industrial Corp. has a virtual office at 315 Montgomery Street, 94104 San Francisco, CA, USA. The cost per month is $113 and is renewed annually.

Quality International Co Ltd FZC leases facilities for a term of 25 years at the addresses in the Hamriyah Free Zone, PO Box: 50622, Sharjah, UAE. set in table below with the square meter sizes and monthly leasing prices as indicated per facility. In total, Quality International Co Ltd FZC leases properties exceeding 220,000 square meters.

Plot No	Area SqM	Annual Rent in USD (3,67 AED)
22C/1	10.090	$285.204	(1)
22C/2	10.844
6C-01B	6.989	$47.609
6C-02	81.791	$557.159
6C-03	46.179	$314.571
6C-04	16.000	$108.992
HD-22D	30.843	$588.286
HD-22E	15.000	$286.104
HD-22F	4.114	$78.469
Total	221.850	$2.266.393

____________

(1)      Combined price for plot 22C/1 and 22C/2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent (5%) of our capital stock. The percentage of beneficial ownership in the table below is based on 126,887,936 shares of common stock deemed to be outstanding as of December 6, 2023. Unless otherwise indicated, the address of each beneficial owner listed in the table below is 315 Montgomery Street, San Francisco, CA 94104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Beneficial Ownership(2)	Percentage After this Offering
Directors and Officers:
Nicolas Link(3)	82,419,078		65.0%	[ ]
John-Paul Backwell	4,250,000		3.3%	[ ]
Krishnan Krishnamoorthy	2,250,000		1.8%	[ ]
Louise Bennett	850,000		0.7%	[ ]
Carsten Falk	5,500,000		4.3%	[ ]
All executive officers and directors as a group (5 persons)	95,269,078	(4)	75.1%	[ ]
5% Holders
NONE

____________

(1)      Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)      Based upon 126,887,936 common shares issued and outstanding as per December 6, 2023.

(3)      Includes 77,669,078 shares held in Ilustrato Pictures International, Inc. in which Mr. Link has voting and dispositive control.

DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the names, ages and positions of our current directors and executive officers.

Name	Current Age	Position
Nicolas Link	43	Executive Chairman of the Board
John-Paul Backwell	43	Chief Executive Officer
Carsten Kjems Falk	49	Chief Commercial Officer
Krishnan Krishnamoorthy	58	Chief Financial Officer
Louise Bennett	53	Chief Operational Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Nicolas Link

Mr. Nicolas Link, Executive Chairman, 43, combines over 20 years of experience in the manufacturing and technology industries holding several senior management positions, including Founder, CEO, Strategic Advisor and Chairman positions. From 2003 until 2011, Mr. Link was Founder and CEO of Jewel Saffire Products Ltd, a company developing and integrating water mist technologies into firefighting solution. Since 2014, Mr. Link has served as the CEO of Firebug Group, a company focused on developing, manufacturing, and distributing firefighting products across the globe. Since 2014, he has also served as CEO of FB Fire Technologies Ltd (Firebug), an acquisition company. In 2020, Mr. Link became a Strategic Advisor for Ilustrato Pictures International Inc, “ILUS” and since 2021, Mr. Link has been Chief Executive Officer, and Chairman, leading the company’s strategic and synergetic mergers and acquisitions initiatives. on May 28, 2022, ILUS acquired the majority of the Company and Mr. Link, became the Chairman of the board of directors. On December 7, 2022, Mr. Link was appointed as CEO and Chairman of the Board of Directors for CGrowth Capital Inc, “CGRA” an innovation and growth orientated company focused on the acquisition and consolidation of disruptive technology and product businesses in the sports industry. He resigned as CEO on May 15, 2023. Mr. Link also currently holds the position as Chairman of the Board of Directors at Dear Cashmere Holding Co “DRCR”., a company in the gambling and betting sector. Mr.Link holds a Marketing Diploma from Damelin College, South Africa.

Aside from that provided above, Mr. Link does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Link is widely regarded as a serial entrepreneur who has successfully started, grown, and exited several companies in the UK, United States, Dubai, China, Poland & South Africa. We believe that Mr. Link is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of manufacturing and technology, as well as his experience taking companies public in the USA.

John-Paul Backwell

Mr. John-Paul Backwell, Chief Executive Officer, 43, has more than 23 years of experience in the development and leadership of global teams, predominantly in the fields of Manufacturing and Technology.

From 2000 through 2014, Mr. Backwell held several Sales Manager and Regional Sales Director roles before taking on the role of Global Sales Director of FireBug Group, a company focused on developing, manufacturing, and distributing firefighting products across the globe, from 2014 through to 2019. From 2019 until mid-2021, he was a Non-Executive Director of ConnectNow, a Software-as-a-Service technology company, and Managing Director of Detego Global, a British Company that develops digital forensics, case management and endpoint monitoring solutions for military, law enforcement and corporate customers around the world.

Mr. Backwell currently serves as a Non-Executive Director of FB Fire Technologies Ltd (FireBug). From 2021 to present, Mr. Backwell was Managing Director of Ilustrato Pictures International, Inc. He is also a Director of Emergency Response Technologies Inc, a public safety mergers and acquisitions company. He has a Bachelor of Arts degree in English Language and Literature/Letters from Stellenbosch University.

Aside from that provided above, Mr. Backwell does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Louise Bennett

Ms. Louise Bennett, Chief Operational Officer, 53, has gained over 25 years of experience in the senior management of global engineering, manufacturing, and distribution businesses. Since March 2014, she has served as the General Manager of FB Fire Technologies Ltd (FireBug), a company focused on developing, manufacturing and distributing firefighting products across the globe. From 2021 to the present, Ms. Bennett serves as the Chief Operations Officer of Ilustrato Pictures International, Inc. She has a High School O-level degree from Kirk Hallam Comprehensive School in UK.

Aside from that provided above, Ms. Bennett does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Krishnan Krishnamoorthy

Mr. Krishnan Krishnamoorthy, Chief Financial Officer, 58, has amassed more than 39 years of experience in the financial management of public and private companies in London, UAE, Bahrain, Dubai, Singapore, and India.

From 2018 through 2020, he was the Group CFO of HO Holding Group, a retail company out of Dubai. From 2020 through 2022, he was the Chief Financial Officer of The Bahrain Ship Repairing and Engineering Company B.S.C. From 2022 to the present, he has served as the Chief Financial Officer of Ilustrato Pictures International, Inc. In August 2018, Mr. Krishnamoorthy received the 2018 Global CFO Award from Acquisition International, a business magazine in the U.K. He holds a MBA in Finance from TIU, USA, and a Ph.D. in Finance from Trinity College.

Aside from that provided above, Mr. Krishnamoorthy does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Carsten Kjems Falk

Mr. Carsten Kjems Falk, Chief Commercial Officer, has gained more than 15 years of experience as an executive in multiple industries accelerating growth for both private venture capital and publicly listed companies.

From 2013 through 2019, Mr. Falk was Chief Executive Officer of Domino’s Pizza Denmark during the period he was three times awarded global winner of “best digital” by Domino’s international for driving online sales from 30% to 90% of total sales. Since 2019, he has been self-employed as a Management Consultant for industrial investors and corporate clients seeking expert advice on SaaS and FMCG industries, including digital transformation, business development, strategy, sales marketing, and operational excellence. Mr. Falk joined QIND on June 1, 2020, as our Deputy Chief Executive Officer and signed a new contract as Chief Executive Officer on September 1, 2020. On October 21, 2022, Mr. Falk resigned as our Chief Executive Officer and was subsequently appointed by our board of directors as our Chief Commercial Officer. Since June 2022, Mr. Falk has also served as Chief Commercial Officer of Ilustrato Pictures International, Inc.

From 2013 through 2019, he was a member of the board of directors of Scandinavian Pizza Company A/S. He holds a Master of Arts in Educational Theory and Curriculum Studies: Mathematics from Aarhus University.

Aside from that provided above, Mr. Falk does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

Committees

We currently do not have a separately designated standing audit committee or any other committees. The entire board of directors performs the functions of an audit committee. On October 30, 2023, the Board adopted written charters which govern the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending June 30, 2023, and 2022, the board of directors:

Reviewed and discussed the audited financial statements with management and reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor’s independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2023, and 2022, to be included in this Registration Statement.

Under the rules of the NYSE, a company listing in connection with its initial public offering has one year to become fully compliant with the independence standards. Each committee must have one independent director at the initial listing, have a majority of independent directors within 90 days of the initial listing, and be fully independent within one year of the initial listing. Additionally, a company listing in connection with its initial public offering shall have 12 months from the date of listing to comply with the majority independent board requirement.

As of the closing of the offering, our Board will have established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). We also intend to appoint independent directors that will serve on each committee. Furthermore, we plan to obtain a D&O insurance prior to uplisting to a National Exchange to attract independent directors to our board and to provide cover for indemnification obligations to directors and officers, as well as the organization’s conduct. Our Board will adopt written charters for each of the three committees. On October 30, 2023, the Board adopted a written charters, and copies of the charters will be available on our website at www.qualityindustrialcorp.com upon completion of this offering. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee, among other things, will be responsible for:

•        appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

•        reviewing the internal audit function, including its independence, plans, and budget;

•        approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

•        reviewing our internal controls with the independent auditor, the internal auditor, and management;

•        reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

•        overseeing our financial compliance system; and

•        overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board intends that each prospective member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and NYSE listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board intends that each prospective member of the Audit Committee is financially literate, and that a member will be appointed that meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

We believe that, after consummation of this offering, the functioning of the Audit Committee will be compliant with the applicable requirements of the rules and regulations of the NYSE and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

•        reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

•        overseeing and administering the Company’s executive compensation plans, including equity-based awards;

•        negotiating and overseeing employment agreements with officers and directors; and

•        overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

On October 30, 2023, the Board adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of independent board members. The Board intends that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and NYSE listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of NYSE listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

•        reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

•        evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;

•        working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;

•        annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

•        reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

•        recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

•        overseeing the Company’s compliance program, including the code of business conduct and ethics; and

•        overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

On October 30, 2023, the Board adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Board intends that each member of the Nominating and Corporate Governance Committee will be independent within the meaning of the independent director guidelines of NYSE listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company.

Code of Ethics & Insider Trading Policy

We have adopted a Code of Ethics & Insider Trading Policy which applies to our executive officers, directors, and employees. A copy is filed as Exhibit to our Annual Report on Form 10-KT filed on August 21, 2023.

Director Independence

We use the definition of “independence” by the NYSE to make the following determination. In making the determination of whether a member of the board is independent, our board also considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Certain Relationships and Related-Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent.

Under such definitions, we do not have any independent directors. We intend to appoint independent directors to serve on the above committees, with three of the independent directors serving as chair of the three respective committees (Audit, Compensation & Nominating Committee).

EXECUTIVE COMPENSATION

	Summary Compensation Table as of September 30, 2023
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards* ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicolas Link	2023	*			738,275						$738,275
Executive Chairman	2022										0
	2021										0
John-Paul Backwell	2023	*			702,500						$702,500
CEO	2022										0
	2021										0
Krishnan Krishnamoorthy	2023	*			162,500						$162,500
CFO	2022										0
	2021										0
Louise Bennett	2023	*			130,550						$130,550
COO	2022										0
	2021										0
Carsten Falk	2023	*			500,000						$500,000
CCO	2022		$30,000								$30,000
	2021		$60,000		$4,125,000	**					$4,185,00
Paul C. Quintal	2022		$10,000								$10,000
Previous Executive Chairman***	2021		$24,000		$188,889	**					$212,889

____________

*        Includes 10,000,000 common shares to our officers and director pursuant to their employee contracts with a grant-date and fair value of the award as of June 1, 2022, at $0.0721 issued on May 4, 2023, and 5,600,000 common shares to our officers and director pursuant to their employee contracts with a grant-date and fair value of the award as of September 15, 2023, of $0.27.

**      Mr. Falk joined the Company on June 1st, 2020, as our Deputy Chief Executive Officer and became our Chief Executive Officer on September 1, 2020. This amount represents the fair market value of 1,500,000 shares of common stock issued to Carsten Falk pursuant to his Prior Employment Agreement, as such term is defined in the exhibits, in his capacity as the Company’s Chief Executive Officer for employment services. This amount represents the fair market value of $2.75 per share on the effective date of his Prior Employment Agreement. Mr. Falk received a new contract with the parent company ILUS on June 1, 2022.

****  Mr. Quintal joined the Company on August 1, 2020, as Chief Commercial Officer and resigned from this role on December 1, 2020, and took the role as Executive Chairman on the same date. Mr. Quintal was paid $2,000 pursuant to both his employment agreements. On September 10, 2021, the Company issued 111,111 shares of the Company’s $0.001 par value common stock to Executive Chairman Paul Quintal pursuant to his employment agreement as Executive Chairman. The shares were valued on the grant date at $1.70 per share, amounting to $188,889. Paul Quintal resigned on May 30, 2022, where Nicolas Link replaced him.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Our Director and Officers have executed new employment agreements with the appropriate market-based salary in accordance with the size and performance of the business determined by the compensation committee. New employment agreements have an effective date of July 1, 2023 as described below and has been filed as exhibits to this registration statement. Under the new executive employment agreements, each executive is entitled to receive a cash bonus at the time of the Company’s uplisting in the NYSE, the “uplist bonus,” shall be equivalent to the accrued based salary from the effective date of July 23, 2023 through the uplisting date.

Nicolas Link (Executive Chairman)

On November 14, 2023, the Company entered into an employment agreement with Mr. Link to serve as Executive Chairman effective upon the Company’s uplist to a national exchange, through June 30, 2024, (the “Link Agreement”). Pursuant to the Link Agreement, Mr. Link receives an annual base salary of $420,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Mr. Link’s salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Link may receive an annual bonus of up to 100% of his annual base salary as well as equity awards, determined by an agreed to set of corporate goals and objectives. The Executive is entitled to receive an uplist bonus in cash, once the Company uplist to a National Exchange. The bonus will be equivalent to the accrued base salary from July 1, 2023, until the effective date.

John-Paul Backwell (Chief Executive Officer)

On November 14, 2023, the Company entered into an employment agreement with Mr. Backwell to serve as Chief Executive Officer effective as of July 1, 2023, through June 30, 2024, (the “Backwell Agreement”). Pursuant to the Backwell Agreement, Mr. Backwell receives an annual base salary of $420,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Mr. Backwell’s salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Backwell may receive an annual bonus of up to 100% of his annual base salary as well as equity awards, determined by an agreed to set of corporate goals and objectives. The Executive is entitled to receive an uplist bonus in cash, once the Company uplist to a National Exchange. The bonus will be equivalent to the accrued base salary from July 1, 2023, until the effective date.

Louise Bennett (Chief Operations Officer)

On November 14, 2023, the Company entered into an employment agreement with Mrs. Bennett to serve Chief Operations Officer effective upon the Company’s uplist to a national exchange, through June 30, 2024, (the “Bennett Agreement”). Pursuant to the Bennett Agreement, Mrs. Bennett receives an annual base salary of $220,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Mrs. Bennett’s salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mrs. Bennett may receive an annual bonus of up to 100% of her annual base salary as well as equity awards, determined by an agreed to set of corporate goals and objectives. The Executive is entitled to receive an uplist bonus in cash, once the Company uplist to a National Exchange. The bonus will be equivalent to the accrued base salary from July 1, 2023, until the effective date.

Krishnan Krishnamoorthy (Chief Financial Officer)

The Company entered into an amended employee agreement signed on June 30, 2022. In accordance with his amended employee agreement, Mr. Krishnamoorthy was issued 2,250,000 QIND common shares on May 4, 2023, pursuant to his employment agreement. Lock-up of the shares will be under rule 144. If Mr. Krishnamoorthy should resign, he will be considered a corporate insider according to rule 144 for a full year and can during any given week not sell or transfer more than 2.5% of the average weekly trading volume over the previous 30 days average trading volume. During the following year, Mr. Krishnamoorthy can sell 25% of any remaining shares per quarter. The Company has the right of first refusal to acquire the shares or match any written offer by a third party for the shares.

Upon the Company’s uplist to a National Exchange through an initial public offering (IPO), the Chief Financial Officer is entitled to an appropriate market based salary in accordance with the size and performance of the business, payable in 12 equal monthly payments, on the last day of every month, plus annual bonus in line with any incentive program that the Company may have in place at the time, all subject to approval by the Board of Directors.

The Chief Financial Officer is also eligible of up to 30 days per year excluding public holidays and may not carry over any unused vacation from prior years and is eligible to participate in all health and welfare benefits provided to other employees of the Company (other than any severance plans) or similar own insurance paid by the Company.

The Chief Financial Officer is also eligible for vacation, paid sick days, mobile and internet and expenses incurred for travel, nights away from home, dining, entertainment etc.

If the Chief Financial Officer’s employment is terminated by the Company for Cause, or if his employment with the Company ends due to death, “permanent and total disability”, or due to a voluntary termination of employment by The Chief Financial Officer without Good Reason, then The Chief Financial Officer shall only be entitled to any earned but unpaid compensation as well as any other amounts or benefits owing to The Chief Financial Officer under the terms of any employee benefit plan of the Company.

If the Chief Financial Officer’s employment with the Company is terminated by the Company in connection with a non-renewal of the Agreement without Cause or for reasons other than Cause, death, “permanent and total disability” or is voluntarily terminated by The Officer for Good Reason, then The Officer shall be entitled to the Severance Benefits as well as his Accrued Benefits. In the event the Officer becomes entitled to receive severance benefits the Company shall pay and provide for a period of 3 months after the Date of Termination, the Officer’s then current base salary per month, a pro rata portion of any annual bonus that the Officer would have been entitled to receive.

Carsten Kjems Falk (Chief Commercial Officer)

On November 14, 2023, the Company entered into an employment agreement with Mr. Falk to serve Chief Commercial Officer effective upon the Company’s uplist to a national exchange, through June 30, 2024, (the “Falk Agreement”). Pursuant to the Falk Agreement, Mr. Falk receives an annual base salary of $300,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Mr. Falk’s salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time and he will also be eligible to receive certain employee benefits. Additionally, Mr. Falk may receive an annual bonus of up to 100% of his annual base salary as well as equity awards, determined by an agreed set of corporate goals and objectives. The Executive is entitled to receive an uplist bonus in cash, once the Company uplist to a National Exchange. The bonus will be equivalent to the accrued base salary from July 1, 2023, until the effective date.

Outstanding Equity Awards at Fiscal Year-End

Other than as discussed above, no executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the fiscal years ended June 30, 2023, and 2022.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officers other than described in the individual contracts; however, we plan to adopt an equity incentive plan in the near future.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Certain Relationships and Related-PARTY Transactions

Other than described below or under the transactions described under the heading “Executive Compensation,” there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The following are the related party transactions as of June 30, 2023, besides described under the heading “Executive Compensation”:

As of June 30, 2023, and June 30, 2022, the Company had amounts due from Ilustrato Pictures International, Inc. (“ILUS”), a majority shareholder of the Company, of $277,859 and $(30,000), respectively. These figures are related to an intercompany loan agreement executed by and between the Company and ILUS on June 15, 2022. The maximum principal amount to be borrowed by either party from each other under the agreement is $1,000,000. The purpose of the agreement is to provide for working capital to either the Company or ILUS through cash advances on an unsecured basis requested by either party at any time and from time to time in amounts of up to $100,000 and the agreement shall automatically be renewed for successive one-year terms thereafter unless terminated. The intercompany loan agreement has a term of one year from the date of execution and all cash advances mature and become payable on the termination date. Any unpaid principal accrues simple interest from the date of each cash advance until payment in full at a rate equal to 1% per annum.

As of June 30, 2023, and June 30, 2022, the Company had amounts due from Gerab National Enterprises LLC (“Gerab”), a shareholder of Quality International, the operating subsidiary of the Company, of $1,794,218 and $4,990,679, respectively. Gerab is a large supplier of piping and steel solutions located in the UAE and supplies piping and steel to Quality International. The amounts due are related to an advance in connection with the supply of materials for which delivery was delayed. The amount due has reduced following resumption of the delayed project leading to delivery of the materials as per project milestones. The amount due will be further reduced as the remaining materials are delivered. As per the audited financial statements of Quality International, outstanding balances at the year-end arise in the normal course of business. For the year ended June 30, 2023, Quality International has not recorded impairment of amounts owed by any related party, as the provision for expected credit losses on the amounts due from a related party was not material to the financial statements and the credit risk associated with it, was assessed as low/nil for the period June 30, 2022.

Conflict of Interest

Our key management and board are also represented on the management and board of ILUS, our parent company, and our Executive Chairman Nicolas Link is also the Chairman of the Board of Directors of Dear Cashmere Holding Co. and the Chairman of the Board of Directors of CGrowth Capital, Inc. As a result, at certain points in time, these jointly represented companies may have members of key management and board concentrate their efforts on transactions that focus on one company over the other, which collectively would not amount to work for our company on a full-time basis. This and other conflicts of interest may arise between us and our officers and director in that they have other business interests currently, with respect to QIND, and in the future to which they devote their attention, such as in the case of acquisitions, and they may be expected to continue to do so although management time must also be devoted to our business. These competing interests could disrupt focus of our key management and board. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer or director’s understanding of his or her fiduciary duties to our company.

Currently we have only four officers and one director. We will seek to add additional officers and/or directors with industry experience prior to the planned uplisting to NYSE American.

In an effort to resolve such potential conflicts of interest as between ILUS and QIND, our officers and director have agreed that any opportunities that they are aware of independently or directly through their association with us would be presented by them solely to ILUS, before determining whether to include the opportunities in QIND or another subsidiary.

In general, our officers and director are required to present business opportunities to ILUS, which may include QIND, if:

•        ILUS could financially undertake the opportunity through QIND; and

•        the opportunity is aligned with the Industrial business of QIND.

•        Potential investors should also be aware of the following potential conflicts of interest:

Our officers except our CFO and our director have executed new employment agreements on November 14, 2023. These employment agreements have an effective date upon the Company’s uplist to a national exchange, and our officers and directors are required to devote their business time substantially to QIND. The Company intends to hire a new CFO with industry experience upon the uplist to replace our current CFO.

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to the combination. QIND is however ILUS’ Industrial & Manufacturing division and business combinations in that industry would fall under QIND.

Below is a table summarizing the entities to which our executive officers and director currently have fiduciary duties or contractual obligations:

Individual(1)	Entity(2)	Affiliation
Nicolas Link	ILUS QIND DRCR CGRA	Director & CEO Director Director Director
John-Paul Backwell	ILUS QIND	Managing Director CEO
Louise Bennett	ILUS QIND	COO COO
Krishnan Krishnamoorthy	ILUS QIND	CFO CFO
Carsten Kjems Falk	ILUS QIND	CCO CCO

____________

(1)      Each person has a fiduciary duty with respect to the listed entities next to their respective names. Each of our officers only have employment contracts in QIND and our parent company ILUS.

(2)      Each of the entities listed by trading symbol in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective. We are at risk that our officers and directors will favor their other business interest over the needs of our company. These competing business interests could interfere with our ability to successfully implement our business plan.

LEGAL PROCEEDINGS

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. Aside from the following, we are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. We have currently no legal proceedings ongoing or pending for the Company or its subsidiary.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of December 6, 2023, there were 126,887,936 shares of our common stock issued and outstanding and 0 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)    The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter, or title;

(2)    The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)    Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)    Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)    Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)    Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)    The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)    Any other relative rights, preferences, and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Indemnification of Directors and Officers

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

UNDERWRITING

We have entered into an underwriting agreement dated         , 2023 with [        ], as sole underwriter, with respect to the securities being offered hereby in a firm commitment basis. The offering will consist of the sale of up to approximately [        ] shares of the Company.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares

Total

The underwriter is committed to purchase all the shares offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock described below, if it purchases any shares. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares of common stock subject to prior sale, when, as and if issued to and accepted y it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to [        ] days after the date of this prospectus, permits the underwriter to purchase up to an aggregate of additional shares of common stock (equal to [        ]% of the shares sold in the offering) at the public offering price per share, less underwriting discounts, and commissions, solely to cover over-allotments, if any. If this option is exercised in full, the total price to the public will be $___ and the total net proceeds, before expenses, to us will be $___.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount ([ ]%)	$	$	$
Non-accountable expense allowance ([ ]%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the shares to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession not in excess of $___ per share. If all of the shares offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay up to $[        ] of the underwriter’s accountable expenses relating to the offering, including for road show, diligence, and legal expenses. We have also agreed to pay the underwriter a non-accountable expense allowance in the amount of [        ]% of the gross proceeds of this public offering.

We estimate that the total expenses of the offering payable by us, excluding the discount, will be approximately $___.

Underwriter Warrants

We have also agreed to issue to the underwriter warrants to purchase the same type and character of equity securities as are issued in the offering or are issuable on conversion of the securities issued in the offering (e.g., warrant securities). The number of warrant securities to be issued to our underwriter upon the SEC deeming this registration statement effective, shall be equal to [  ]% of: (i) the aggregate equity securities issued upon the SEC deeming this registration statement effective, or (ii) if the securities issued in this registration statement are convertible into or exercisable for equity securities, the aggregate number of equity securities issuable upon conversion or exercise of those securities. The warrants will be for a term of [  ] years; subject to any limitation imposed by the FINRA regulations in respect of a public offering. The exercise price for the warrants will be [  ]% of the Offering Price, and the warrants and warrant securities will be subject to a lock-up restriction pursuant to FINRA Rule 5110(e)(1) for a period of 180 days following the date of commencement of sales of the SEC deeming this registration statement effective. The warrants will contain cashless exercise provisions and other provisions normal and customary for warrants issued to placement agents or underwriters, including registration rights (including a one-time demand registration right and unlimited piggyback rights) consistent with FINRA Rule 5110(g)(8) and a market standoff provision, and will not be callable or terminable prior to their expiration date.

Tail Fee

If, within [  ] months following the this registration statement being deemed effective by the SEC, the Company completes any financing of equity, equity-linked, convertible or debt securities, or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted or introduced to the Company by the underwriter in connection with the Offering, then the Company will pay to the underwriter an underwriting discount or spread of [  ]% of the offering price of the securities being offered.

Right of First Refusal

If within the [  ]-month period following consummation of the Uplisting, the Company or any of its subsidiaries (i) decides to finance or refinance any indebtedness using a manager or agent, [  ] (or any affiliate designated by [  ]) shall have the right to aet as sole investment banker, sole book-runner, sole placement agent and/or sole advisor, at [  ]’s sole discretion, with respect to such financing or refinancing; or (ii) decides to raise funds by means of an equity offering or a private placement of equity or debt securities using an underwriter or placement agent, [  ] (or any affiliate designated by [  ]) shall have the right to aet as exclusive financial advisor, sole investment banker, sole book-runner and/or sole placement agent, at [  ]’s sole discretion, for such financing (the “Right of First Refusal Period”). During the Right of First Refusal Period, [  ], if not offering less favorable terms, shall have the sole right to determine whether any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation. For the avoidance of doubt, the Company shall not be required to engage [  ] as its manager, agent, underwriter, or placement agent, if it engages in a financing transaction directly with the lender or investor without using any intermediary.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors and certain stockholders who own 5% or more of the Company, have agreed as applicable, subject to limited exceptions, without the prior written consent of the underwriter not to directly or indirectly, for a period of 180 after the closing date of this public offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain legal matters in connection with this offering and the distribution will be passed on for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters will be passed on for the underwriters by their counsel.

EXPERTS

The Company’s audited financial statements for the fiscal years ended June 30, 2023, and June 30, 2022, are included here on pages F-2 through F-7 and were audited by Pipara & Co LLP.

No experts or counsel to the Company have any shares or other interests in Quality Industrial Corp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at https://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s audited financial statements for the fiscal years ended June 30, 2023, and June 30, 2022, are included here on pages F-2 through F-7 were audited by Pipara & Co LLP. The Company’s unaudited financial statements for the fiscal years ended September 30, 2023, and September 30, 2022, are included here on pages F-8 through F-11 were reviewed by Pipara & Co LLP.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Financial Statements and Exhibits

(a)     Financial Statements

(b)    Exhibits

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-K. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Quality Industrial Corp. (QIND)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Quality Industrial Corp. (QIND) (the Company) as of June 30, 2023 (FY 2023), and 2022 (FY 2022), the related statements of income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

We did not audit the financial statements of Quality International Co Ltd FZC (QI), a majority-owned subsidiary, which statements reflect total assets and revenues constituting 61.35 percent and 100 percent for and total assets and revenues constituting 62.3 percent and 92.72 percent for FY 2023 and FY 2022, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Quality Industrial Corp. (QIND), is based solely on the report of the other auditors.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

Company’s Ability to Continue as a Going Concern

The Company suffered losses from operations in FY 2022 and has a net capital deficiency in the period ended June 30, 2023, and 2022 that raises substantial doubt about its ability to continue as a going concern. As discussed in Note 3 to the financial statements, the accompanying consolidated financial statements have been prepared on a going concern basis. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which it relates.

In FY 2022 convertible notes were issued by the company and were determined as a critical audit matter. Owing to the terms of conversion to common stock and the material significance of this matter, the audit procedures involved verification of the conversion terms from the executed document, their presentation in the financial statements in note 10, and the reporting of Diluted Earnings Per Share (EPS) as represented in Note 2 on the P&L statement.

Goodwill was initially recognized basis of December 31, 2022, basis the committed consideration stated in Share Purchase Agreement (SPA) signed on January 18, 2023. As per the Purchase Price Allocation Report (PPA Report) dated January 25, 2023, the goodwill value was determined, as stated to be applicable from June 30, 2022, basis management control derived from binding letter of intent, which was effective June 28, 2022 However, there was a subsequent change in the company’s financial reporting period, which changed from December 31 to June 30. Consequently, the first audited balance sheet as of June 30, 2022, are issuing as on September 15, 2023. As a result, goodwill based on PPA Report was recognised by the management in the June 30, 2022 financials, at their initial recognised value stated in the financial statements for December 31, 2022. Goodwill cannot be revalued upwards in this context.

To account for this difference in initial recognition of goodwill basis PPA Report, adjustments were made to the retained earnings for the June 30, 2022, period. These adjustments were subsequently reversed in the financial statements for December 31, 2022. For a more detailed explanation of this transaction, please refer to Note 8, which provides a comprehensive discussion of these matters.

For, Pipara & Co LLP (6841)

We have served as the Company’s auditor since 2022

Place: Ahmedabad, India

Date: September 15, 2023

QUALITY INDUSTRIAL CORP.
CONSOLIDATED BALANCE SHEETS
(AUDITED)

		For the Financial Year Ended
		June 30, 2023	June 30, 2022
ASSETS
Current assets
Cash and cash equivalents	4	1,707,801	1,114,131
Inventories	5	1,536,283	1,461,088
Work in Progress	5	39,974,415	57,024,568
Accounts Receivables	5	60,408,873	21,756,048
Advances to Sub – Contractors	5	6,612,608	6,420,616
Deposits	5	1,503,279	1,013,539
Other current assets	5	4,943,623	7,684,510
Total current assets		116,686,882	96,474,500

Non-Current assets
Property Plant & Equipment	6	1,290,081	1,831,742
Capital WIP		1,667,509	1,391,740
Furniture, Fixtures & Office Equipment	6	118,193	232,407
Lease Hold Improvements & Building	6	17,146,631	17,888,785
Right of Use assets	7	11,906,654	12,394,451
Goodwill	8	56,387,027	56,387,027
Total non-current assets		88,516,095	90,126,152
Total Assets		205,202,977	186,600,652
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities	9
Accounts payable and accrued liabilities		43,299,321	32,468,238
Other Current Liabilities		81,436,536	83,261,200
Short term bank borrowings		18,911,641	18,764,930
Total current liabilities		143,647,498	134,494,368

Long Term liabilities
Convertible Notes	10	2,070,000	—
Warrants	11	291,000
Bank borrowings	11	10,761,062	15,464,027
Lease liabilities	2	13,581,728	14,396,326
Other long-term liabilities	11	1,938,218	1,877,070
Total Long-Term Liabilities		28,642,008	31,737,423
Total Liabilities		172,289,506	166,231,791
Stockholders’ Equity	12
Preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding as of as of June 30, 2023, and June 30, 2022, respectively		—	—
Common stock; $0.001 par value; 200,000,000 shares authorized; 114,576,965 and 100,886,709 shares issued and outstanding as of June 30, 2023, and June 30, 2022, respectively		114,579	100,886
Additional paid-in capital		13,607,017	12,094,375
Stock Payable		—	—
Retained Earnings/accumulated Deficit		(5,801,674)	(14,630,324)
Minority Interest	13	24,993,549	22,803,924
Total stockholders’ Equity		32,913,471	20,368,861
Total liabilities and stockholders’ Equity		205,202,977	186,600,652

The accompanying notes are an integral part of these audited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
(AUDITED)

		For the Financial Year Ended
		June 30, 2023	June 30, 2022
Revenue		$87,147,429	18,216,000
Cost of revenues		58,874,909	12,829,000
Gross profit		$28,272,520	$5,387,000
Operating expenses
Selling & distribution Expenses		389,089	84,048
General and administrative	14	9,638,541	6,933,036
Depreciation Expenses	6	2,416,972	1,129,622
Other operating Expenses	14	291,000	—
Total operating expenses		12,735,602	8,146,706
Profit/Loss from Operations		$15,536,918	$(2,759,706)

Non-Operating expenses
Interest on Convertible Notes		77,093	—
Finance Cost		5,412,407	412,021
Loss on License Agreement		—	104,550
Stock issued for Services		721,192	—
Loss on Currency			9
Total Non-operating expenses		6,210,692	516,580
Non-Operating Income	15
Other Non-Operating Income		262,932	223,226
Gain on settlement & forgiveness of debt		—	457,071
Net loss/profit		$9,589,158	$(2,595,989)
Net income Minority interests		$3,982,868	$816,480
Net profit Parent		$5,606,290	$(3,412,469)
Net profit per common share – basic and diluted		0.08	(0.03)
Weighted average common shares outstanding		104,251,541	95,372,013

The accompanying notes are an integral part of these audited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(AUDITED)
For the fiscal year ended June 30, 2023, and 2022

	Preferred Stock		Common Stock		Additional Paid-in Capital	Stock Payable	Stock Receivable	Minority Interest	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, June 30, 2021	—	—	90,989,265	90,991	7,297,278	223,226	—	—	(7,995,495)	(384,000)
Common stock issued for Services	—	—	1,686,111	1,686	4,457,703	—	—	—	—	4,459,389
Imputed interest	—	—	—	—	761	—	—	—	—	761
Common stock issued for Cash			162,000	162	28,100	—	(8,262)	—	—	20,000
Net Income	—	—	—	—	—	—	—	—	(4,620,252)	(4,620,252)
Balance, September 30, 2021	—	—	92,837,376	92,839	11,783,842	223,226	(8,262)	—	(12,615,747)	(524,102)
Common stock issued for cash	—	—	1,900,833	1,901	120,348	—	—	—	—	122,249
Reversal Stock Receivable	—	—	—	—	—	—	8,262	—	—	8,262
Reversal Stock Payable	—	—	—	—	—	(223,226)	—	—	—	(223,226)
Net income	—	—	—	—	—	—	—	—	247,810	247,810
Balance, December 31, 2021	—	$—	94,738,209	$94,740	$11,904,190	—	—	—	$(12,367,937)	$(369,007)
Common stock issued for cash	—	—	3,000,000	3,000	66,549	—	(11,725)	—	—	57,824
Common stock issued for license agreement	—	—	2,550,000	2,550	102,000	—	—	—	—	104,550
Imputed interest	—	—	—	—	745	—	—	—	745	—
Net Income	—	—	—	—	—		—	—	(169,990)	(169,990)
Balance, March 31, 2022	—	$—	100,288,209	$100,290	$12,073,484	—	(11,725)	—	$(12,537,927)	$(375,878)
Common stock issued for cash	—	—	595,500	596	26,421	—	11,725	—	—	38,742
Imputed interest	—	—	—	—	753	—	—	—	—	753
Reclassification of imputed interest	—	—	—	—	(6,283)	—	—	—	—	(6,283)
Goodwill adjustment	—	—	—	—	—	—	—	—	$(3,222,360)	(3,222,360)
Net Income	—	—	—	—	—	—	—	816,480	1,129,963	1,946,443
Balance, June 30, 2022	—	$—	100,883,709	$100,886	$12,094,375	—	—	22,803,924	$(14,630,324)	$20,368,861
Goodwill adjustment	—	—	—	—	—	—	—	—	$3,222,360	3,222,360
Common stock issued	—	—	2,000,000	$2,000	80,600	—	—	—	—	82,600
Net Income	—	—	—	—	—	—	—	1,206,458	1,224,858	2,431,116
Balance, September 30, 2022	—	—	102,883,709	$102,886	12,174,975	—	—	24,010,382	$(10,183,306)	$26,104,937
Net Income	—	—	—	—	—	—	—	(367,637)	2,933,336	2,565,669
Reclassification of Income	—	—	—	—	—	—	—	(1,793,243)	—	(1,793,243)
Balance, December 31, 2022	—	—	102,833,709	102,886	12,174,975	—	—	21,849,502	(7,249,970)	26,877,393
Common stock issued for cash	—	—	—	—	—	—	—	—	—	—
Common stock issued for license agreement	—	—	—	—	—	—	—	—	—	—
Imputed Interest	—	—	—	—	—	—	—	—	—	—
Net Income	—	—	—	—	—	—	—	1,015,317	1,015,393	2,030,710
Balance, March 31, 2023	—	—	102,883,709	102,886	12,174,975	—	—	22,864,819	(6,234,577)	28,908,103
Common stock issued for services	—	—	1,693,256	1,693	721,042	—	—	—	—	722,735
Common stock issued as staff compensation	—	—	10,000,000	10,000	711,000	—	—	—	—	721,000
Imputed Interest	—	—	—	—	—	—	—	—	—	—
Net Income	—	—	—	—	—	—	—	2,128,730	432,903	2,561,633
Balance, June 30, 2023	—	—	114,576,965	114,579	13,607,017	—	—	24,993,549	(5,801,674)	32,913,471

The accompanying notes are an integral part of these audited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AUDITED)

	For the Financial Year Ended
	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities
Net profit	9,589,158		(4,296,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Finance Cost	5,489,500		4,270
Stock based compensation for staff	721,000		234,450
Stock issued for services	721,192		4,313,889
Loss on license agreement			104,550
Depreciation on Property, Plant and Equipment	2,416,972
Depreciation on Right of Use assets	487,797
Settlement and forgiveness of debt			(457,071)
Non-cash non-operating Income			(223,226)
Increase in Current assets	(19,618,712)		72,311
Increase in Accounts payable	10,831,083
Decrease in other current liabilities	(1,533,664)		(13,314)
Provision for employees’ end of service benefits	359,506
Net cash used in operating activities	$9,463,832		$(261,130)

Cash Flows from Investing Activities
Purchase of Property, Plant and Equipment	(1,920,049)
Proceeds from other investment			—
Proceeds from sale of Property, Plant and Equipment	625,337
Net cash used in investing activities	$(1,294,712)	$

Cash Flows from Financing Activities
Issuance of Convertible Note	2,070,000		—
Repayment of bank borrowings	(4,556,253)		—
Payment of lease liabilities	(814,598)		—
Line of credit	—		55,000
Finance Cost	(4,274,599)		(4,270)
Proceeds from issuance of common stock			195,140
Net cash from financing activities	$(7,575,450)		$245,870

Net increase (decrease) in Cash	593,670		(15,260)

Beginning cash balance	1,114,131		29,706
Cash along with on account of acquisition of subsidiary			1,099,685
Ending cash balance	$1,707,801		$1,114,131

The accompanying notes are an integral part of these audited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		September 30, 2023 (unaudited)	June 30, 2023 (audited)
ASSETS
Current assets
Cash and cash equivalents	4	1,254,598	1,707,801
Inventories	5	1,437,330	1,536,283
Work in Progress	5	36,200,632	39,974,415
Accounts Receivables	5	72,693,254	60,408,873
Advances to Sub – Contractors	5	7,252,919	6,612,608
Deposits	5	1,503,279	1,503,279
Other current assets	5	7,284,049	4,943,623
Total current assets		127,626,061	116,686,882

Non-Current assets
Property Plant & Equipment	6	1,490,086	1,290,081
Capital WIP		1,867,509	1,667,509
Furniture, Fixtures & Office Equipment	6	77,202	118,193
Lease Hold Improvements & Building	6	16,885,252	17,146,631
Right of Use assets	7	11,906,654	11,906,654
Goodwill	8	56,387,027	56,387,027
Total non-current assets		88,613,730	88,516,095
Total Assets		216,239,791	205,202,977
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities	9
Accounts payable and accrued liabilities		50,192,442	43,299,321
Other Current Liabilities		81,048,020	81,436,536
Short term bank borrowings		19,055,041	18,911,641
Total current liabilities		150,295,503	143,647,498
Long Term liabilities
Convertible Notes	10	2,343,804	2,070,000
Bank borrowings	11	10,768,392	10,761,062
Lease liabilities	2	12,192,300	13,581,728
Other long-term liabilities	11	2,229,218	2,229,218
Total Long-Term Liabilities		27,533,714	28,642,008
Total Liabilities		177,829,217	172,289,506
Stockholders’ Equity	12
Preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding as of as of September 30, 2023, and June 30, 2023, respectively		—	—
Common stock; $0.001 par value; 200,000,000 shares authorized; 126,887,936 and 114,576,965 shares issued and outstanding as of September 30, 2023, and June 30, 2023, respectively		126,890	114,579
Additional paid-in capital		17,232,706	13,607,017
Retained Earnings/accumulated Deficit		(5,761,470)	(5,801,674)
Minority Interest	13	26,812,448	24,993,549
Total stockholders’ Equity		38,410,574	32,913,471
Total liabilities and stockholders’ Equity		216,239,791	205,202,977

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

		For the Three Months Ended
		September 30, 2023	September 30, 2022
Revenue		$22,129,973	$19,126,800

Cost of revenues		14,134,605	12,481,550

Gross profit		7,995,368	6,645,250

Operating expenses
Selling & Distribution		19,250	25,450
General & Administrative	14	4,287,754	3,203,268
Depreciation	6	701,090	565,170
Total operating expenses		5,008,094	3,793,888

Profit/Loss from operations		2,987,274	2,851,362

Non-operating expenses
Finance cost		1,141,365	407,800
Interest on convertible notes		43,005	12,446
Other Non-Operating expenses		165,872	—
Total other expense		1,350,242	420,246
Other Income		222,071	—
Total Other Income	15	222,071	—
Net Income (Loss)		1,859,103	2,431,116
Net Income Minority Interest		1,818,899	1,206,459
Net Income Parent		40,204	1,224,657
Net profit per common share – basic and diluted		0.02	0.02
Weighted average common shares outstanding		118,283,503	102,290,302

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)

For the Three Months Ended September 30, 2023

	Preferred Stock		Common Stock		Additional Paid-in Capital	Minority Interest	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, June 30, 2023	—	—	114,576,965	114,579	13,607,017	24,993,549	(5,801,674)	32,913,471
Common stock issued for cash	—	—	6,410,971	6,411	1,993,589	—	—	2,000,000
Common stock issued for services	—	—	300,000	300	125,700	—	—	126,000
Common stock issued as staff compensation	—	—	5,600,000	5,600	1,506,400	—	—	1,512,000
Imputed Interest	—	—	—	—	—	—	—	—
Net Income	—	—	—	—	—	1,818,899	40,204	1,859,103
Balance, September 30, 2023	—	—	126,887,936	126,890	17,232,706	26,812,448	(5,761,470)	38,410,574

For the Three Months Ended September 30, 2022

	Preferred Stock		Common Stock		Additional Paid-in Capital	Minority Interest	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, June 30, 2022	—	$—	100,883,709	$100,886	$12,094,375	22,803,924	$(14,630,324)	$20,368,861
Goodwill adjustment	—	—	—	—	—	—	3,222,360	3,222,360
Common stock issued	—	—	2,000,000	$2,000	80,600	—	—	82,600
Net Income	—	—	—	—	—	1,206,458	1,224,858	2,431,116
Balance, September 30, 2022	—	$—	102,883,709	$102,886	$12,174,975	24,010,382	$(10,183,306)	$26,104,937

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUALITY INDUSTRIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended
	September 30, 2023	September 30, 2022
Cash Flows from Operating Activities
Net income (loss)	$1,859,103	$2,431,116
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock based compensation	1,512,000	—
Stock issued for services	—	—
Depreciation on Property, Plant and Equipment	701,090	565,107
Depreciation on right of use assets	—	243,899
Non-cash expenses	165,872	—
Finance cost including interest on leases	1,477,316	420,247
Changes in assets and liabilities
Inventories	98,953	73,054
Work-in-progress	3,773,784
Accounts receivables	(12,284,381)	(18,170,460)
Other current assets	(980,737)	321,030
Contract and other payables	6,732,911	15,257,455
Other Current liabilities	113,912	59,510
Cash generated from operations	3,169,823	1,200,958
Finance costs paid	(1,064,033)	(407,800)
Net cash used in operating activities	2,105,790	793,158

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(798,725)	(255,000)
Net cash used in investing activities	(798,725)	(255,000)

Cash Flows from Financing Activities
Proceeds/repayment of bank borrowings	150,730	(272,307)
Payment of lease liabilities	(2,184,802)	(215,000)
Proceeds from Issuance of Shares	2,000,000	—
Buy Back commitment	(2,000,000)
Proceeds from Note	273,804	—
Net cash from financing activities	(1,760,268)	(487,307)

Net increase (decrease) in Cash	(453,203)	50,851

Beginning cash balance	1,707,801	1,114,131

Ending cash balance	$1,254,598	$1,164,982

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, HISTORY AND NATURE OF BUSINESS

Quality Industrial Corp. (“we”, “our”, the “Company”) was incorporated in the state of Nevada in May 1998 as Sensor Technologies Inc. We aim to be a global leader in the manufacture and assembly of industrial equipment and precision engineered technology for the industrial, oil & gas, and utility sectors.

In March 2006 the Company changed its name to Bixby Energy Systems Inc. The Company changed its name to Power Play Development Corporation in September 2006. In April 2007 the Company changed its name to National League of Poker, Inc. In October 2011 the Company changed its name back to Power Play Development Corporation. In March 2018 the Company changed its name to Bluestar Technologies, Inc. In March 2018, the Company then changed its name to Wikisoft Corp.

In May 2016, the Company’s Board of Directors terminated the services of all prior officers and directors and the board appointed Robert Stevens as the Board Appointed Receiver for the Company. This was a private receivership where the receiver was appointed by the board to act on behalf of the Company and no court filings were ever made in connection with the receivership. On April 16, 2019, in connection with the Merger described below, Robert Stevens resigned from all his positions with the Company and the board appointed receivership was concluded. At that time Rasmus Refer was appointed as the Company’s CEO and Director, and he resigned from such positions in August and November 2020, respectively. Rasmus Refer was previously the CEO of the Company until August 31, 2020, and Director of the Company until November 30, 2020, where Carsten Kjems Falk was appointed as CEO and Paul C. Quintal sole director were appointed thereafter as described in detail below.

On May 28, 2022, we changed ownership, when Ilustrato Pictures International, Inc. (“ILUS”) at the time acquired 77% of the outstanding shares in our Company. Modern Art Foundation Inc. (“Modern Art”), Rene Lauritsen and Fastbase Holding Inc. agreed to transfer 77,669,078 shares of common stock in the Company to Ilustrato Pictures International, Inc. (“Ilustrato”). Pursuant to a Stock Transfer Agreement, Ilustrato purchased the shares for an aggregate amount of $500,000. Mr. Nicolas Link who is the CEO of ILUS, is the beneficial owner. Consequently, ILUS is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. Also, during the year with the Change of Control, Mr. Nicolas Link, beneficial owner of ILUS, was appointed as our Executive Chairman of the Board, Mr. John-Paul Backwell was appointed as our Chief Executive Officer, Mr. Carsten Falk was appointed as our Chief Commercial Officer, Mr. Krishnan Krishnamoorthy was appointed as our Chief Financial Officer and finally, Mrs. Louise Bennett was appointed Chief Operations Officer. The Officers and Director of the Company have an employee agreement with the parent Company ILUS. The agreements also govern their employment agreements in Quality Industrial Corp. All salaries are paid by ILUS, and stock-based compensation is as a combination from both companies.

In line with the change in control and business direction, our Company changed its name to Quality Industrial Corp. with the ticker QIND, with a market effective date of August 4, 2022. As a result of these transactions, Quality Industrial Corp. is now a public company focused on the Industrial, Oil & Gas and Utility Sectors and is the Industrial and Manufacturing subsidiary of ILUS.

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation and Principles of consolidation

The accompanying consolidated financial statements represent the results of operations, financial position, and cash flows of QIND and all of its majority — owned or controlled subsidiary are prepared in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP). All significant inter-company accounts and transactions have been eliminated.

Use of estimates

A critical accounting estimate is an estimate that: (i) is made in accordance with generally accepted accounting principles, (ii) involves a significant level of estimation uncertainty and (iii) has had or is reasonably likely to have a material impact on the Company’s financial condition or results of operations.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

The Company’s Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect reported amounts and related disclosures. On an ongoing basis, management evaluates and updates its estimates. Management employs judgment in making its estimates but they are based on historical experience and currently available information and various other assumptions that the Company believes to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results could differ from those estimates. Management believes that its judgment is applied consistently and produces financial information that fairly depicts the results of operations for all periods presented.

Significant estimates include estimates used to review the Company’s, impairments and estimations of long-lived assets, revenue recognition of Contract based revenue, allowances for uncollectible accounts, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair value of financial instruments

The carrying value of cash, accounts payable, warrants, accrued expenses, and debt, short term as well as long term, is recorded at fair value. Management believes the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.

•        Level 1.    Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.

•        Level 2.    Quoted prices for similar assets and liabilities in active markets; quoted prices included for identical or similar assets and liabilities that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. These are typically obtained from readily available pricing sources for comparable instruments.

•        Level 3.    Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606).

The principal activity of the Company is to engage in general trading, manufacturing and fabrication or steel and steel products and mainly manufacturing of pressure vessels, tanks, heat exchangers and construction of storage tanks and piping. Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company has generally concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

Construction contracts

Construction contract revenue and contract costs are recognized as revenue and expenses respectively by reference to the stage of completion of the contract activity at the end of the reporting period, when the outcome of a construction contract can be estimated reliably. The percentage of completion method of accounting requires the reporting of revenues and expenses on a yearly basis, as determined by the percentage of the contract that has been fulfilled. The stage of completion is measured by reference to the proportion of the costs incurred to date.

When the outcome of a construction contract cannot be estimated reliably, contract revenue is recognized to the extent of contract costs incurred that are likely to be recoverable and contracts costs are recognized as expense in the period in which they are incurred. An expected loss on the construction contract is recognized as an expense immediately when it is probable that total contract costs will exceed total contract revenue.

The Company principally operates fixed price contracts. If the outcome of such a contract can be reliably measured, revenue associated with the construction contract is recognized by reference to the stage of completion of the contract activity at year end (the percentage of completion method).

The outcome of a construction contract can be estimated reliably when:

•        the total contract revenue can be measured reliably;

•        it is probable that the economic benefits associated with the contract will flow to the entity;

•        the costs to complete the contract and the stage of completion can be measured reliably; and

•        the contract costs attributable to the contract can be clearly identified and measured reliably so that actual contract costs incurred can be compared with prior estimates. When the outcome of a construction cannot be estimated reliably (principally during early stages of a contract), contract revenue is recognized only to the extent of costs incurred that are expected to be recoverable.

In applying the percentage of completion method, revenue recognized corresponds to the total contract revenue (as defined below) multiplied by the actual completion rate based on the proportion of total contract costs (as defined below) incurred to date over the total estimated contract costs.

Contract revenue corresponds to the initial amount of revenue agreed in the contract and any variations in contract work, claims and incentive payments to the extent that it is probable that they will result in revenue, and they are capable of being reliably measured.

Contract costs include costs that relate directly to the specific contract and costs that are attributable to contract activity in general and can be allocated to the contract.

The Company’s contracts are typically negotiated for the construction of a single asset or a group of assets which are closely interrelated or interdependent in terms of their design, technology and function. In certain circumstances, the percentage of completion method is applied to the separately identifiable components of a single contract or to a group of contracts together in order to reflect the substance of a contract or a group of contracts.

Assets covered by a single contract are treated separately when:

•        Separate proposals have been submitted for each asset;

•        Each asset has been subject to separate negotiation and the contractor and customer have been able to accept or reject that part of the contract relating to each asset; and

•        Cost and revenue of each asset can be identified. A group of contracts are treated as a single construction contract when:

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

•        The group of contracts is negotiated as a single package; the contracts are so closely interrelated that they are, in effect, part of a single project with an overall profit margin; and

•        The contracts are performed concurrently or in a continuous sequence.

Variations

Variations are recognized in contract revenue when the outcome can be determined with reasonable certainty and are capable of being reliably measured.

Variable consideration

If the consideration in a contract includes a variable amount, the Company estimates the amount of consideration to which it will be entitled in exchange for transferring the goods to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

Cash and cash equivalents

For purposes of the statements of cash flows, in accordance with ASC 230-10-20, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $1,707,801 and $1,114,131 in cash and cash equivalents as of June 30, 2023, and 2022, respectively. There was $1,254,598 in cash and cash equivalents as of September 30, 2023.

Stock-based compensation

The Company recognizes all stock-based compensation using the fair value provisions prescribed by ASC Topic 718, Compensation — Stock Compensation. Accordingly, compensation costs for awards of stock-based compensation settled in shares are determined based on the fair value of the share-based instrument at the time of grant and are recognized as expense over the vesting period of the share-based instrument, net of estimated forfeitures.

In accordance with ASC 718, the Company will generally apply the same guidance to both employee and non-employee share-based awards. However, the Company will also follow specific guidance for share-based awards to non-employees related to the attribution of compensation cost and the inputs to the option-pricing model for expected term. Non-employee share-based payment equity awards are measured at the grant-date fair value of the equity instruments, similar to employee share-based payment equity awards.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeiture” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expenses for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

Earnings (loss) per share

The Company reports earnings (loss) per share in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 260-10 “Earnings Per Share,” which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.
Particulars	June 30, 2023	June 30, 2022
Basic and diluted EPS*
Numerator
Net income/(loss)	9,589,158	(2,595,989)
Net Income attributable to common stockholders	9,589,158	(2,595,989)
Denominator
Weighted average shares outstanding	104,251,541	95,372,013
Number of shares used for basic EPS computation	114,576,965	100,886,709
Basic EPS	0.08	(0.03)
Number of shares used for diluted EPS computation*	114,826,965	100,886,709
Diluted EPS	0.08	(0.03)

____________

*        Includes 250,000 issued warrants.

Particulars	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
Basic and diluted EPS*
Numerator
Net income/(loss)	1,859,103	2,431,116
Net Income attributable to common stockholders	1,859,103	2,431,116
Denominator
Weighted average shares outstanding	118,283,503	102,290,302
Number of shares used for basic EPS computation	118,283,503	102,290,302
Basic EPS*	0.02	0.02
Number of shares used for diluted EPS computation	118,574,503	102,290,302
Diluted EPS*	0.02	0.02

____________

*        Includes 250,000 issued warrants.

Long-lived Assets

In accordance with the Financial Accounting Standards Board (“FASB”) Accounts Standard Codification (ASC) ASC 360-10, “Property, Plant and Equipment,” the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

Income taxes

The Company accounts for income tax positions in accordance with Accounting Standards Codification Topic 740-10-50, “Income Taxes” (“ASC Topic 740”). This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There was no material impact on the Company’s financial position or results of operations as a result of the application of this standard. Deferred tax assets have not been created as major income of the company belongs to the subsidiary, which is registered in income tax-free jurisdiction since the losses incurred cannot be utilized in the future, rendering deferred tax assets irrelevant, The profits of a foreign subsidiary corporation are ordinarily not subject to tax in the United States as in accordance with the general Internal Revenue Service rule, foreign subsidiaries are not considered U.S. corporations even if they are wholly owned.

Inventories

In accordance with ASC 330, the Company states inventories at the lower of cost or net realizable value. Cost, which includes material, labor and overhead, is determined on a first in, first out basis. The Company makes adjustments to reduce the cost of inventory to its net realizable value, if required, for estimated excess, obsolete, zero usage or impaired balances. Factors influencing these adjustments include changes in market demand, product life cycle and engineering changes.

Leases

The Company accounts for leases with escalation clauses in accordance with Accounting Standards Codification (ASC) 842, “Lease”.

In accordance with the principles of ASC 842, the Company recognizes both the assets and the liabilities arising from their leases. The lease liability is measured as the present value of lease payments while the lease assets is equal to the lease liability adjusted for certain items like prepaid rent and lease incentives.

The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include, if any, the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating a lease, if the lease term reflects the Company exercising the option to terminate.

The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

The Company’s subsidiary, Quality International, has entered into commercial leases of land for offices, manufacturing yards and storage facilities. These leases generally have a lease term of 25 years. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets. There are no restrictions placed upon the Company by entering into these leases. The Company also has leases with terms of 12 months or less and leases with low value.

The Company has a Lease arrangement for which the liability has been recorded separately. The Company determines whether an arrangement contains a lease at inception. A lease liability and corresponding right of use (ROU) asset are recognized for qualifying leased assets based on the present value of fixed and certain index-based lease payments at lease commencement.

The Company’s obligations under its leases are secured by the lessor’s title to the leased assets. There are no restrictions placed upon the Company by entering into these leases. The Company determines if an arrangement is or contains a lease at contract inception and recognizes a ROU asset and a lease liability based on the present value of fixed, and certain index-based lease payments at the lease commencement date. Variable payments are excluded from the present value of lease payments and are recognized in the period in which the payment is made.

The Company generally uses its incremental borrowing rate as the discount rate for measuring its lease liabilities, as the Company cannot determine the interest rate implicit in the lease because it does not have access to certain lessor specific information. Lease expense is recognized on a straight-line basis over the lease term. The Company does not have significant finance leases. The Company has elected not to separate payments for lease components from payments for non-lease components for all classes of leases. Additionally, the Company has elected the short-term lease recognition exemption for all leases that qualify, which means ROU assets and lease liabilities will not be recognized for leases with an initial term of twelve months or less.

During fiscal year, for the period ended June 30, 2023, the Company recognized total lease interest of $1.1 Million and paid cash of $1.96 million. During fiscal year, for the period ended June 30, 2022, the Company recognized lease interest of $685,441 and paid cash of $1.90 million.

As of June 30, 2023, future minimum lease payments for leases that have a non-cancellable term greater than one year are summarized by fiscal year in the table below:
Total undiscounted lease payments	26.2
Less: imputed interest	(10.8)
Total lease liabilities	$15.6

As of June 30, 2023, the weighted average remaining lease term and the weighted average discount rate for operating leases was 14.6 years and 6%, respectively.

When accounting for finance leases in accordance with ASC 842, entity recognizes interest on the lease liability and amortization of the ROU asset in the income statement and classify payments of the principal portion of the lease liability as financing activities and payments of interest on the lease liability as operating activities.

During fiscal year ended June 30, 2023, the Company recognized interest on lease liabilities amounting to $1,171,786 and paid $1,906,838 as lease payments.

As of June 30, 2022, Lease liabilities are presented in the statement of financial position as:
Current portion of lease liabilities:	$1,156,359
Non-Current portion of lease liabilities:	$14,396,326

As of June 30, 2023, Lease liabilities are presented in the statement of financial position as:
Current portion of lease liabilities:	$835,943
Non-Current portion of lease liabilities:	$13,581,728

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT POLICIES (cont.)

As of September 30, 2023, Lease liabilities are presented in the statement of financial position as:

Current portion of lease liabilities:	$333,515
Non-Current portion of lease liabilities:	$12,192,300

Short-term leases and leases of low-value assets

The Company accounts for leases with escalation clauses in accordance with Accounting Standards Codification (ASC) 842, “Lease”.

The Company applies the short-term lease recognition exemption to its short-term leases (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Low value asset consideration is those less than USD 5,000. Lease payments on short-term leases and leases of low value assets are recognized as expense on a straight-line basis over the lease term.

Recently issued accounting pronouncements

The Company has evaluated all other recent accounting pronouncements and believes that none of them are expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

NOTE 3. GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined. The Company’s ability to continue as a going concern is dependent on the Company’s ability to continue to generate sufficient revenues and raise capital within one year from the date of filing.

Over the next twelve months management plans to use borrowings and security sales to mitigate the effects of cash flow deficits; however, no assurance can be given that debt or equity financing, if and when required, will be available.

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, in accordance with ASC 230-10-20 the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $1,707,801 and $1,114,131 in cash and cash equivalents as of June 30, 2023, and June 30, 2022, respectively.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5. CURRENT ASSETS

Other Current Assets

Year	September 30, 2023 (unaudited)	June 30, 2023	June 30, 2022
Retention Receivables	2,590,611	2,590,611	2,584,054
Amount Due from a Related Party	2,191,608	2,072,077	4,960,679
Accrued Discount on Convertible notes	63,862	70,000	—
Buy Back Commitment	2,000,000
Other misc. current assets	473,968	210,935	139,777
Total other current assets	$7,284,049	$4,943,623	$7,684,510

Related party advances

As of June 30, 2023, and June 30, 2022, the Company had amounts due from Ilustrato Pictures International, Inc. (“ILUS”), a majority shareholder of the Company, of $277,859 and $(30,000), respectively. These figures are related to an intercompany loan agreement executed by and between the Company and ILUS on June 15, 2022. The maximum principal amount to be borrowed by either party from each other under the agreement is $1,000,000. The purpose of the agreement is to provide for working capital to either the Company or ILUS through cash advances on an unsecured basis requested by either party at any time and from time to time in amounts of up to $100,000 and the agreement shall automatically be renewed for successive one-year terms thereafter unless terminated. The intercompany loan agreement has a term of one year from the date of execution and all cash advances mature and become payable on the termination date. Any unpaid principal accrues simple interest from the date of each cash advance until payment in full at a rate equal to 1% per annum.

As of June 30, 2023, and June 30, 2022, the Company had amounts due from Gerab National Enterprises LLC (“Gerab”), a shareholder of Quality International, the operating subsidiary of the Company, of $1,794,218 and $4,990,679, respectively. Gerab is a large supplier of piping and steel solutions located in the UAE and supplies piping and steel to Quality International. The amounts due are related to an advance in connection with the supply of materials for which delivery was delayed. The amount due has reduced following resumption of the delayed project leading to delivery of the materials as per project milestones. The amount due will be further reduced by the end of as the remaining materials are delivered. As per the audited financial statements of Quality International, outstanding balances at the year-end arise in the normal course of business. For the year ended June 30, 2023, Quality International has not recorded impairment of amounts owed by any related party, as the provision for expected credit losses on the amounts due from a related party was not material to the financial statements and the credit risk associated with it, is assessed as low/nil for the period June 30, 2022.

As of September 30, 2023, and September 30, 2022, the Company had amounts due from Ilustrato Pictures International, Inc. (“ILUS”), a majority shareholder of the Company, of $397,390 and $(30,000), respectively. These figures are related to an intercompany loan agreement executed by and between the Company and ILUS on June 15, 2022. The maximum principal amount to be borrowed by either party from each other under the agreement is $1,000,000. The purpose of the agreement is to provide for working capital to either the Company or ILUS through cash advances on an unsecured basis requested by either party at any time and from time to time in amounts of up to $100,000 and the agreement shall automatically be renewed for successive one-year terms thereafter unless terminated. The intercompany loan agreement has a term of one year from the date of execution and all cash advances mature and become payable on the termination date. Any unpaid principal accrues simple interest from the date of each cash advance until payment in full at a rate equal to 1% per annum.

As of September 30, 2023, and September 30, 2022, the Company had amounts due from Gerab National Enterprises LLC (“Gerab”), a shareholder of Quality International, the operating subsidiary of the Company, of $1,794,218 and $4,990,679, respectively. Gerab is a large supplier of piping and steel solutions located in the UAE and supplies piping and steel to Quality International. The amounts due are related to an advance in connection with the supply of materials for which delivery was delayed. The amount due has reduced following resumption

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5. CURRENT ASSETS (cont.)

of the delayed project leading to delivery of the materials as per project milestones. The amount due will be further reduced by the end of as the remaining materials are delivered. As per the audited financial statements of Quality International, outstanding balances at the year-end arise in the normal course of business. For the year ended June 30, 2023, Quality International has not recorded impairment of amounts owed by any related party, as the provision for expected credit losses on the amounts due from a related party was not material to the financial statements and the credit risk associated with it, is assessed as low/nil for the period June 30, 2022.

On September 15, 2023, the Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a grant-date and fair market value of $0.27.

On September 10, 2021, the Company issued 1,500,000 shares of the Company’s $0.001 par value common stock to the CEO, Carsten Kjems Falk, pursuant to his employee agreement. The shares were valued on the grant date at $2.75 per share, totaling $4,125,000.

On September 10, 2021, the Company issued 111,111 shares of the Company’s $0.001 par value common stock to the previous Executive Chairman Paul Quintal pursuant to his employment agreement. The shares were valued on the grant date at $1.70 per share, amounting to $188,889.

On May 4, 2023, the Company issued to Nicolas Link 2,750,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

On May 4, 2023, the Company issued to John-Paul Backwell 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

On May 4, 2023, the Company issued to Carsten Kjems Falk 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

On May 4, 2023, the Company issued to Krishnan Krishnamoorthy 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

On May 4, 2023, the Company issued to Louise Bennett 500,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to her employee contract.

On December 30, 2020, the Company entered into a $1,000,000 revolving note agreement. The note carries a 0.01% interest rate and is due on the later of the date the Company has the funds to repay the note or 24 months. On May 25, 2022, the balance of the line of credit was settled in full with the transfer of the Company’s 51% ownership interest in Etheralabs LLC to the shareholder. As of June 30, 2023, and June 30, 2022, the note had a balance of $0 and $0, respectively.

Accounts Receivables

Accounts receivables are recorded at face amount less an allowance for credit losses. The allowance is an estimate based on historical collection experience, current and future economic and market conditions, and a review of the current status of each customer’s trade accounts receivable. Management evaluates the aging of the accounts receivable balances and the financial condition of its customers and all other forward-looking information that is reasonably available to estimate the amount of accounts receivable that may not be collected in the future and records the appropriate provision.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5. CURRENT ASSETS (cont.)

Accounts receivable arise from our subsidiary Quality International. The duration of such receivables extends from 30 days beyond 12 Months with an average of 60 days. Receivables less than 60 days neither past due nor impaired amounted to $18,564,373 on June 30, 2023, compared to $1,396,611 on June 30, 2022. Payments are received only when a project milestone or entire project is completed, and approvals are obtained. Provisions are created based on the estimated irrecoverable amounts determined by referring to past default experience. The accounts receivable that extends beyond 12 months, amounting to $30,095,285 as of June 30, 2023, and $17,586,218 as of June 30, 2022. Due to warranties on legacy receivables are guaranteed by Gerab National Enterprises LLC. The guarantee has been filed as an exhibit to this registration statement.

Accounts Receivables Ageing	September 30, 2023 (unaudited)	June 30, 2023	June 30, 2022
1-30 days	14,284,381	8,808,321
31-60 days	13,885,320	9,756,052	4,169,830
61-90 days	4,536,646	2,229,955
91-120 days	3,401,662	3,175,545
121-365 days	6,489,961	6,343,715
366 days and above	30,095,285	30,095,285	17,586,218
Total	$72,693,254	$60,408,873	21,756,048

Work In Progress

Work-in-progress is stated at cost plus attributable profit, less provision for any anticipated losses and progress billings. Cost comprises direct materials, labor, depreciation, and overheads. If any progress billings for any contract exceed the cost-plus attributable profit or less anticipated losses, the excess to be shown as excess progress billings. Claims are only recognized as income when the outcome and recoverability can be determined with reasonable certainty. Contract revenue and costs are recognized as revenue and expenses, respectively, in the statement of comprehensive income when the outcome of a construction contract can be estimated reliably.

In accordance with ASC-606 revenue recognition, amounts are billed in accordance with contractual terms or as work progresses. Unbilled amounts arise when the timing of billing differs from the timing of revenue recognized, such as when contract provisions require specific milestones to be met before a customer can be billed. Unbilled amounts primarily relate to performance obligations satisfied over time when the cost-to-cost method is utilized, and the revenue recognized exceeds the amount billed to the customer as there’s not yet a right to invoice in accordance with contractual terms. Unbilled amounts are recorded as a contract asset when the revenue associated with the contract is recognized prior to billing and derecognized when billed in accordance with the terms of the contract.

Advances to Sub — Contractors/suppliers

Advances have been paid to the suppliers and subcontractors in the ordinary course of business for procurement of specialized material and equipment required in the process of manufacturing of pressure vessels, tanks, heat exchangers and construction of storage tanks and pipes. The company is engaged in the production of process equipment, pressure vessels, and substantial offshore structures. To undertake these projects, the company is required to make substantial upfront investments in materials and machinery. These projects involve many processes and take substantial time to complete.

Retention Receivables

Retention receivable relates to a percentage of the contract price being retained by the customers for a period of 12 to 18 months (as per contract agreements), for the purpose of repair of damages (if any), that arise as a result of work done on the projects by the Company. These amounts are received at the expiration of the retention period.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 5. CURRENT ASSETS (cont.)

Other misc. Current Assets

Other Current Assets as mentioned in the above table includes advances paid in connection with operations of the Company.

NOTE 6. NON-CURRENT ASSETS

Property, Plant & Equipment

Property, Plant and Equipment are recorded at cost, except when acquired in a business combination where property, plant and equipment are recorded at fair value. Depreciation of property, plant and equipment is recognized over the estimated useful lives of the respective assets using the straight-line method. The estimated useful lives are as follows:

Property, Plant and Equipment	Years
Buildings, related improvements & land improvements	5 – 25
Machinery & Equipment	3 – 15
Computer hardware & software	3 – 10
Furniture & Fixtures	3 – 15

Expenditures that extend the useful life of existing property, plant and equipment are capitalized and depreciated over the remaining useful life of the related asset. Expenditures for repairs and maintenance are expensed as incurred. When property, plant and equipment are retired or sold, the cost and related accumulated depreciation is removed from the Company’s balance sheet, with any gain or loss reflected in operations.

Depreciation

Depreciation of property, plant and equipment is recognized over the estimated useful lives of the respective assets using the straight-line method. Depreciation expense in the year 2022 belongs to Depreciation accounted for on Plant, Property and Equipment obtained as part of our subsidiary acquisition.

Cost of assets

	Plant & Machinery	Leasehold Improvements & Building	Furniture, Fixtures & Office Equipment	Capital work in Progress	Total
December 31, 2021	—	—	—	—	—
Additions during the year	—	—	—	—	—
Additions on account of acquisition of Subsidiary as of June 30, 2022	25,387,308	27,043,357	5,734,655	1,391,740	59,557,061
Additions during H2 2022	39,992	42,786	6,524	492,829	582,130
December 31, 2022	25,427,300	27,086,143	5,741,179	1,884,569	60,139,191
Additions during the Quarter	929,642	—	—	408,277	1,337,919
March 31, 2023	26,356,942	27,086,143	5,741,179	2,292,846	61,477,110
Additions/Disposal during the Quarter	—	—	—	(625,337)	(625,337)
June 30, 2023	26,356,942	27,086,143	5,741,179	1,667,509	60,851,773
Additions/Disposal during the Quarter	598,725	—	—	200,000	798,725
September 30, 2023	26,955,667	27,086,143	5,741,179	1,867,509	61,650,498

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 6. NON-CURRENT ASSETS (cont.)

Accumulated depreciation & Carrying value

	Plant & Machinery	Leasehold Improvements & Building	Furniture, Fixtures & Office Equipment	Capital work in Progress	Total
Accumulated depreciation as of June 30, 2022	23,555,566	9,154,572	5,502,248	—	39,880,570
Carrying value as of June 30, 2022	1,831,742	17,888,785	232,407	1,391,740	21,344,674
Charge H2 2022	506,149	541,504	82.561,	—	1,130,213
Accumulated Depreciation December 31, 2022	24,061,715	9,696,076	5,584,809	—	39,342,600
Carrying value December 31, 2022	1,365,585	17,390,067	156,370	1,884,569	20,796,591
Charge for the first Quarter	633,798	—	—	—	633,798
Accumulated Depreciation till March 31, 2023	24,695,513	9,696,076	5,584,809	—	39,976,398
Carrying value March 31, 2023	1,661,429	17,390,067	156,370	2,292,846	21,500,712
Charge for the second Quarter	371,348	243,436	38,177	—	652,961
Accumulated Depreciation till June 30, 2023	25,066,861	9,939,512	5,622,986	—	40,629,359
Carrying value June 30, 2023	1,290,081	17,146,631	118,193	1,667,509	20,222,414
Charge for the third Quarter	398,720	261,379	40,991	—	701,090
Accumulated Depreciation till September 30, 2023	25,465,581	10,200,891	5,663,977	200,000	41,330,449
Carrying value September 30, 2023	1,490,086	16,885,252	77,202	1,867,509	20,320,440

NOTE 7. RIGHT OF USE ASSETS

The Company’s subsidiary has entered into commercial leases of land for offices, manufacturing yards and storage facilities. These leases generally have lease term of 25 years. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets. There are no restrictions placed upon the Company by entering into these leases. The Company also has leases with lease terms of 12 months or less and leases with low value.

The Company has Lease arrangements for which the liability has been recorded separately. The Company determines whether an arrangement contains a lease at inception. A lease liability and corresponding right of use (ROU) asset are recognized for qualifying leased assets based on the present value of fixed and certain index-based lease payments at lease commencement.

The Company determines whether an arrangement contains a lease at inception. A lease liability and corresponding right of use (ROU) asset are recognized for qualifying leased assets based on the present value of fixed and certain index-based lease payments at lease commencement. To determine the present value of lease payments, the Company uses the stated interest rate in the lease, when available, or more commonly a secured incremental borrowing rate that reflects risk, term, and economic environment in which the lease is denominated. The Company has elected not to recognize ROU assets or lease liabilities for leases with a term of twelve months or less. Expense is recognized on a straight-line basis over the lease term for operating leases.

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 7. RIGHT OF USE ASSETS (cont.)

the commencement date less any lease incentives received and estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease, unless those costs are incurred to produce inventories. Unless the Company is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term as follows:

Land: 25 years

Right-of-use assets are subject to impairment review.

Right of use Assets	Leasehold Land
Cost as of December 31, 2021	16,639,146
Accumulated depreciation as of June 30, 2022	4,244,695
Carrying value as of June 30, 2022	12,394,451
Depreciation for H2 2022	487,797
Accumulated depreciation as of December 31, 2022	4,732,492
Carrying Value as of December 31, 2022	11,906,654
Depreciation for H1 2023	—
Carrying value as of June 30, 2023	11,906,654
Depreciation for Q3 2023	—
Carrying value as of September 30, 2023	11,906,654

NOTE 8. GOODWILL

Goodwill represents the cost of acquired companies in excess of the fair value of the net assets at the acquisition date and is subject to annual impairment. Goodwill is the excess of the purchase price paid for an acquired entity and the amount of the price not assigned to acquired assets and liabilities. It arises when an acquirer pays a high price to acquire a business. This asset only arises from an acquisition, and it cannot be generated internally. Goodwill is an intangible asset, and so is listed within the long-term assets section of the acquirers’ balance sheet.

The Company accounts for business combinations by estimating the fair value of consideration paid for acquired businesses and assigning that amount to the fair values of assets acquired and liabilities assumed, with the remainder assigned to goodwill. If the fair value of assets acquired and liabilities assumed exceeds the fair value of consideration paid, a gain on bargain purchase is recognized. The estimates of fair values are determined utilizing customary valuation procedures and techniques, which require us, among other things, to estimate future cash flows and discount rates. Such analyses involve significant judgments and estimations.

The Company follows the guidance prescribed in Accounting Standards Codification (“ASC”) 350, Goodwill and Other Intangible Assets, to test goodwill and intangible assets for impairment annually if an event occurs or circumstances change which indicates that its carrying amount may not exceed its fair value.

A valuation report was made on April 25, 2022, by Kreston Menon (filed as exhibit 23.5) prior to control on June 28, 2022, to establish a purchase price. The Goodwill was reestablished and recognized with a Purchase Price Allocation Report (PPA Report) dated January 25, 2023, and reported in the financial statements for December 31, 2022.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 8. GOODWILL (cont.)

However, there was a subsequent change in the company’s financial reporting period, shifting it from December 31 to June 30. Consequently, the first audited balance sheet for the year ended June 30, 2022, was prepared on September 15, 2023. Therefore, it is not possible to calculate the Goodwill based on the June 30, 2022, valuation, since Goodwill was initially reported in the financial statements for December 31, 2022. In this context, Goodwill cannot be revalued upwards.

To account for this difference in valuation, adjustments were made to the retained earnings for the June 30, 2022, period. These adjustments were subsequently reversed in the financial statements for December 31, 2022.

The Company acquired 52% of Quality International for $82,000,000 now owning 52% of the net assets of Quality International. The Net Assets of Quality International were $49,255,718 on December 31, 2022. The remaining $56,387,027 of the purchase price is therefore part of the Company’s Goodwill.

NOTE 9. CURRENT LIABILITIES

Other Current Liabilities

Other Current Liabilities as mentioned in the below table includes short term Liabilities — Payable to Quality International, lease liabilities, short term bank borrowings and other miscellaneous Liabilities.

Other Current Liabilities	September 30, 2023 (unaudited)	June 30, 2023	June 30, 2022
Lease Liabilities	333,515	835,943	1,156,359
Accrued Interest on Convertible note	117,572	77,093	—
Payable to the shareholders of the Subsidiary Quality International	75,500,000	80,500,000	82,000,000
Short term borrowings	5,033,333
Misc. Liabilities*	63,600	23,500	104,841
Total	$81,048,020	$81,436,536	$83,261,200

Loan Payable amounting to $75,500,000 as per September 30, 2023, and $80,500,000 as per June 30, 2023, respectively, is the liability of the company on account of acquisition of subsidiary. The same is payable in tranches to Quality International as a part of purchase consideration.

On July 27, 2023, our Company borrowed from Mahavir Investments Limited, the principal amount of $3,000,000 (the “Mahavir Loan”). The Mahavir Loan bears interest at 20% per annum and is payable in nine tranches. We have the right to prepay the Mahavir Loan at any time. The loan matures on April 30, 2024. The $3,000,000 was paid to Quality International as tranche payment of the amended purchase agreement.

On August 25, 2023, the Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment of the amended purchase agreement.

Short term Borrowings amounting to $18,911,641 as of June 30, 2023, and $19,055,041 as of September 30, 2023, respectively, is the current portion of bank borrowings, which correspond to our subsidiary Quality International. The short-term bank borrowings will be paid off with the fixed amount of $35,500,000 of the purchase consideration belonging to Quality International which is outstanding as of June 30, 2023, according to the signed Share Purchase Agreement filed as an exhibit to this registration statement.

The Company intends to fund the obligations for acquisitions such as Quality International Co Ltd FZC, through an upcoming registration statement. Following the uplist to NYSE American, QIND plans to file an S-1 Registration Statement to fund the remaining cash obligations for its current acquisition.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 9. CURRENT LIABILITIES (cont.)

As per the applicable accounting standards, Borrowings from financial institutions have been bifurcated into current and non-Current liabilities.

Accounts Payable and Accrued Liabilities

Accounts Payable and Accrued Liabilities	September 30, 2023 (unaudited)	June 30, 2023	June 30, 2022
Accounts Payable	48,985,895	41,009,707	21,433,172
Accrued Liabilities	1,206,547	2,289,614	11,035,066
Total	$50,192,442	$43,299,321	$32,468,238

NOTE 10. CONVERTIBLE NOTES

•        On August 3, 2022, the Company issued a two-year convertible promissory note in the principal amount of $1,100,000 to RB Capital Partners Inc. The Note bears interest at 7% per annum. The Company has the right to prepay the Note at any time. All principal on the Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $1.00 per share.

•        On March 17, 2023, the Company issued a two-year convertible promissory note in the principal amount of $200,000 to RB Capital Partners Inc. The Note bears interest at 7% per annum. The Company has the right to prepay the Note at any time. All principal on the Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $1.00 per share.

•        On May 23, 2023, the Company issued to Jefferson Street Capital LLC a one-year convertible promissory note in the principal amount of $220,000 (the “Jefferson Note”). The Jefferson Note bears interest at 7% per annum. The Company has the right to prepay the Note at any time. All principal on the Jefferson Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $0.35 per share.

•        On June 16, 2023, the Company issued to Sky Holdings Ltd. a six-month convertible promissory note in the principal amount of $550,000. The Note bears interest at 7% per annum. The Company has the right to prepay the Note at any time. All principal on the Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $0.35 per share.

•        On July 31, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $174,867 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $22,732. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $21,955.45. The promissory note matures on February 28, 2024, with a total payback to the Holder of $197,599. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

•        On August 15, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $118,367 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $15,387.71. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $14,861.64. The promissory note matures on May 30, 2024, with a total payback to the Holder of $133,754.71 All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 11. LONG-TERM LIABILITIES

The Company has an outstanding loan liability on account of consolidation of the subsidiary. Such Loans include Bank Borrowings and Term Loans obtained from the Banks/Financial Institutions to meet the asset financing and working capital requirements of the company.

As of June 30, 2023, and June 30, 2022, the Company had total Long-Term Liabilities of $28,351,008 and $31,737,423, respectively. As of September 30, 2023, the Company had total Long-Term Liabilities of $27,242,714. The Company has outstanding lease liabilities and long-term bank borrowings through its subsidiary Quality International. The long-term bank borrowings will be paid off with purchase consideration of which a fixed amount of $35,500,000 of the purchase consideration belonging to Quality International is outstanding as of June 30, 2023, according to the signed Share Purchase Agreement filed as an exhibit to this form S-1.

Long-term Bank Borrowings from Financial Institutions amounting to $10,761,062 and $15,464,027 as of June 30, 2023, and 2022, respectively, belonging to our subsidiary Quality International. Long-term Bank Borrowings from Financial Institutions amounted to $10,768,392 as of September 30, 2023.These terms loans were acquired from commercial banks in the UAE for the purchase of supplies and machinery. These term loans carry a financing cost at commercial rates plus 1-to-3-month EIBOR per annum.

These Borrowings are secured by the corporate guarantee of Gerab National Enterprises LLC of Quality International, along with registered mortgage over plant and machineries belonging to the company Quality International, located in Hamriyah Free Zone phase-II, UAE.

Contingent consideration

Contingent consideration amounting to $55,000,000 is subject to the achievement of financial milestones presented in the schedule of payments set forth in the amended Share Purchase Agreement. The payment tranches will be payable over a period of two years until the audited financials for the year ended December 31, 2024. Fair value of the full contingent consideration in accordance with ASC 805-30 will be recorded on the consolidated financial statements if materializing.

Below is a table displaying the range of outcomes for the contingent consideration:
Contingent Consideration	Amount
25%	$13,750,000
50%	$27,500,000
75%	$41,250,000
100%	$55,000,000

Other long-term liabilities

Particulars	September 30, 2023 (unaudited)	June 30, 2023	June 30, 2022
End of service benefits	1,938,281	1,938,281	1,877,070
Total	$1,938,281	$1,938,281	$1,877,070

Further, the holding company, QIND, formerly known as Wikisoft Corp, entered into loan agreement with Fastbase Inc, the details of the loan agreement along with Forgiveness of Debt are as follows:

On June 1, 2020, the Company entered into a loan agreement with Fastbase Inc, in the amount of $30,215. The amount bears no interest and is due upon request.

On September 1, 2020, the Company entered into a loan agreement with Fastbase Inc, in the amount of $15,000. The note bears an interest rate of 4.25% and is due on September 1, 2022.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 11. LONG-TERM LIABILITIES (cont.)

On October 24, 2020, the Company entered into a loan agreement with Fastbase Inc in the amount of $7,875. The note bears an interest rate of 4.25% and is due on January 1, 2023. On April 29, 2022, the Company paid the loan in full as well as accrued interest of $506. As of June 30, 2022, the balance of principal owed was $0.

On December 3, 2020, the Company entered into a loan agreement with Fastbase Inc. in the amount of $10,000. The note bears an interest rate of 4.25% and is due on January 1, 2023. On January 20, 2022, the Company paid the loan in full as well as accrued interest of $477.

On May 15, 2022, the Company entered into a loan agreement with Fastbase Inc in the amount of $37,000. The note bears an interest rate of 3% and is due on January 1, 2024. On May 25, 2022, the loan was forgiven in full as well as accrued interest of $30, and a gain on forgiveness of debt of $37,030 was recorded.

On May 25, 2022, we entered into a Debt Conversion Agreement (the “Agreement”) with our prior officer and director, Rasmus Refer. Pursuant to the Agreement, we transferred our 51% interest in Etheralabs LLC to Mr. Refer. In exchange, Mr. Refer agreed to cancel $300,041 in loans including interest owed by our company to Mr. Refer.

On July 28, 2022, the Company entered into a Debt Conversion agreement with Enza International and converted the full amount of Debt $82,570 into 2,000,000 shares of Common Stock.

Options and Warrants

In accordance with ASC 470, warrants have been classified as a liability and recorded at their exercise price.

On April 19, 2023, the Company issued a common share purchase warrant to Exchange Listing LLC (the “Exchange Common Share Purchase Warrant”). The holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company, 200,000 of the Company’s common shares (whereby such number may be adjusted from time to time pursuant to the terms and conditions of the Exchange Common Share Purchase Warrant) at the exercise price of $0.58, per share then in effect.

On May 23, 2023, the Company issued a common share purchase warrant to Jefferson Street Capital LLC (the “Jefferson Common Share Purchase Warrant”). The holder is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from the Company, 50,000 of the Company’s common shares (whereby such number may be adjusted from time to time pursuant to the terms and conditions of the Jefferson Common Share Purchase Warrant) at the exercise price of $3.50, per share then in effect.

NOTE 12. STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share.

As of September 30, 2023, and September 30, 2022, there were 126,887,936 and 102,883,709 shares of common stock issued and outstanding, respectively.

As of September 30, 2023, September 30, 2022, there were 0 and 0 shares of preferred stock of the Company issued and outstanding, respectively.

From July 1, 2021, to June 30, 2022, we made the following issuances:

•        On August 6, 2021, we issued 50,000 shares of our common stock for services to White Lion Capital LLC. The shares were valued on the date of issuance at $2.46 per share or $123,000.

•        On August 19, 2021, we issued 25,000 shares of our common stock for services to Triton Funds LP. he shares were valued on the date of issuance at $0.90 per share or $22,500.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 12. STOCKHOLDERS’ EQUITY (cont.)

•        On September 10, 2021, the Company issued 1,500,000 shares the Company’s $0.001 par value common to the CEO Carsten Kjems Falk pursuant to his employee agreement. The shares were valued on the date of grant at $2.75 per share or $4,125,000.

•        On September 10, 2021, the Company issued 111,111 shares of the Company’s $0.001 par value common stock to the Executive Chairman Paul Quintal pursuant to his employee agreement. The shares were valued on the date of grant at $1.70 per share or $188,889.

•        On September 14, 2021, we issued 100,000 shares common stock for $20,000 cash to Triton Funds LP pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-257108 declared effective by the SEC on August 26, 2021.

•        On September 27, 2021, we issued 62,000 shares common stock for $8,262 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

•        On October 7, 2021, we issued 170,000 shares common stock for $3,605 cash to Triton Funds LP pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-257108 declared effective by the SEC on August 26, 2021.

•        On October 27, 2021, we issued 500,000 shares common stock for $44,625 cash to Triton Funds LP pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-257108 declared effective by the SEC on August 26, 2021.

•        On November 10, 2021, we issued 200,000 shares common stock for $10,523 cash to Triton Funds LP pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-257108 declared effective by the SEC on August 26, 2021.

•        On November 24, 2021, the Company issued 438,333 shares of common stock for services by North Equities LTD. The shares were valued on the date of issuance at $.09 per share or $39,450.

•        On December 17, 2021, we issued 250,000 shares common stock for $10,859 cash to Triton Funds LP pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-257108 declared effective by the SEC on August 26, 2021.

•        On December 28, 2021, we issued 342,500 shares common stock for $12,425 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

•        On January 3, 2022, the Company issued 500,000 shares of common stock for $20,523 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

•        On January 10, 2022, the Company issued 500,000 shares of common stock for $15,975 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

•        On February 28, 2022, the Company entered into a definitive agreement to acquire 51% of Etheralabs LLC for 2,550,000 of the Company’s common stock valued at $104,550.

•        On March 10, 2022, the Company issued 500,000 shares of common stock for $7,688 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 12. STOCKHOLDERS’ EQUITY (cont.)

•        On March 21, 2022, the Company issued 750,000 shares of common stock for $13,638 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

•        On March 29, 2022, the Company issued 750,000 shares of common stock for $11,725 cash. As of March 31, 2022, the cash had not been received and was recorded as stock receivable.

•        On April 22, 2022, the Company issued 595,500 shares of common stock for $27,017 cash to White Lion Capital LLC pursuant to the Company’s Registration Statement on Form S-1 SEC File No. 333-258341 declared effective by the SEC on August 5, 2021.

From July 1, 2022, to June 30, 2023, we made the following issuances:

•        On July 28, 2022, the Company issued 2,000,000 shares of common stock for $82,572 cash for debt conversion to Enza International Ltd.

•        On August 3, 2022, we issued a two-year convertible promissory note to RB Capital LLC in the principal amount of $1,100,000. The note is convertible into common stock at the rate of $1.00 and bears 7% interest per annum.

•        On March 17, 2023, the Company issued to RB Capital Partners Inc. a two-year convertible promissory note in the principal amount of $200,000 (the “March 2023 Note”). The March 2023 Note bears interest at 7% per annum. The Company has the right to prepay the March 2023 Note at any time. All principal on the March 2023 Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $1.00 per share.

•        On May 4, 2023, the Company issued to Nicolas Link 2,750,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to John-Paul Backwell 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Carsten Kjems Falk 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Krishnan Krishnamoorthy 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Louise Bennett 500,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to her employee contract.

•        On May 8, 2023, the Company issued to Exchange Listing LLC 1,543,256 shares of our common stock for $1,543 for consultancy services for the planned uplist to NYSE with a grant-date and fair value of the award, at $0.41 pursuant to a share purchase agreement signed on April 19, 2023.

•        On June 1, 2023, the Company issued to Jefferson Street Capital LLC 150,000 shares of our common stock with a grant-date and fair value of the award as of May 23, 2023, at $0.60 pursuant to a share purchase agreement signed on May 23, 2023.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 12. STOCKHOLDERS’ EQUITY (cont.)

Common Stock issuances during the three months ending September 30, 2023.

•        On July 17, 2023, the Company issued to Sky Holdings Ltd. 300,000 shares of our common stock with a grant-date and fair value of the award as of June 16, 2023, at $0.42 pursuant to a share purchase agreement signed on June 16, 2023.

•        On July 31, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $174,867 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $22,732. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $21,955.45. The promissory note matures on February 28, 2024, with a total payback to the Holder of $197,599. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

•        On August 15, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $118,367 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $15,387.71. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $14,861.64. The promissory note matures on May 30, 2024, with a total payback to the Holder of $133,754.71 All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

•        On August 25, 2023, the Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment 2.2 of the amended purchase agreement.

•        On September 15, 2023, the Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a grant-date and fair market value of $0.27.

NOTE 13. MINORITY INTEREST

The Company acquired 52% of Quality International for $82,000,000, now owning 52% of net assets of Quality International. Net Assets of Quality International was $49,255,718 and $46,079,057 on December 31, 2022, and June 30, 2022, respectively. As of June 30, 2023, and 2022, the minority interest amounted to $24,993,549 and $22,803,924, respectively.

The remaining $56,387,027 of the purchase price is a part of the Company’s Goodwill (see note 8). Furthermore, 48% of Quality International’s earnings have been transferred to Minority Interest.

The acquired business contributed earnings of $8,297,644 in total consisting of $5,606,290 and $3,982,868 to the parent company QIND and the shareholders of Quality international respectively, for the period ended June 30, 2023.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 14. OPERATING EXPENSES

General and Administrative Expenses	June 30, 2023	June 30, 2022
Salaries and compensation to employees*	7,078,205	6,006,738
Travelling and conveyance	643,468	207,560
Legal and audit fee	139,967	90,000
Repairs and maintenance	340,641	60,000
Printing and Stationary	32,288	8,584
Legal and professional fees	617,273	235,385
Insurance	95,300	38,209
IT Support & software	77,462	58,474
Utilities	63,097	16,547
Misc. general business expenses	550,663	224,664
Total	$9,638,541	$6,993,036

See Note 6 to Financial Statements for Depreciation on Property, Plant and Equipment and Note 7 for Depreciation on Right of Use Asset.

____________

*        Stock-based compensation to staff for the fiscal year ended June 30, 2023, and 2022, was $721,000 and $4,313,889 respectively.

The majority of operating expenses for the three months ended September 30, 2023, and 2022, respectively, resulted from administrative and operating costs associated with our business activities. Such expenses include Employee related costs and other operating expenses.

General & Administrative Expenses	September 30, 2023 (unautided)	September 30, 2022 (unautided)
Salaries and compensation to employees*	3,828,121	2,709,626
Travelling and conveyance	79,030	93,670
Legal and audit fee	285,708	216,610
Repairs and maintenance	15,454	27,066
Printing and Stationary	3,267	3,872
Legal and professional fees	617,273	235,385
Insurance	15,000	17,236
IT Support & software	18,864	26,377
Utilities	9,139	16,547
Misc. general business expenses	33,171	101,345
Total	$4,287,754	$3,203,268

See Note 6 to Financial Statements for Depreciation on Property, Plant and Equipment and Note 7 for Depreciation on Right of Use Asset.

____________

*      Stock-based compensation to staff for the quarter ended September 30, 2023, and 2022, was $1,512,000 and $0 respectively.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 15. OTHER NON-OPERATING INCOME

The Company Earned other income in 2022 as a result of gain on settlement and forgiveness of debt, sale of Scrap and exchange loss/gain.

The table below presents the breakdown of non-Operating income:

Non-Operating income	June 30, 2023	June 30, 2022
Sale of scrap	212,917	—
Exchange Gain/loss	(24,446)	—
Misc. Income	74,481	223,226
Gain on settlement and Forgiveness of Debt	—	457,071
Total	$262,932	$680,297

During the quarter ended September 30 2023, and 2022, respectively, the company earned other income through sale of scrap as compared with the nil for the same comparative period.

Non-Operating income	September 30, 2023 (unaudited)	September 30, 2022 (unaudited)
Sale of scrap	222,071	—
Total	$222,071	$0

Misc. Income:

In the year 2021, the company reversed the Stock payable of $223,226, which had been carried forward from previous years. This action was taken because stock payable is no longer considered as an outstanding payable.

Gain on settlement & forgiveness of debt:

On May 15, 2022, the Company entered into a loan agreement with Fastbase Inc in the amount of $37,000. The note bears an interest rate of 3% and is due on January 1, 2024. On May 25, 2022, the loan was forgiven in full as well as accrued interest of $30, and a gain on forgiveness of debt of $37,030 was recorded.

On May 25, 2022, the company entered into a Debt Conversion Agreement (the “Agreement”) with our prior officer and director, Rasmus Refer. Pursuant to the Agreement, we transferred our 51% interest in Etheralabs LLC to Mr. Refer. In exchange, Mr. Refer agreed to cancel $300,041 in loans including interest owed by our company to Mr. Refer.

We made a gain on forgiveness of accrued salary in Q1, 2022, to our current officer Mr. Falk since he waived his right to receive the outstanding amounts for the fiscal year 2021 of $120,000.

NOTE 16. PURCHASE OF MEMBERSHIP INTEREST IN ETHERALABS LLC

On February 28, 2022, the Company entered into a definitive agreement to acquire 51% of Etheralabs LLC for 2,550,000 of the Company’s common stock valued at $104,550 with a lock-up. The shares will be restricted with a lock-up period for 2 years. Etheralabs LLC is a New York City based venture lab and ecosystem that invests in, builds, and deploys disruptive technologies across the Blockchain space, and the transaction includes a global access to Etheralabs´ full stack of technologies across the Blockchain and global funding landscape. Etheralabs’ ecosystem allows development and finance partnerships throughout the blockchain world and beyond, and connects the blockchain community, investors and venture capital to relevant data intelligence and direct investment opportunities. The Company intends to ensure that Etheralabs future product and technology roadmap supports wikiprofile.com and the upcoming Wikifunding platform aiming to accelerate matching investors to startups.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 16. PURCHASE OF MEMBERSHIP INTEREST IN ETHERALABS LLC (cont.)

On May 25, 2022, the Company entered into an agreement to transfer its 51% ownership interest in Etheralabs LLC to settle $300,000 of Line of credit — related party debt, as well as $41 of interest.

The Membership interest in Etheralabs consisted of intangible assets of licensed know-how with no tangible value attached and was never in operations and no revenue was generated during the 3 months Wikisoft held the Membership Interest. The transfer of ownership did not qualify for presentation as a discontinued operation in accordance with ASC 205-20.

NOTE 17. BUSINESS COMBINATION DISCLOSURE*

*       In Accordance with ASC 805-10-50, ASC 805-30-50, and ASC 805-10-25-7

On June 28, 2022, QIND signed a binding Letter of Intent to acquire 51% of the shares of Quality International Co Ltd FZC, a United Arab Emirates headquartered company (“Quality International”), from the shareholders of Quality International. Quality International is a revenue generating company that manufactures custom solutions for the Oil and Gas, Energy, Water Desalination, Wastewater, Offshore and Public Safety sectors.

It was determined that the Company acquired a majority of Quality International, effective as of June 28, 2022, resulting in Quality International becoming a subsidiary, in a transaction accounted for as a business combination. The Company and its auditors considered all pertinent facts pursuant to ASC 805-10-25-7 and it was determined that the acquisition date preceded the closing date, with the signed binding letter of intent and the $1,000,000 first tranche payment. The existing management team of Quality International will remain in place, and operational control will stay with the current shareholders/management through the ordinary course of business. However, if there’s a violation of the shareholders agreement, persistent underperformance, if structural changes are required, or if legal adjustments recommended by the QI Purchase Agreement are necessary, any changes will be decided upon and approved by the new Quality International Board of Directors. The audited financial statements of Quality International Co Ltd FZC for the periods ended December 31, 2021, and 2022, has been filed as exhibits to this registration statement.

On January 18, 2023, at the time of entering into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Quality International, the acquisition was increased by 1% over the binding LOI, making it 52% of the shares of Quality International Co Ltd FZC.

On July 31, 2023, the parties to the QI Purchase Agreement entered into the Amended QI Purchase Agreement to revise the payment schedule for the purchase price for the Shares. The agreement has been filed as exhibits with this registration statement.

The acquired business contributed revenues of $82,487,424 and earnings of $8,297,644 in total consisting of $5,606,290 and $3,982,868 to parent company QIND and shareholders of Quality international respectively, for the period ended June 30, 2023. The following unaudited pro forma summary presents consolidated information of QIND as if the business combination had occurred on July 1, 2021, in accordance with ASC 805-10-50-2(h)(3).

Particulars (Figures in USD)	Pro forma year ended June 30, 2023	Pro forma year ended June 30, 2022
Revenue	82,487,424	45,733,485
Earnings	8,297,644	3,637,578
Earnings minority interest	3,982,868	3,808,592
Earnings Parent	5,606,290	(171,014)

In 2022, QIND incurred $13,000 as acquisition-related costs in the form of due diligence fees. These expenses are included in general and administrative expenses on the consolidated income statement for the year ended June 30, 2022, and are reflected in pro forma earnings for the fiscal year ended June 30, 2022, in the table above.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 17. BUSINESS COMBINATION DISCLOSURE (cont.)

In accordance with ASC 805-30-50-1 (b) and ASC 80-20-50-1(c), the following table summarizes the consideration transferred to acquire Quality International and the amounts of identified assets acquired, and liabilities assumed at the acquisition date, as well as the fair value of the noncontrolling interest in Quality International at the acquisition date:

The Amended Payment Schedule signed on July 31, 2023, outlines a series of financial milestones and payment requirements involving contingent consideration are as follows:

•        Tranche 2: $15,000,000 was to be paid immediately upon the agreement’s closing. This has been revised into three sub-tranches with payment to Quality International Co Ltd FZC:

a.      Tranche 2.1: $500,000 due by June 16, 2023. A break fee of $1,000,000 applies if not received by the due date.

b.      Tranche 2.2: $2,000,000 due before July 31, 2023. If the previous payment isn’t made by its deadline, a cumulative break fee of $1,250,000 applies.

c.      Tranche 2.3: $5,000,000 due before September 15, 2023. If previous payments aren’t made by their respective deadlines, cumulative break fees could sum up to $2,250,000.

•        Tranche 3: Initially, $66,000,000 was due by March 6, 2023. Under revised Tranche 3.1, the revised amount is $73,500,000, to be paid before November 30, 2023. The break fee is capped at $3,500,000. The payments are divided among Quality International Co Ltd FZC ($28,500,000), Gerab National Enterprise LLC ($39,000,000), and Saseendran Kodapully Ramakrishnan ($6,000,000).

•        Tranche 4: Contingent consideration of $14,000,000 due by January 31, 2024. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($6,000,000), Saseendran Kodapully Ramakrishnan ($5,000,000), and Quality International Co Ltd FZC ($3,000,000).

•        Tranche 5: Contingent consideration of $20,000,000, due by April 15, 2024, after Year End 2023 audited financials are completed by March 15, 2024. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($15,000,000), Saseendran Kodapully Ramakrishnan ($2,000,000), and Quality International Co Ltd FZC ($3,000,000).

•        Tranche 6: Contingent consideration of $21,000,000, due by April 15, 2025, post completion of Year End 2024 audited financials by March 15, 2025. The break fee is not applicable provided the entirety of Tranche 3.1 is received by November 30, 2023. The payments are divided among Gerab National Enterprise LLC ($15,000,000), Saseendran Kodapully Ramakrishnan ($3,000,000), and Quality International Co Ltd FZC ($3,000,000).

Consideration paid	June 30, 2023	June 30, 2022
Total	$1,500,000	$0

As of June 30, 2023, $80,500,000 payable to the shareholders of Quality International was outstanding.

Fair value of Consideration

Cash	$82,000,000
Contingent consideration	$55,000,000
Total	$137,000,000

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 17. BUSINESS COMBINATION DISCLOSURE (cont.)

Contingent consideration amounting to $55,000,000 is subject to the achievement of financial milestones presented in the schedule of payments set forth in the amended Share Purchase Agreement. The payment tranches will be payable over a period of two years until the audited financials for the year ended December 31, 2024.

Below is a table displaying the range of outcomes for the contingent consideration:
Contingent Consideration	Amount
25%	$13,750,000
50%	$27,500,000
75%	$41,250,000
100%	$55,000,000

Goodwill calculation of acquisition

December 31, 2022	USD
Cash and cash equivalents	1,309,429
Trade receivables	33,175,606
Inventories	1,202,674
Receivables	2,800,611
Deposits	1,503,279
Advances and related party dues	9,503,902
Work in Progress	57,433,535
Property, plant, and equipment	1,365,585
Leasehold Improvements & Buildings	17,390,067
Furniture & Fixtures	156,370
Capital WIP	1,884,569
Right of use Assets	11,906,654
Trade and other payables	(62,347,884)
Borrowings	(28,028,680)
Total identifiable net assets	$49,255,717
Goodwill	$56,387,027

NOTE 18. SUBSEQUENT EVENTS

In accordance with ASC 855-10-50 the company lists events which are deemed to have a determinable significant effect on the balance sheet at the time of occurrence or on the future operations, and without disclosure of it, the financial statements would be misleading.

On July 17, 2023, the Company issued to Sky Holdings Ltd. 300,000 shares of our common stock with a grant-date and fair value of the award as of June 16, 2023, at $0.42 pursuant to a share purchase agreement signed on June 16, 2023. $500,000 was transferred to Quality International as tranche payment 2.2 of the amended purchase agreement filed as an exhibit with this S-1.

On July 31, 2023, the shareholders of Quality International and the company entered into an amendment to the QI purchase agreement to revise the payment schedule for the purchase price for the shares. The agreement has been filed as an exhibit with this registration statement.

We considered making an acquisition in Petro Line, however, the acquisition never materialized. On January 27, 2023, we entered into the Petro Line Share Purchase Agreement, to acquire 51% of Petro Line FZ-LLC. The acquisition never materialized after a fire at a Petro Line factory. An investigation into the fire’s impact led us to subsequently terminate the Petro Line Share Purchase Agreement on July 31, 2023, and no payments to Petro Line were made.

QUALITY INDUSTRAIL CORP.
NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 18. SUBSEQUENT EVENTS (cont.)

On July 27, 2023, our Company, as a co-borrower, borrowed from Mahavir Investments Limited, the principal amount of $3,000,000 (the “Mahavir Loan”). The Mahavir Loan bears interest at 20% per annum and is payable in nine tranches. We have the right to prepay the Mahavir Loan at any time. The loan matures on April 30, 2024. The $3,000,000 was paid to Quality International as tranche payment 2.3 of the amended purchase agreement filed as an exhibit with this S-1.

On July 31, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $174,867 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $22,732. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $21,955.45. The promissory note matures on February 28, 2024, with a total payback to the Holder of $197,599. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

On August 15, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $118,367 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $15,387.71. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $14,861.64. The promissory note matures on May 30, 2024, with a total payback to the Holder of $133,754.71 All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

On August 25, 2023, the Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023. The $2,000,000 was paid to Quality International as tranche payment 2.2 of the amended purchase agreement filed as an exhibit with this S-1.

On September 15, 2023, the Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

On September 15, 2023, the Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a grant-date and fair market value of $0.27.

On November 14, 2023, the Company signed an employment contract with Nicolas Link effective as of July 1, 2023. The employment contract has been filed as an exhibit to this registration statement.

On November 14, 2023, the Company signed an employment contract with John-Paul Backwell effective as of July 1, 2023. The employment contract has been filed as an exhibit to this registration statement.

On November 14, 2023, the Company signed an employment contract with Carsten Kjems Falk effective as of July 1, 2023. The employment contract has been filed as an exhibit to this registration statement.

On November 14, 2023, the Company signed an employment contract with Louise Bennett effective as of July 1, 2023. The employment contract has been filed as an exhibit to this registration statement.

Shares of Common Stock

_____________________________

PRELIMINARY PROSPECTUS

_____________________________

[        ]

December __, 2023

Through and including            , 2023, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$896.42
FINRA fee Stock Exchange listing fee Legal fees and expenses	$—
Accounting fees and expenses	$30,000
Printing expenses Miscellaneous fees and expenses	$—
Total	$30,896.42

Item 14.     Indemnification of Officers and Directors

Under our bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, our board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15.     Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company in the three years preceding the date of this registration statement, which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

From July 1, 2021, to June 30, 2022, we made the following issuances:

•        On August 6, 2021, we issued 50,000 shares of our common stock for services to White Lion Capital LLC. The shares were valued on the date of issuance at $2.46 per share or $123,000.

•        On August 19, 2021, we issued 25,000 shares of our common stock for services to Triton Funds LP. he shares were valued on the date of issuance at $0.90 per share or $22,500.

•        On September 10, 2021, the Company issued 1,500,000 shares the Company’s $0.001 par value common to the CEO Carsten Kjems Falk pursuant to his employee agreement. The shares were valued on the date of grant at $2.75 per share or $4,125,000.

•        On September 10, 2021, the Company issued 111,111 shares of the Company’s $0.001 par value common stock to the Executive Chairman Paul Quintal pursuant to his employee agreement. The shares were valued on the date of grant at $1.70 per share or $188,889.

•        On November 24, 2021, the Company issued 438,333 shares of common stock for services by North Equities LTD. The shares were valued on the date of issuance at $.09 per share or $39,450.

•        On February 28, 2022, the Company entered into a definitive agreement to acquire 51% of Etheralabs LLC for 2,550,000 of the Company’s common stock valued at $104,550.

From July 1, 2022, to June 30, 2023, we made the following issuances:

•        On July 28, 2022, the Company issued 2,000,000 shares of common stock for $82,572 cash for debt conversion.

•        On August 3, 2022, we issued a two-year convertible promissory note to RB Capital LLC in the principal amount of $1,100,000. The note is convertible into common stock at the rate of $1.00 and bears 7% interest per annum.

•        On March 17, 2023, the Company issued to RB Capital Partners Inc. a two-year convertible promissory note in the principal amount of $200,000 (the “March 2023 Note”). The March 2023 Note bears interest at 7% per annum. The Company has the right to prepay the March 2023 Note at any time. All principal on the March 2023 Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $1.00 per share.

•        On May 4, 2023, the Company issued to Nicolas Link 2,750,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to John-Paul Backwell 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Carsten Kjems Falk 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Krishnan Krishnamoorthy 2,250,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to his employee contract.

•        On May 4, 2023, the Company issued to Louise Bennett 500,000 shares of our common stock with a grant-date and fair market value of the award as of June 1, 2022, at $0.0721 pursuant to her employee contract.

•        On May 8, 2023, the Company issued to Exchange Listing LLC 1,543,256 shares of our common stock for $1,543 for consultancy services for the planned uplist to NYSE with a grant-date and fair value of the award, at $0.41 pursuant to a share purchase agreement signed on April 19, 2023.

•        On June 1, 2023, the Company issued to Jefferson Street Capital LLC 150,000 shares of our common stock with a grant-date and fair value of the award as of May 23, 2023, at $0.60 pursuant to a share purchase agreement signed on May 23, 2023.

On June 16, 2023, the Company issued to Sky Holdings Ltd. a six-month convertible promissory note in the principal amount of $550,000. The Note bears interest at 7% per annum. The Company has the right to prepay the Note at any time. All principal on the Note is convertible into shares of our common stock after six months from issuance at the election of the holder at a conversion price equal to $0.35 per share.

From July 1, 2023, to present, we made the following issuances:

•        On July 26, 2023, 2023, the Company issued to Sky Holdings Ltd. 300,000 shares of our common stock with a grant-date and fair market value of the award as of June 16, 2023, at $0.42 pursuant to a share purchase agreement signed on June 16, 2023.

•        On July 27, 2023, our Company borrowed the principal amount of $3,000,000 from Mahavir Investments Limited (the “Mahavir Loan”). The Mahavir Loan bears interest at 20% per annum and is payable in nine tranches. We have the right to prepay the Mahavir Loan at any time. The loan matures on April 30, 2024.

•        On July 31, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $174,867 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $22,732. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $21,955.45. The promissory note matures on February 28, 2024, with a total payback to the Holder of $197,599. All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

•        On August 15, 2023, the Company issued to 1800 Diagonal Lending Ltd. a promissory note in the principal amount of $118,367 (the “Diagonal Lending Note”). The Diagonal Lending Note had a one-time interest amount of $15,387.71. The Company will prepay the Diagonal Lending Note in nine monthly payments each in the amount of $14,861.64. The promissory note matures on May 30, 2024, with a total payback to the Holder of $133,754.71 All principal on the Diagonal Lending Note is convertible into shares of our common stock in the event of default with a conversion price of 65% multiplied by the lowest Trading Price for the Common Stock during the ten (10) Trading Days prior to the Conversion Date.

•        On August 25, 2023, the Company issued to Artelliq Software Trading 6,410,971 shares of our common stock for $2,000,000 pursuant to a share purchase and buy back agreement signed on August 21, 2023.

•        On September 15, 2023, the Company issued to Nicolas Link 2,000,000 shares of our common stock pursuant to his employee contract with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to John-Paul Backwell 2,000,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to Carsten Kjems Falk 1,250,000 shares of our common stock, pursuant to his employee contract, with a grant-date and fair market value of $0.27.

•        On September 15, 2023, the Company issued to Louise Bennett 350,000 shares of our common stock, pursuant to her employee contract, with a grant-date and fair market value of $0.27.

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.

Item 16.     Exhibits

Exhibit	Exhibit Name
1.1***	Form of Underwriting Agreement
2.1*	Agreement and Plan of Merger dated April 16, 2019 (Incorporated by reference to Exhibit 3.6 of the Company’s Form 10 Filed with the SEC on January 6, 2021).
2.2*	Agreement and Plan of Merger dated March 19, 2020 (Incorporated by reference to Exhibit 3.7 of the Company’s Form 10 Filed with the SEC on January 6, 2021).
2.3*	Debt Conversion Agreement, dated May 30, 2022, with Rasmus Refer (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on June 1, 2022)
2.4*

Share Purchase Agreement, dated January 18, 2023, with shareholders of Quality International Co Ltd FZC (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on January 18, 2023)

2.5**	Shareholder Guarantee for Legacy assets, dated January 18, 2023
2.6*

Amended Share Purchase Agreement, dated July 31, 2023, with shareholders of Quality International Co Ltd FZC. (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 4, 2023)

3.1*	Amended and Restated Articles of Incorporation, dated October 5, 2011 (Incorporated by reference to Exhibit 3.1 of the Company’s Form 1-A Filed with the SEC on July 1, 2020.)
3.2*	Certificate of Amendment, dated March 22, 2018 (Incorporated by reference to Exhibit 3.2 of the Company’s Form 1-A Filed with the SEC on July 1, 2020.)
3.3*	Certificate of Ownership and Merger, Delaware, dated March 25, 2020 (Incorporated by reference to Exhibit 3.3 of the Company’s Form 1-A Filed with the SEC on July 1, 2020.)
3.4*	Articles of Merger, Nevada, dated March 25, 2020 (Incorporated by reference to Exhibit 3.4 of the Company’s Form 1-A Filed with the SEC on July 1, 2020.)
3.5*	Bylaws (Incorporated by reference to Exhibit 3.5 of the Company’s Form 1-A Filed with the SEC on July 1, 2020.)
3.6*	Articles of Merger dated June 27, 2022 (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 4, 2022)
4.1*	Certificate of Designations Series A Preferred dated April 3, 2018 (Incorporated by reference to Exhibit 4.1 of the Company’s Form 10 Filed with the SEC on January 6, 2021).
4.2*	Convertible Promissory Note, dated August 3 , 2022 , with RB Capital Partners Inc. (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 9, 2022)
4.3*	Convertible Promissory Note, dated March 17, 2023, with RB Capital Partners Inc. (Incorporated by reference to Exhibit 4.3 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
4.4*	Warrant Agreement, dated April 19, 2023, with Exchange Listing, LLC (Incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.5*	Stock Purchase Agreement, dated April 19, 2023, with Exchange Listing, LLC (Incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.6*	Warrant Agreement, dated May 23, 2023, with Jefferson Street Capital LLC (Incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.7*	Convertible Promissory Note, dated May 23, 2023, with Jefferson Street Capital LLC (Incorporated by reference to Exhibit 10.6 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.8*	Stock Purchase Agreement, dated May 23, 2023, with Jefferson Street Capital LLC (Incorporated by reference to Exhibit 10.7 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.9*	Stock Purchase Agreement, dated June 16, 2023, with Sky Holding Ltd. (Incorporated by reference to Exhibit 10.8 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.10*	Convertible Promissory Note, dated June 16, 2023, with Sky Holding Ltd. (Incorporated by reference to Exhibit 10.9 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)

Exhibit	Exhibit Name
4.11**	Short-Term Loan Agreement, dated July 27, 2023, with Mahavir Investments Limited
4.12*	Convertible Promissory Note, dated July 31, 2023, with 1800 Diagonal Lending LLC (Incorporated by reference to Exhibit 10.10 of the Company’s Form 10-Q Filed with the SEC on August 10, 2023)
4.13*	Convertible Promissory Note, dated August 15, 2023, with 1800 Diagonal Lending LLC (Incorporated by reference to Exhibit 4.12 of the Company’s Form 10-KT Filed with the SEC on August 21, 2023)
4.14*	Share Subscription and Buy Back Agreement, dated August 21, 2023, with Artelliq Software Trading. (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 25, 2023)
4.15*

Guarantee & Indemnity Agreement dated as of August 21, 2023, by and between Quality Industrial Corp., Ilustrato Pictures International Inc., Quality International Co Ltd FZC, Mr. Saseendran Kodapully Ramakrishnan and Artelliq Software Trading (Incorporated by reference to the Current Report on Form 8-K filed with the SEC on August 25, 2023)

5.1***	Opinion of Lucosky Brookman LLP
10.1*	Lease Agreement with Quality Industrial, dated October 31, 2021 (Incorporated by reference to Exhibit 10.1 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.2*	Lease Agreement with Quality International, dated June 6, 2022 (Incorporated by reference to Exhibit 10.2 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.3*	Lease Agreement with Quality International, dated September 13, 2020 (Incorporated by reference to Exhibit 10.3 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.4*	Lease Agreement with Quality International, dated September 13, 2020 (Incorporated by reference to Exhibit 10.4 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.5*	Lease Agreement with Quality International, dated September 6, 2018 (Incorporated by reference to Exhibit 10.5 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.6*	Lease Agreement with Quality International, dated September 6, 2018 (Incorporated by reference to Exhibit 10.6 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.7*	Lease Agreement with Quality International, dated September 6, 2018 (Incorporated by reference to Exhibit 10.7 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.8*	Lease Agreement with Quality International, dated September 6, 2018 (Incorporated by reference to Exhibit 10.8 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.9*	Lease Agreement with Quality International, dated September 6, 2018 (Incorporated by reference to Exhibit 10.9 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.10*	Employment Agreement with Carsten Falk, (Incorporated by reference to Exhibit 10.12 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.11*	Amended Employment Agreement with John-Paul Backwell, (Incorporated by reference to Exhibit 10.13 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.12*	Amended Employment Agreement with Nicolas Link, (Incorporated by reference to Exhibit 10.14 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.13*	Amended Employment Agreement with Krishnan Krishnamoorthy, (Incorporated by reference to Exhibit 10.15 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.14*	Amended Employment Agreement with Louise Bennett, (Incorporated by reference to Exhibit 10.16 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
10.15**	Employment Agreement with Carsten Falk, dated November 14, 2023
10.16**	Employment Agreement with John-Paul Backwell, dated November 14, 2023
10.17**	Employment Agreement with Nicolas Link, dated November 14, 2023
10.18**	Employment Agreement with Louise Bennett dated November 14, 2023
14.1*	Code of Ethics, dated August 11, 2023 (Incorporated by reference to Exhibit 14.1 of the Company’s Form 10-KT Filed with the SEC on August 21, 2023)
14.2*	Insider Trading Policy, dated March 10, 2023 (Incorporated by reference to Exhibit 14.2 of the Company’s Form 10-K Filed with the SEC on March 31, 2023)
23.1**	Consent of Pipara & Co LLP, dated December 6, 2023
23.2**	Auditor’s report Vass International, dated August 25, 2023
23.3**	Auditor’s consent and component letter Vass International, dated August 25, 2023
23.4**	Auditor’s component letter Vass International, dated August 25, 2023

Exhibit	Exhibit Name
23.5**	Valuation report Kreston Menon, dated April 25, 2022
23.6**	Auditor’s report Deloitte – Quality International, dated November 16, 2022
23.7***	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
107*	Filing Fee Table
101.INS***	XBRL Instance Document
101.SCH***	XBRL Taxonomy Extension Schema
101.CAL***	XBRL Taxonomy Calculation Linkbase
101.LAB***	XBRL Taxonomy Label Linkbase
101.PRE***	XBRL Definition Linkbase Document
101.DEF***	XBRL Definition Linkbase Document

____________

*        Previously filed

**      Filed herewith

***    To be filed by amendment

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 7th day of December 2023.

Quality Industrial Corp.
By:	/s/ John-Paul Backwell
	Name: Title:	John-Paul Backwell Chief Executive Officer (Principal Executive Officer)
By:	/s/ Krishnan Krishnamoorthy
	Name: Title:	Krishnan Krishnamoorthy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John-Paul Backwell and Krishnan Krishnamoorthy, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John-Paul Backwell	Chief Executive Officer	December 7, 2023
John-Paul Backwell	(Principal Executive Officer)
/s/ Krishnan Krishnamoorthy	Chief Financial Officer	December 7, 2023
Krishnan Krishnamoorthy	(Principal Financial and Accounting Officer)
/s/ Nicolas Link	Executive Chairman of the Board of Directors	December 7, 2023
Nicolas Link